                                                                 EXHIBIT 10.25

         Restated and Amended Credit Agreement Dated February 19, 1999



                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT,



                          DATED AS OF FEBRUARY 19, 1999



                                  BY AND AMONG



                          GLOBAL VACATION GROUP, INC.,



                            THE LENDERS PARTY HERETO,



                                       AND


                  THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT


                           BNY CAPITAL MARKETS, INC.,
                        AS LEAD ARRANGER AND BOOK MANAGER

            FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 19, 1999, by and among Global Vacation Group, Inc., a New York corporation (the "BORROWER"), the several banks and other parties from time to time parties hereto (the "LENDERS") and THE BANK OF NEW YORK ("BNY"), as administrative agent for each of the other Credit Parties hereto (in such capacity, the "ADMINISTRATIVE AGENT").

                                    RECITALS

            A. On March 27, 1998, the Borrower (then known as Allied Bus Corp.), the lenders party thereto and the Administrative Agent entered into a Credit Agreement (as amended up to, but excluding, the First Restatement Date, the "EXISTING CREDIT AGREEMENT") pursuant to which the Lenders agreed to make Revolving Loans and Term Loans to the Borrower and the Issuer agreed to issue Letters of Credit for the account of the Borrower.

            B. Immediately prior to the effectiveness of this Agreement, (i) the Aggregate Revolving Commitment under the Existing Credit Agreement is $10,000,000, (ii) the unused portion of the Term Commitment under and as defined in the Existing Credit Agreement is $13,536,585.36 and (iii) the aggregate outstanding principal balance of the Term Loans made under the Existing Credit Agreement (the "EXISTING TERM LOANS") is $1,463,414.64.

            C. BNY, BANK OF AMERICA FSB ("BofA") AND FIRST UNION NATIONAL BANK ("First Union") HAVE ENTERED OR ARE CONTEMPORANEOUSLY HEREWITH ENTERING INTO THE MASTER ASSIGNMENT PURSUANT TO WHICH IMMEDIATELY BEFORE THE EFFECTIVENESS OF THIS AGREEMENT, FIRST UNION SHALL BECOME A LENDER UNDER THE EXISTING CREDIT AGREEMENT AND BNY, BOFA AND FIRST UNION SHALL SELL AND DELEGATE AND/OR REALLOCATE, SOME OR ALL OF THEIR RIGHTS AND OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT.

            D. The Borrower, the Lenders and the Administrative Agent desire to amend and restate the Existing Credit Agreement upon the terms, and subject to the conditions, contained herein.

            E. On the First Restatement Date, (i) the Term Commitment of each Lender is to be renamed the "Acquisition Loan Commitment" and (ii) the outstanding Existing Term Loans are to be converted to Acquisition Loans.

            F. For convenience, this Agreement is dated as of February 19, 1999, and references to certain matters related to the period prior hereto have been deleted.

            In consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

   ARTICLE 1.   DEFINITIONS AND RULES OF INTERPRETATION
SECTION 1.1.DEFINITIONS
                        As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                        "ABR ADVANCES" means the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                        "ACCOUNTANTS" means Arthur Andersen, LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

                        "ACQUISITION" has the meaning set forth in Section 8.5.

                        "ACQUISITION CONSIDERATION" has the meaning set forth in Section 8.5(d).

                        "ACQUISITION LOAN" and "ACQUISITION LOANS" have the meaning set forth in Section 2.1(b).

                        "ACQUISITION LOAN COMMITMENT" means, in respect of any Lender, the amount set forth on the signature page of such Lender under the heading

                        "ACQUISITION LOAN COMMITMENT" or in an Assignment and Acceptance Agreement or other document pursuant to which it became a Lender, as such amount may be adjusted from time to time in accordance herewith.

                        "ACQUISITION LOAN EXPOSURE" means, with respect to any Lender as of any date, the sum as of such date of the outstanding principal balance of such Lender's Acquisition Loans.

                        "ACQUISITION LOAN PERCENTAGE" means, as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the Acquisition Loan Commitment of such Lender on such date (or, if there are no Acquisition Loan Commitments on such date, such Lender's Acquisition Loan Exposure on such date), and (ii) the denominator of which is the Aggregate Acquisition Loan Commitment on such date (or, if there are no Acquisition Loan Commitments on such date, the Aggregate Acquisition Loan Exposure on such date).

                        "ADDITIONAL PLEDGE AGREEMENT" has the meaning set forth in Section 7.9(b).

                        "ADJUSTED NET CASH PROCEEDS" means, with respect to any Disposition as of any date of determination, the amount equal to the difference between (i) the Net Cash Proceeds from such Disposition, and (ii) the Reinvested Proceeds in connection with such Disposition.

                        "ADVANCE" means an ABR Advance or a Eurodollar Advance.

                        "AFFILIATE" means as to any Person (i) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (ii) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more on a consolidated basis of the equity or beneficial interest of such Person, (iii) any other Person which at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest of such Person,
(iv) any executive officer, director or trustee of such Person, and (v) when used with respect to an individual, a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual, provided, however, that for purposes of this Agreement, Persons in which Thayer holds an interest which are not engaged in the Line of Business shall not be considered Affiliates.



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


                        "AGGREGATE ACQUISITION LOAN COMMITMENT" means, at any time, the sum at such time of the Acquisition Loan Commitments of all Lenders. As of the First Restatement Date, the Aggregate Acquisition Loan Commitment is $35,000,000.

                        "AGGREGATE ACQUISITION LOAN EXPOSURE" means, at any time, the aggregate sum at such time of the Acquisition Loan Exposures of all Lenders.

                        "AGGREGATE REVOLVING COMMITMENT" means, at any time, the sum at such time of the Revolving Commitments of all Lenders. As of the First Restatement Date, the Aggregate Revolving Commitment is $10,000,000.

                        "AGGREGATE REVOLVING EXPOSURE" means, at any time, the aggregate sum at such time of the Revolving Exposures of all Lenders.

                        "AGREEMENT" means this First Amended and Restated Credit Agreement.

                        "ALTERNATE BASE RATE" means on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Effective Rate in effect on such date plus 1/2 of 1% or (ii) the Prime Rate in effect on such date.

                        "APPLICABLE MARGIN" means, at all times during the applicable periods set forth below: (a) with respect to ABR Advances, the percentage setforth below under the heading "ABR Margin" and adjacent to such period and (b) with respect to Eurodollar Advances, the percentage set forth below under the heading "Eurodollar Margin" and adjacent to such period and (c) with respect to the Commitment Fee, the percentage set forth below under the heading "Fee Margin" and adjacent to such period:


When the
Leverage Ratio is
greater than or equal to                                                          Eurodollar
                                  and less than            ABR Margin             Margin                       Fee Margin
---------------------------- ---------------------- ------------------------- ------------------------ ----------------------
          2.75:1.00                                          0.750%                      1.750%               0.375%
---------------------------- ---------------------- ------------------------- ------------------------ ----------------------
          2.25:1.00                  2.75:1.00               0.500%                      1.500%               0.375%
---------------------------- ---------------------- ------------------------- ------------------------ ----------------------
                                     2.25:1.00               0.250%                      1.250%               0.375%
---------------------------- ---------------------- ------------------------- ------------------------ ----------------------


     Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 7.1(c) and shall become effective on the day such Compliance Certificate is delivered to the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent such a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio shall be deemed to be 2.75:1.00 from and including such date to the date of delivery to the Administrative Agent of such Compliance Certificate.

                        "APPLICABLE PROCEEDS" means any and all proceeds of casualty insurance or condemnation held by the Administrative Agent pursuant to the Loan Documents in connection with a casualty or condemnation event for which the conditions for use thereof by the Borrower or any Subsidiary, as set forth in the Loan Documents, shall not have been satisfied.

                        "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an assignment and acceptance agreement substantially in the form of Exhibit E.

                        "AVAILABLE DEBT AMOUNT" means, at any time, an amount equal to (a) $2,500,000, minus (b) the sum, without duplication, of the following: (1) the unpaid principal balance of all Indebtedness incurred pursuant to Section 8.1(e) and 8.1(f), and (2) the fair market value of all property securing any Lien under Section 8.2(c).

                        "AVAILABLE INTERCOMPANY INVESTMENT AMOUNT" means, at any time, an amount equal to (a) $2,500,000, minus, (b) the sum of, without duplication, the following: (1) the outstanding principal balance of all Indebtedness of each Subsidiary which is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor, (2) the outstanding principal balance of all Indebtedness of Subsidiaries that are not Subsidiary Guarantors, to the extent that such Indebtedness is Guaranteed by the Borrower or any Subsidiary Guarantor, (3) the fair market value of all consideration paid by the Borrower or any Subsidiary Guarantor on or after the Original Effective Date to any Subsidiary other than a Subsidiary Guarantor in connection with any one or more of the following: (i) any merger between a Subsidiary that is not a Subsidiary Guarantor and a Subsidiary Guarantor, (ii) each investment by the Borrower or any Subsidiary Guarantor in the Capital Stock of or debt issued by any Subsidiary that is not a Subsidiary Guarantor, (iii) any purchase or acquisition between a Loan Party, as purchaser, and a Subsidiary that is not a Subsidiary Guarantor, as seller, to the extent that such purchase or acquisition is for more than fair market value, (iv) sales, assignments, leases, transfers or other dispositions of any property or assets by any Loan Party to any Subsidiary that is not a Subsidiary Guarantor, to the extent that such sale, assignment, lease, transfer or other disposition is for less than fair market value, and (v) any Restricted Payment made by a Loan Party to a Subsidiary which is not a Subsidiary Guarantor.

                        "AVAILABLE OTHER INVESTMENT AMOUNT" means, at any time an amount equal to (a) $75,000,000 minus, (b) the sum of, without duplication, the following: (1) the fair market value of all consideration paid by the Borrower or any Subsidiary on or after the Original Effective Date in connection with any one or more of the following: (i) any merger referred to in
Section 8.3(d)(iii)(A), and (ii) any Acquisition referred to in Section 8.5

                        "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

                        "BofA" has the meaning set forth in the Recitals.

                        "BORROWER OBLIGATIONS" means, collectively, (i) all of the obligations and liabilities of the Borrower under the Loan Documents, and
(ii) all of the obligations and liabilities of the Borrower under each Secured Hedging Agreement, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

                        "BORROWER PREFERRED STOCK" means Class A Preferred Stock of the Borrower, $1.00 par value.

                        "BORROWING DATE" means any Business Day on which (i) the Lenders make Revolving Loans or Acquisition Loans or (ii) the Issuer issues a Letter of Credit.

                        "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to be closed, provided that when used in connection with a Eurodollar Advance, the term shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                        "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP during such period for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance).

                        "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, (a) which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, or (b) which lease does not qualify as a Tax Operating Lease. For purposes of this definition, "TAX OPERATING LEASE" means any "synthetic lease", and any other lease (i) that is treated as a lease for purposes of the Code, and (ii) the lessor under which is treated as the owner of the assets subject to the lease for purposes of the Code.

                        "CAPITAL STOCK" means, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                        "CASH COLLATERAL ACCOUNT" has the meaning set forth in
Section 2.7.

                        "CASH EQUIVALENTS" means Dollar denominated investments in (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and bankers acceptances of maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank having a combined capital surplus and undivided profits of not less than $100,000,000 and whose (or whose parent company's) unsecured non-credit supported short-term debt rating at the time of such acquisition is the highest credit rating obtainable from S&P and Moody's or, if rated by only one such rating agency, the highest credit rating obtainable from such rating agency, (iii) commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) normal business banking accounts, and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

"Change in Control" MEANS THE OCCURRENCE OF ONE OR MORE OF THE FOLLOWING EVENTS:
     (a)    THE ACQUISITION DIRECTLY OR INDIRECTLY BY ANY PERSON, OR TWO OR
 MORE PERSONS ACTING IN CONCERT, OTHER THAN THAYER, OF BENEFICIAL OWNERSHIP OF
  A PERCENTAGE OF THE OUTSTANDING VOTING STOCK OF THE BORROWER THAT EXCEEDS IN
      THE AGGREGATE THE PERCENTAGE OF SUCH VOTING STOCK THEN BENEFICIALLY
          OWNED OR CONTROLLED, DIRECTLY OR INDIRECTLY, BY THAYER; AND
    (b) THE FAILURE OF (i) THAYER TO OWN OR CONTROL (EITHER DIRECTLY OR INDIRECTLY) AT LEAST 40% OF THE VOTING STOCK OF THE BORROWER IN THE
   AGGREGATE (ON A FULLY DILUTED BASIS AND FREE AND CLEAR OF ALL LIENS), AND
     (ii) THE BORROWER TO OWN AND CONTROL 100% OF THE OUTSTANDING SHARES OF VOTING AND NON-VOTING STOCK OF EACH SUBSIDIARY ON A FULLY DILUTED BASIS AND
               FREE AND CLEAR OF ALL LIENS (EXCEPT, IN ALL CASES,
                  LIENS IN FAVOR OF THE ADMINISTRATIVE AGENT).
                        For purposes of this definition, (i) the terms "person" and "group" shall have the respective meanings ascribed thereto in Sections 13(d) and 14(d)(2) of the Exchange Act, (ii) the term "beneficial owner" shall have the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, and
(iii) the term "voting stock" shall mean all outstanding shares of any class or classes (however designated) of Capital Stock of the Borrower entitled to vote generally in the election of members of the Managing Person thereof.

                        "CHANGE IN LAW" means (i) the adoption of any law, rule or regulation after the Original Effective Date, (ii) the issuance or promulgation after the Original Effective Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Original Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof.

                        "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                        "COLLATERAL" means any and all "Collateral", as defined in any Security Document.

                        "COMMITMENT FEE" has the meaning set forth in Section 3.2(a).

                        "COMMITMENT TERMINATION DATE" means January 31, 2004, or such earlier date upon which the Revolving Commitments and the Acquisition Loan Commitments shall terminate or the Aggregate Revolving Commitment and the Aggregate Acquisition Loan Commitment shall each otherwise equal zero.

                        "COMMITMENTS" means, collectively, the Revolving Commitments, the Acquisition Loan Commitments and the Letter of Credit Commitment, each a "COMMITMENT".

                        "COMPLIANCE CERTIFICATE" has the meaning set forth in
Section 7.1(c).

                        "CONVERSION DATE" means the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to, or continued as, a new Eurodollar Advance.

                        "CREDIT PARTY" means the Administrative Agent, the Issuer or a Lender, as the case may be.

                        "CREDIT REQUEST" means a request for Loans or a Letter of Credit substantially in the form of Exhibit B.

                        "CUSTOMARY LIEN" means any of the following: (i) any Lien imposed by law for Taxes that are not yet due or are being contested in compliance with Section 7.4, provided that enforcement of such Lien is stayed pending such contest; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.4, provided that enforcement of each such Lien is stayed pending such contest;
(iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (iv) deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (v) judgment liens in respect of judgments that would not cause an Event of Default under Section 9.1(j); (vi) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and (vii) Liens created under the Loan Documents.

                        "DEFAULT" means any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                        "DISPOSITION" has the meaning set forth in Section 8.6.

                        "DISQUALIFIED STOCK" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part prior to four years after the Maturity Date, provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of certain events shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.7 of this Agreement.

                        "DOLLARS" and "$" mean lawful currency of the United States of America.

                        "DOMESTIC SUBSIDIARY" means any Subsidiary that is not a Foreign Subsidiary.

                        "EBITDA" means, for any period, an amount equal to (i) net income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, plus (ii) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries to the extent utilized in determining such net income for such period, (a) cash interest expense, (b) cash income taxes paid, (c) depreciation, amortization and other non-cash charges, and (d) extraordinary losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, minus (iii) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries, to the extent utilized in determining such net income for such period: extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business; provided, however, that, notwithstanding anything to the contrary contained herein, such amount shall be subject to such adjustments (including adjustments with respect to specific items referred to in clauses (i), (ii) and (iii) of this definition) as the Borrower may request and the Required Lenders shall approve in its discretion exercised reasonably.

                        "ENVIRONMENTAL LAWS" has the meaning set forth in
Section 4.7.

                        "EQUITY ISSUANCE" means the issuance of any equity securities or the receipt of any capital contribution, in each case by the Borrower, other than (i) any issuance of equity securities to, or receipt of any such capital contribution from, the Borrower, (ii) the issuance of stock as consideration to the seller in connection with a Permitted Acquisition, (iii) the issuance of any equity securities to, or the receipt of a capital contribution from, Thayer or any of its Affiliates, the proceeds of which are expended by the Borrower in connection with such Permitted Acquisition, or (iv) the issuance of common stock pursuant to a stock option plan, or for executive compensation, in either case in the ordinary course of business.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                        "ERISA AFFILIATE" means any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the
Code) of which the Borrower or any Subsidiary is a member.

                        "ERISA EVENT" means (i) a "reportable event", as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (ii) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived;
(ii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (vii) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (viii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                        "EURODOLLAR ADVANCES" means, collectively, the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

     "Eurodollar Rate" MEANS, WITH RESPECT EACH EURODOLLAR ADVANCE, A RATE
 OF INTEREST PER ANNUM, AS DETERMINED BY THE ADMINISTRATIVE AGENT, OBTAINED BY
    DIVIDING (AND THEN ROUNDING TO THE NEAREST 1/16 OF 1% OR, IF THERE IS NO
            NEAREST 1/16 OF 1%, THEN TO THE NEXT HIGHER 1/16 OF 1%).
         (a)        THE RATE OF INTEREST PER ANNUM AS DETERMINED BY THE
       ADMINISTRATIVE AGENT, EQUAL TO THE RATE, AS REPORTED BY BNY TO THE
  ADMINISTRATIVE AGENT, QUOTED BY BNY TO LEADING BANKS IN THE LONDON INTERBANK EURODOLLAR MARKET AS THE RATE AT WHICH BNY IS OFFERING DOLLAR DEPOSITS IN AN
   AMOUNT APPROXIMATELY EQUAL TO ITS SPECIFIED PERCENTAGE OF SUCH EURODOLLAR ADVANCE AND HAVING A PERIOD TO MATURITY APPROXIMATELY EQUAL TO THE INTEREST
   PERIOD APPLICABLE TO SUCH EURODOLLAR ADVANCE AT APPROXIMATELY 11:00 A.M.,
        LONDON TIME, TWO BUSINESS DAYS PRIOR TO THE COMMENCEMENT OF SUCH
                              INTEREST PERIOD, BY
     (b) A NUMBER EQUAL TO 1.00 MINUS THE AGGREGATE OF THE THEN STATED MAXIMUM RATES DURING SUCH INTEREST PERIOD OF ALL RESERVE REQUIREMENTS
            (INCLUDING MARGINAL, EMERGENCY, SUPPLEMENTAL AND SPECIAL

   RESERVES), EXPRESSED AS A DECIMAL, ESTABLISHED BY THE BOARD AND ANY OTHER BANKING AUTHORITY TO WHICH BNY AND OTHER MAJOR MONEY CENTER BANKS CHARTERED
    UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF ARE SUBJECT, IN RESPECT OF EUROCURRENCY FUNDING (CURRENTLY REFERRED TO AS "EUROCURRENCY
     LIABILITIES" IN REGULATION D) WITHOUT BENEFIT OF CREDIT FOR PRORATION, EXCEPTIONS OR OFFSETS WHICH MAY BE AVAILABLE FROM TIME TO TIME TO BNY.

                        "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

                        "EXCESS CASH FLOW" means, in respect of any period, (i) an amount equal to the sum of EBITDA for such period plus Working Capital Decreases if any, during such period less (ii) the sum of each of the following with respect to the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP for such period: (a) Fixed Charges, (b) Capital Expenditures made during such period, (c) Working Capital Increases, if any, during such period and (d) all prepayments of the Acquisition Loans pursuant to
Section 2.4(b)(ii) resulting from each voluntary and scheduled permanent reduction of the Aggregate Acquisition Loan Commitment during such period pursuant to Sections 2.3(a) and (c).

                        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                        "EXCLUDED TAX" means as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, (iv) in the case of each Credit Party, any jurisdiction in which such Credit Party is deemed to be doing business, (v) in the case of any Foreign Credit Party, any withholding tax that is imposed on amounts payable to such Foreign Credit Party at the time such Foreign Credit Party becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Credit Party's failure to comply with Section 3.7(c), except to the extent that such Foreign Credit Party (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.7; which Tax (a) is any income tax or franchise tax imposed on all or part of the net income or net profits of such Person or (b) represents interest, fees or penalties for payment of any such income tax or franchise tax.

                        "EXISTING CREDIT AGREEMENT" has the meaning set forth in the Recitals.

                        "EXISTING LETTERS OF CREDIT" shall mean the letters of credit set forth on Schedule 8.1 that have not, as of the First Restatement Date, been substituted by Letters of Credit.

                        "EXISTING LETTER OF CREDIT EXPOSURE" means at any time, an amount equal to the sum (without duplication) at such time of (i) the aggregate undrawn face amount of the outstanding Existing Letters of Credit,
(ii) the aggregate amount of unpaid drafts drawn on all Existing Letters of Credit, and (iii) the aggregate unpaid reimbursement obligations in respect thereof.

                        "EXISTING TERM LOANS" has the meaning set forth in the Recitals.

                        "EXTENSIONS OF CREDIT" means, collectively, the Loans, the Letters of Credit and any participations therein pursuant to Section 2.5(c).

                        "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

                        "FEES" has the meaning set forth in Section 2.6(a).

                        "FINANCIAL OFFICER" means, as to any Person, the chief financial officer or the treasurer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

                        "FIRST RESTATEMENT DATE" has the meaning set forth in
Article 5.

                        "FIRST UNION" has the meaning set forth in the Recitals.

                        "FIXED CHARGES" means, for the most recently completed twelve month period, the sum, without duplication, of each of the following with respect to the Borrower and the Subsidiaries for such period on a consolidated basis in accordance with GAAP: (i) all cash interest expense, (ii) principal amounts that became payable (whether or not paid and whether at the stated maturity, by acceleration or by reason of or redemption or otherwise but not by reason of an optional prepayment) by the Borrower or any Subsidiary in respect of Indebtedness of the Borrower or the Subsidiaries during such period, and (iii) cash income taxes paid.

                        "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) EBITDA for Four Quarter Trailing Period, to (b) Fixed Charges for such period.

                        "FOREIGN CREDIT PARTY" means any Credit Party that is organized under the laws of a country (or political subdivision thereof) other than the United States.

                        "FOREIGN SUBSIDIARY" means any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code.

                        "FOUR QUARTER TRAILING PERIOD" means, at any date of determination, the four fiscal quarters ending on such date, or, if such date is not the last day of a fiscal quarter, the period of the most immediately completed four fiscal quarters.

                        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

                        "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                        "GUARANTEE" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or in effect guaranteeing any return on any investment made by another Person, or any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guarantor, direct or indirect (i) to purchase any primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (v) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate property, provided, however, that the term "Guarantee" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith.

                        "GRANT OF SECURITY INTEREST" means a grant of a security interest in copyrights and trademarks in the forms of Annex B-1 and B-2, respectively, to the Security Agreement or any other form approved by the Administrative Agent.

                        "HADDON" means Haddon Holidays, Inc., a wholly owned Subsidiary of the Borrower.

              "HEDGING AGREEMENT" means any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to manage the exposure of such customers to interest rate fluctuations.

              "INDEBTEDNESS" means, as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) liabilities secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), even though such Person has not assumed or otherwise become liable for the payment thereof, (vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Disqualified Stock, and (ix) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include any liability of any Person with respect to customer deposits.

              "INDEMNIFIED TAX" means as to any Person, any Tax, except (i) an Excluded Tax imposed on such Person and (ii) any interest, fees or penalties for late payment thereof imposed on such Person.

              "INSOLVENT" means, with respect to any Person, (a) the sum of the assets measured on a "going concern" basis (including goodwill as accounted for in accordance with GAAP) at a fair valuation, of such Person does not exceed its debts, (b) such Person has incurred debts beyond its ability to pay such debts as such debts mature, (c) such Person believes that, in the ordinary course of its business during the reasonably foreseeable future, it will incur debts beyond its ability to pay such debts as such debts mature, and (d) such Person has insufficient capital with which to conduct its business. For purposes of this definition only, "DEBT" means any liability on a claim, and "CLAIM" means any (i) right to payment, whether such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, liquidated or unliquidated.

               INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, trade secrets, confidential or proprietary technical and business information and other similar property and all licenses related thereto.

              "INTERCOMPANY SUBORDINATION AGREEMENT" means a subordination agreement substantially in the form of Exhibit F.

              "INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of EBITDA to cash interest expense, in each case for the Four Quarter Trailing Period.

              "INTEREST PERIOD" means, as to each Eurodollar Advance, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect thereto and ending one, two, three or six months thereafter, in each case, as selected by the Borrower in its Credit Request or Notice of Conversion.

              "INVESTMENT GRADE SECURITY" means (i) in respect of a short term security, any such security rated at least A1/P1 or A2/P2 by S&P or Moody's (or an equivalent rating issued by a nationally recognized rating service) and (ii) in respect of a long term security, any such security rated at least BBB- or Baa3 by S&P or Moody's (or an equivalent rating issued by a nationally recognized rating service), provided, however, that any derivative, option, hedging or other speculative instrument shall not be considered to be an Investment Grade Security.

              "ISSUER" means BNY.

              "LETTERS OF CREDIT" has the meaning set forth in Section 2.5.

              "LETTERS OF CREDIT FEES" has the meaning set forth in Section 3.2(b).

              "LETTER OF CREDIT COMMITMENT" means the commitment of the Issuer to issue Letters of Credit (including the Existing Letters of Credit in which the Lenders assume a participation pursuant to Section 2.5(c)) having an aggregate outstanding face amount up to $5,000,000.

              "LETTER OF CREDIT EXPOSURE" means in respect of any Lender at any time, an amount equal to (i) the sum (without duplication) at such time of
     (x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations, multiplied by (ii) such Lender's Revolving Percentage at such time.

              "LEVERAGE RATIO" means, as of any date, the ratio of (i) Total Debt as of such date less to (ii) EBITDA for the Four Quarter Trailing Period, provided, however, that, notwithstanding anything to the contrary contained herein, for purposes of this definition, Total Debt shall not include any Indebtedness in respect of standby letters of credit.

              "LIEN" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

              "LINE OF BUSINESS" means, the wholesale tour operators business serving the leisure travel industry and any business reasonably similar, complimentary, ancillary or related thereto.

              "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents, each Secured Hedging Agreement, each subordination agreement entered into pursuant to Section 8.1(c) and (f) and all other agreements, instruments and documents executed or delivered in connection herewith.

              "LOAN PARTIES" means, collectively, the Borrower and each Subsidiary Guarantor.

              "LOANS" means Revolving Loans and Acquisition Loans.

              "MANAGING PERSON" means, with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

              "MARGIN STOCK" has the meaning set forth in Regulation U.

              "MASTER ASSIGNMENT" means the Master Assignment and Assumption Agreement, substantially in the form of Exhibit G.

              "MATERIAL ADVERSE" means, with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (iii) the rights of, or benefits available to, the Credit Parties under the Loan Documents, or (iv) the legality or enforceability of any Loan Document.

              "MATERIAL LIABILITIES" means, on any date, with respect to the Borrower, any Subsidiary or any combination thereof: (i) all Indebtedness (other than Indebtedness under the Loan Documents), (ii) the net termination obligations in respect of one or more Hedging Agreements (calculated as if such Hedging Agreements were terminated as of such date), and (iii) other liabilities, in each case whether as principal, guarantor, surety or other obligor, in an aggregate principal amount exceeding $250,000.

              "MATURITY DATE" means January 31, 2004, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

              "MINIMUM AMOUNT" means in respect of (i) ABR Advances, $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, and
     (ii) Eurodollar Advances, $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

              "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

              "MULTIEMPLOYER PLAN" means a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "NET CASH PROCEEDS" means, cash proceeds received from a Disposition, an Equity Issuance, the incurrence of Refinancing Debt, a casualty loss or a condemnation after deduction of taxes payable in cash in connection therewith and net of reasonable transaction expenses.

              "NET WORTH" means, at any date of determination, (i) the sum of, without duplication, all amounts which would be included under "shareholders' equity" or any analogous entry on a consolidated balance sheet of the Borrower determined in accordance with GAAP as of such date minus (ii) any preferred stock or other class of equity securities (other than the Borrower Preferred Stock) that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part prior to the date which is nine months after the Maturity Date.

              "NOTES" means with respect to each Lender in respect of such Lender's Loans, a promissory note, substantially in the form of Exhibit A, payable to the order of such Lender, each such promissory note having been made by the Borrower and dated the First Restatement Date, including all replacements thereof and substitutions therefor.

              "NOTICE OF CONVERSION" has the meaning set forth in Section
     3.3(a).

              "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

              "ORGANIZATIONAL DOCUMENTS" means as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

              "ORIGINAL EFFECTIVE DATE" means March 27, 1998.

              "ORIGINAL TRANSACTIONS" means, collectively, (i) the Allied Recapitalization, the Classic Acquisitions, the MTI Acquisition and the Haddon Acquisition (each as defined in the Existing Credit Agreement),
     (ii) the execution and delivery of the Loan Documents on the Original Effective Date and (iii) the Extensions of Credit on the Original Effective Date.

              "PAYMENT OFFICE" the office of the Administrative Agent set forth in Section 11.2(b).

              "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

              "PENSION PLAN" means, at any date of determination, any employee pension benefit plan (other than a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower or any ERISA Affiliate.

              "PERFECTION CERTIFICATE" means a certificate in the form of Annex A to the Security Agreement or any other form approved by the Administrative Agent.

              "PERMITTED ACQUISITION" means an Acquisition permitted by Section 8.5.

              "PERMITTED LIENS" has the meaning set forth in Section 8.2.

              "PERSON" means a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

              "PRIME RATE" means the rate of interest per annum publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

              "REGULATION D, T, U AND X" mean Regulations D, T, U and X, respectively, of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "REFINANCING DEBT" has the meaning set forth in Section 8.1(g).

              "REFINANCING DEBT DOCUMENTS" has the meaning set forth in Section 8.1(g).

              "REIMBURSEMENT OBLIGATION" means, collectively, the obligation of the Borrower to the Issuer with respect to each Letter of Credit and all documents, instruments and other agreements related thereto, including the obligation of the Borrower to reimburse the Issuer for amounts drawn under such Letter of Credit.

              "REINVESTED PROCEEDS" means, with respect to any Disposition as of any date of determination, the amount of Net Cash Proceeds from such Disposition that is used by the Borrower or any Subsidiary to acquire, during the Reinvestment Period with respect to such Disposition, property that is to be used in the Line of Business.

              "REINVESTMENT PERIOD" means the period beginning on the date that proceeds from a Disposition are received by the Borrower or any Subsidiary, as the case may be, and ending 365 days after the receipt of such proceeds.

              "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

              "REQUIRED LENDERS" means, at any time, one or more Lenders having the sum of unused Revolving Commitments, unused Acquisition Loan Commitments, Revolving Exposures and Acquisition Loan Exposures greater than or equal to 51% of the sum of the unused Aggregate Revolving Commitment, unused Aggregate Acquisition Loan Commitment, Aggregate Revolving Exposure and Aggregate Acquisition Loan Exposure, provided, however, that if at any time there shall be only two Lenders, the term "Required Lenders" shall mean both Lenders.

              "RESTRICTED PAYMENT" has the meaning set forth in Section 8.7.

              "REVOLVING COMMITMENT" means, in respect of any Lender, the maximum amount of such Lender's Revolving Exposure as set forth on the signature page of such Lender under the heading "REVOLVING COMMITMENT" or in an Assignment and Acceptance Agreement or other document pursuant to which it became a Lender, as such amount may be adjusted from time to time in accordance herewith.

              "REVOLVING EXPOSURE" means, with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Loans, plus (ii) such Lender's Letter of Credit Exposure.

              "REVOLVING LOAN" and "REVOLVING LOANS" have the meaning set forth in Section 2.1(a).

              "REVOLVING PERCENTAGE" means, as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the Revolving Commitment of such Lender on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect), and (ii) the denominator of which is sum of the Revolving Commitments of all Lenders on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect).

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

              "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

              "SECURED HEDGING AGREEMENT" means any Hedging Agreement entered into by the Borrower with a counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

              "SECURED PARTIES" has the meaning set forth in the Security Agreement.

              "SECURITY AGREEMENT" means the Security Agreement, dated as of March 27, 1998, by and among the Loan Parties party thereto and the Administrative Agent.

              "SECURITY DOCUMENTS" means, collectively, (i) the Security Agreement and the Subsidiary Guarantee, (ii) upon the execution and delivery thereof, the Intercompany Subordination Agreement and the Grants of Security Interest, and (iii) all other instruments and documents delivered pursuant to Section 7.9 or 7.10 to secure any of the Borrower Obligations or Guarantor Obligations (as defined in the Subsidiary Guarantee).

              "SPECIFIED PERCENTAGE" means, with respect to any Lender (i) in connection with Revolving Loans and Eurodollar Advances to the extent consisting of Revolving Loans, the percentage equal to such Lender's Revolving Commitment at such time divided by the Aggregate Revolving Commitment at such time, and (ii) in connection with Acquisition Loans and Eurodollar Advances to the extent consisting of Acquisition Loans, the percentage equal to the unpaid principal amount of such Lender's

     Acquisition Loan Exposure at such time divided by the Aggregate Acquisition Loan Exposure at such time.

              "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any other Person (i) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise qualified, all references to "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

              "SUBSIDIARY GUARANTOR" means each Subsidiary party to the Subsidiary Guarantee.

              "SUBSIDIARY GUARANTEE" means the Subsidiary Guarantee, dated as of March 27, 1998, by and among the Subsidiary Guarantors, the Borrower and the Administrative Agent.

              "TAX" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

              "THAYER" means Thayer Equity Investors III, L.P., a Delaware limited partnership.

              "TOTAL DEBT" means, as of any date, the Indebtedness of the Borrower and the Subsidiaries, to the extent that as at such date such Indebtedness would appear on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.

              "TOTAL PERCENTAGE" means, as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the sum of the Revolving Commitment, Acquisition Loan Commitment, Revolving Exposure and Acquisition Loan Exposure of such Lender on such date and (ii) the denominator of which is sum of the Aggregate Revolving Commitment, Aggregate Acquisition Loan Commitment, Aggregate Revolving Exposure and Aggregate Acquisition Loan Exposure on such date.

              "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and all documents, instruments and other agreements executed or delivered in connection with all Permitted Acquisitions by the Borrower or any Subsidiary.

              "TRANSACTIONS" means, collectively, the transactions contemplated by the Transaction Documents.

              "UNCONSOLIDATED INVESTMENT" means, as of any date, any investment made by the Borrower or any Subsidiary in any other Person that, pursuant to GAAP as in effect on such date, would not be consolidated with the Borrower for financial reporting purposes immediately after giving effect to such investment.

              "UNITED STATES" means the United States of America.

              "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

              "WITHDRAWAL LIABILITY" means, with respect to any Person, liability of such Person to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              "WORKING CAPITAL" means, at any date of determination, the difference between (i) current assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (ii) current liabilities of the Borrower and the Subsidiaries determined on a consolidated in accordance with GAAP less the current portion of long term debt.

              "WORKING CAPITAL DECREASE" means, for any period, the result, if positive, obtained by subtracting Working Capital at the close of business on the last day of such period from Working Capital at the opening of business on the first day of such period.

              "WORKING CAPITAL INCREASE" means, for any period, the result, if positive, obtained by subtracting Working Capital at the opening of business on the first day of such period from Working Capital at the close of business on the last day of such period.

SECTION 1.2.ACCOUNTING TERMS

              As used in the Loan Documents and in any certificate, opinion oer document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Credit Parties and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Credit Parties financial statements and other documents required under this Agreement (or such other items as the Administrative Agent may reasonably request) setting forth a reconciliation between calculations of such ratio or requirement before and after giving effect to such change.

SECTION 1.3.RULES OF INTERPRETATION

     (a) UNLESS EXPRESSLY PROVIDED IN A LOAN DOCUMENT TO THE CONTRARY, (i) THE WORDS "HEREOF", "HEREIN", "HERETO" AND "HEREUNDER" AND SIMILAR WORDS WHEN USED IN EACH LOAN DOCUMENT SHALL REFER TO SUCH LOAN DOCUMENT AS A WHOLE AND NOT TO ANY PARTICULAR PROVISION THEREOF, (ii) ARTICLE, SECTION, SUBSECTION, SCHEDULE AND EXHIBIT REFERENCES CONTAINED THEREIN SHALL REFER TO ARTICLE, SECTION,

     SUBSECTION, SCHEDULE AND EXHIBIT THEREOF OR THERETO, (iii) THE WORDS "INCLUDE" AND "INCLUDING", SHALL MEAN THAT THE SAME SHALL BE "INCLUDED, WITHOUT LIMITATION", (iv) ANY DEFINITION OF, OR REFERENCE TO, ANY AGREEMENT, INSTRUMENT, CERTIFICATE OR OTHER DOCUMENT HEREIN SHALL BE CONSTRUED AS REFERRING TO SUCH AGREEMENT, INSTRUMENT OR OTHER DOCUMENT AS FROM TIME TO TIME AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, (v) ANY REFERENCE HEREIN TO ANY PERSON SHALL BE CONSTRUED TO INCLUDE SUCH PERSON'S SUCCESSORS AND ASSIGNS, (vi) THE WORDS "ASSET" AND "PROPERTY" SHALL BE CONSTRUED TO HAVE THE SAME MEANING AND TO REFER TO ANY AND ALL TANGIBLE AND INTANGIBLE ASSETS AND PROPERTIES, INCLUDING CASH, SECURITIES, ACCOUNTS AND CONTRACT RIGHTS, (vii) WORDS IN THE SINGULAR NUMBER INCLUDE THE PLURAL, AND WORDS USED THEREIN IN THE PLURAL INCLUDE THE SINGULAR, (viii) ANY REFERENCE TO A TIME SHALL REFER TO SUCH TIME IN NEW YORK, (ix) IN THE COMPUTATION OF PERIODS OF TIME FROM A SPECIFIED DATE TO A LATER SPECIFIED DATE, THE WORD "FROM" MEANS "FROM AND INCLUDING" AND THE WORDS "TO" AND "UNTIL" EACH MEANS "TO BUT EXCLUDING", AND (x) REFERENCES THEREIN TO A FISCAL PERIOD SHALL REFER TO THAT FISCAL PERIOD OF THE BORROWER.

     (b) ARTICLE AND SECTION HEADINGS HAVE BEEN INSERTED IN THE LOAN DOCUMENTS FOR CONVENIENCE ONLY AND SHALL NOT BE CONSTRUED TO BE A PART THEREOF.

     ARTICLE 2.    AMOUNT AND TERMS OF EXTENSIONS OF CREDIT


SECTION 2.1.LOANS

     (a) Revolving Loans. SUBJECT TO THE TERMS AND CONDITIONS HEREOF, EACH LENDER SEVERALLY AGREES TO MAKE REVOLVING CREDIT LOANS IN DOLLARS (EACH A "Revolving Loan" AND, AS THE CONTEXT MAY REQUIRE, COLLECTIVELY WITH ALL OTHER REVOLVING LOANS OF SUCH LENDER AND WITH THE REVOLVING LOANS OF ALL OTHER LENDERS, THE "Revolving Loans") TO THE BORROWER FROM TIME TO TIME ON ANY BUSINESS DAY DURING THE PERIOD FROM THE FIRST RESTATEMENT DATE TO THE COMMITMENT TERMINATION DATE, PROVIDED THAT AFTER GIVING EFFECT THERETO (i) SUCH LENDER'S REVOLVING EXPOSURE WOULD NOT EXCEED SUCH LENDER'S REVOLVING COMMITMENT, AND (ii) THE SUM OF (A) THE AGGREGATE REVOLVING EXPOSURE PLUS
     (B) THE EXISTING LETTER OF CREDIT EXPOSURE WOULD NOT EXCEED THE AGGREGATE REVOLVING COMMITMENT. DURING SUCH PERIOD, THE BORROWER MAY BORROW, PREPAY IN WHOLE OR IN PART AND REBORROW UNDER THE REVOLVING COMMITMENTS, ALL IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE OUTSTANDING PRINCIPAL BALANCE OF EACH REVOLVING LOAN SHALL BE DUE AND PAYABLE ON THE MATURITY DATE.

     (b) Acquisition Loans. PRIOR TO THE FIRST RESTATEMENT DATE, THE LENDERS MADE THE EXISTING TERM LOANS TO THE BORROWER. IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF THIS AGREEMENT, THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE OF THE EXISTING TERM LOANS WAS $1,463,414.64. SUBJECT TO THE TERMS AND CONDITIONS HEREOF, THE EXISTING TERM LOANS ARE HEREBY CONVERTED TO REVOLVING CREDIT LOANS, WHICH REVOLVING CREDIT LOANS SHALL BE COMBINED WITH OTHER REVOLVING CREDIT LOANS MADE UNDER THIS SECTION 2.1(b). SUBJECT TO THE TERMS AND CONDITIONS HEREOF, EACH LENDER SEVERALLY AGREES TO MAKE REVOLVING CREDIT LOANS IN DOLLARS (EACH, TOGETHER WITH A CONVERTED EXISTING TERM LOAN REFERRED TO IN THE PREVIOUS SENTENCE, AN "Acquisition Loan" AND, AS THE CONTEXT MAY REQUIRE, COLLECTIVELY WITH ALL OTHER ACQUISITION LOANS OF SUCH LENDER AND WITH THE ACQUISITION LOANS OF ALL OTHER LENDERS, THE "Acquisition Loans") TO THE BORROWER FROM TIME TO TIME ON ANY BUSINESS DAY DURING THE PERIOD FROM THE FIRST RESTATEMENT DATE TO THE COMMITMENT TERMINATION DATE, PROVIDED THAT AFTER GIVING EFFECT THERETO
     (i) SUCH LENDER'S ACQUISITION LOAN EXPOSURE WOULD NOT EXCEED SUCH LENDER'S ACQUISITION LOAN COMMITMENT, AND (ii) THE AGGREGATE ACQUISITION LOAN EXPOSURE WOULD NOT EXCEED THE AGGREGATE ACQUISITION LOAN COMMITMENT. DURING SUCH PERIOD, THE BORROWER MAY BORROW, PREPAY IN WHOLE OR IN PART AND REBORROW UNDER THE ACQUISITION LOAN COMMITMENTS, ALL IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE OUTSTANDING PRINCIPAL BALANCE OF EACH ACQUISITION LOAN SHALL BE DUE AND PAYABLE ON THE MATURITY DATE.

SECTION 2.2.PROCEDURE FOR BORROWING

     (a) Credit Request. TO REQUEST A LOAN, THE BORROWER SHALL NOTIFY THE ADMINISTRATIVE AGENT BY THE DELIVERY OF A CREDIT REQUEST, WHICH SHALL BE SENT BY FACSIMILE AND SHALL BE IRREVOCABLE (CONFIRMED PROMPTLY, AND IN ANY EVENT WITHIN FIVE BUSINESS DAYS, BY THE DELIVERY TO THE ADMINISTRATIVE AGENT OF A CREDIT REQUEST MANUALLY SIGNED BY THE BORROWER), NO LATER THAN 11:00 A.M., THREE BUSINESS DAYS PRIOR TO THE REQUESTED BORROWING DATE IN THE CASE OF EURODOLLAR ADVANCES AND 10:00 A.M., ON THE REQUESTED BORROWING DATE IN THE CASE OF ABR ADVANCES, SPECIFYING (A) WHETHER SUCH BORROWING IS A REVOLVING LOAN, AN ACQUISITION LOAN OR A COMBINATION THEREOF, (B) THE AGGREGATE PRINCIPAL AMOUNT

     TO BE BORROWED, (C) THE REQUESTED BORROWING DATE, (D) WHETHER SUCH BORROWING IS TO CONSIST OF ONE OR MORE EURODOLLAR ADVANCES, ABR ADVANCES, OR A COMBINATION THEREOF AND (E) IF THE LOAN IS TO CONSIST OF ONE OR MORE EURODOLLAR ADVANCES, THE AMOUNT AND LENGTH OF THE INTEREST PERIOD FOR EACH EURODOLLAR ADVANCE. THE AMOUNT OF EACH (i) EURODOLLAR ADVANCE TO BE MADE ON A BORROWING DATE, WHEN AGGREGATED WITH ALL AMOUNTS TO BE CONVERTED TO, OR CONTINUED AS, A EURODOLLAR ADVANCE ON SUCH DATE AND HAVING THE SAME INTEREST PERIOD AS SUCH FIRST EURODOLLAR ADVANCE, SHALL EQUAL THE MINIMUM AMOUNT AND (ii) EACH ABR ADVANCE MADE ON EACH BORROWING DATE SHALL EQUAL THE MINIMUM AMOUNT OR, IF LESS, THE UNUSED PORTION OF THE AGGREGATE REVOLVING COMMITMENT OR THE AGGREGATE ACQUISITION LOAN COMMITMENT, AS APPLICABLE.

     (b) Funding by Lenders. UPON RECEIPT OF EACH CREDIT REQUEST, THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY EACH LENDER THEREOF. SUBJECT TO ITS RECEIPT OF THE NOTICE REFERRED TO IN THE PRECEDING SENTENCE, EACH LENDER WILL MAKE THE AMOUNT OF ITS SPECIFIED PERCENTAGE OF THE REQUESTED LOANS AVAILABLE TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF THE BORROWER AT THE PAYMENT OFFICE NOT LATER THAN 1:00 P.M. ON THE RELEVANT BORROWING DATE REQUESTED BY THE BORROWER, IN FUNDS IMMEDIATELY AVAILABLE TO THE ADMINISTRATIVE AGENT AT SUCH OFFICE. THE AMOUNTS SO MADE AVAILABLE TO THE ADMINISTRATIVE AGENT ON SUCH BORROWING DATE WILL THEN, SUBJECT TO THE SATISFACTION OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, BE MADE AVAILABLE ON SUCH DATE TO THE BORROWER BY THE ADMINISTRATIVE AGENT AT THE PAYMENT OFFICE BY CREDITING THE ACCOUNT OF THE BORROWER ON THE BOOKS OF THE ADMINISTRATIVE AGENT AT SUCH OFFICE WITH THE AGGREGATE OF SAID AMOUNTS (IN LIKE FUNDS) RECEIVED BY THE ADMINISTRATIVE AGENT. THE FAILURE OF ANY LENDER TO PROVIDE SUCH LENDER'S SHARE OF THE REQUESTED LOANS SHALL NOT RELIEVE ANY OTHER LENDER OF ITS OBLIGATIONS HEREUNDER TO PROVIDE ITS SHARE OF THE REQUESTED LOANS.


     (c) Failure to Fund. UNLESS THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED NOTICE PRIOR TO A PROPOSED BORROWING DATE (OR, IN THE CASE OF A BORROWING OF ABR ADVANCES, PRIOR TO 12:00 NOON ON SUCH BORROWING DATE) FROM A LENDER (BY TELEPHONE OR OTHERWISE, SUCH NOTICE TO BE PROMPTLY CONFIRMED BY FACSIMILE OR OTHER WRITING) THAT SUCH LENDER WILL NOT MAKE AVAILABLE TO THE ADMINISTRATIVE AGENT SUCH LENDER'S SHARE OF THE REQUESTED LOANS, THE ADMINISTRATIVE AGENT MAY ASSUME THAT SUCH LENDER HAS MADE SUCH SHARE AVAILABLE TO THE ADMINISTRATIVE AGENT ON THE BORROWING DATE IN ACCORDANCE WITH THIS SECTION AND, IN RELIANCE UPON SUCH ASSUMPTION, MAKE AVAILABLE TO THE BORROWER ON SUCH BORROWING DATE A CORRESPONDING AMOUNT. IF AND TO THE EXTENT SUCH LENDER SHALL NOT HAVE SO MADE SUCH SHARE AVAILABLE TO THE ADMINISTRATIVE AGENT, SUCH LENDER AND THE BORROWER SEVERALLY AGREE TO PAY TO THE ADMINISTRATIVE AGENT FORTHWITH ON DEMAND SUCH CORRESPONDING AMOUNT (TO THE EXTENT NOT PREVIOUSLY PAID BY THE OTHER), TOGETHER WITH INTEREST THEREON FOR EACH DAY FROM THE DATE SUCH AMOUNT IS MADE AVAILABLE TO THE BORROWER TO THE DATE SUCH AMOUNT IS PAID TO THE ADMINISTRATIVE AGENT, AT A RATE PER ANNUM EQUAL TO, IN THE CASE OF THE BORROWER, THE INTEREST RATE OTHERWISE APPLICABLE TO SUCH LOAN, AND, IN THE CASE OF SUCH LENDER, AT A RATE OF INTEREST PER ANNUM EQUAL TO THE GREATER OF THE FEDERAL FUNDS EFFECTIVE RATE AND A RATE DETERMINED BY THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH BANKING INDUSTRY RATES ON INTERBANK COMPENSATION. IF SUCH LENDER SHALL PAY TO THE ADMINISTRATIVE AGENT SUCH CORRESPONDING AMOUNT, SUCH AMOUNT SO PAID SHALL CONSTITUTE SUCH LENDER'S LOAN AS PART OF THE RELEVANT BORROWING FOR PURPOSES OF THIS AGREEMENT.

SECTION 2.3.TERMINATION OR REDUCTION OF COMMITMENTS

     (a) Voluntary Termination or Reductions. THE BORROWER MAY, UPON AT LEAST THREE BUSINESS DAYS' PRIOR WRITTEN NOTICE TO THE ADMINISTRATIVE AGENT, (i) AT ANY TIME WHEN THE AGGREGATE REVOLVING EXPOSURE AND THE AGGREGATE ACQUISITION LOAN EXPOSURE SHALL BE ZERO, TERMINATE ALL OF THE REVOLVING COMMITMENTS AND ACQUISITION LOAN COMMITMENTS, (ii) AT ANY TIME WHEN THE AGGREGATE ACQUISITION LOAN EXPOSURE SHALL BE ZERO, TERMINATE ALL OF THE ACQUISITION LOAN COMMITMENTS, AND (iii) AT ANY TIME AND FROM TIME TO TIME WHEN (A) THE AGGREGATE REVOLVING COMMITMENT SHALL EXCEED THE AGGREGATE REVOLVING EXPOSURE (AFTER GIVING EFFECT TO ANY CONTEMPORANEOUS PAYMENT OR PREPAYMENT OF REVOLVING LOANS OR REIMBURSEMENT OBLIGATIONS) OR
     (B) THE AGGREGATE ACQUISITION LOAN COMMITMENT SHALL EXCEED THE AGGREGATE ACQUISITION LOAN EXPOSURE (AFTER GIVING EFFECT TO ANY CONTEMPORANEOUS PAYMENT OR PREPAYMENT OF THE ACQUISITION LOANS), PERMANENTLY REDUCE THE AGGREGATE REVOLVING COMMITMENT OR THE AGGREGATE ACQUISITION LOAN COMMITMENT, AS THE CASE MAY BE, BY A SUM NOT GREATER THAN THE AMOUNT OF SUCH EXCESS, PROVIDED, HOWEVER, THAT EACH SUCH PARTIAL

     REDUCTION SHALL BE IN THE AMOUNT OF $1,000,000 OR SUCH AMOUNT PLUS A WHOLE MULTIPLE OF $500,000 IN EXCESS THEREOF.

     (b) Termination on Commitment Termination Date. UNLESS PREVIOUSLY TERMINATED, THE REVOLVING COMMITMENTS AND THE ACQUISITION LOAN COMMITMENTS SHALL TERMINATE ON THE COMMITMENT TERMINATION DATE.

     (c) Scheduled Reductions of the Aggregate Acquisition Loan Commitment. ON EACH DATE SET FORTH BELOW, THE AGGREGATE ACQUISITION LOAN COMMITMENT SHALL BE AUTOMATICALLY REDUCED TO THE FOLLOWING AMOUNTS:


            -------------------------- ----------------------------------
                      DATE                          AMOUNT
            -------------------------- ----------------------------------
                December 31, 1999                 $30,000,000
            -------------------------- ----------------------------------
                December 31, 2000                 $25,000,000
            -------------------------- ----------------------------------
                December 31, 2001                 $20,000,000
            -------------------------- ----------------------------------
                December 31, 2002                 $15,000,000
            -------------------------- ----------------------------------
            Commitment Termination
            Date                                      $0
            -------------------------- ----------------------------------


     (d) Other Commitment Reductions. ON OR BEFORE EACH DATE SET FORTH BELOW, THE AGGREGATE ACQUISITION LOAN COMMITMENT SHALL BE PERMANENTLY REDUCED BY THE AMOUNT SET FORTH BELOW AND APPLICABLE TO SUCH DATE PROVIDED, HOWEVER, THAT IF AFTER APPLYING ALL OR ANY PORTION OF SUCH AMOUNT TO THE REDUCTION OF THE AGGREGATE ACQUISITION LOAN COMMITMENT, THE AGGREGATE ACQUISITION LOAN COMMITMENT SHALL EQUAL ZERO, SUCH PORTION OF SUCH AMOUNT (OR ALL THEREOF) NOT APPLIED TO THE REDUCTION OF THE AGGREGATE ACQUISITION LOAN COMMITMENT, SHALL BE APPLIED TO THE PERMANENT REDUCTION OF THE AGGREGATE REVOLVING COMMITMENT:

      (i) on the last day of the Reinvestment Period for each Disposition described in Section 8.6(d), by an amount equal to 100% of the Adjusted Net Cash Proceeds with respect to such Disposition;

      (ii) on the earlier of the date the annual financial statements in respect of each fiscal year are delivered to the Administrative Agent pursuant to Section 7.1(a), or the 90th day following the end of each such fiscal year, by an amount equal to the following: (A) if the Leverage Ratio at the end of such fiscal year is greater than 2.50:1.00, 75% of Excess Cash Flow, and (B) if the Leverage Ratio at the end of such fiscal year is less than or equal to 2.50:1.00, 50% of Excess Cash Flow;

      (iii) upon receipt by the Borrower or any Subsidiary Guarantor of Net Cash Proceeds attributable to any Equity Issuance, by an amount equal to the amount of such Net Cash Proceeds;

      (iv) upon receipt by the Borrower or any Subsidiary of Net Cash Proceeds of Refinancing Debt, by an amount equal to 100% of such Net Cash Proceeds;


      (v) in an amount equal to all Applicable Proceeds (i) in excess of amounts used to replace or repair any properties or (ii) which are not used or designated to replace or repair properties within one year after receipt thereof, provided that the Borrower or the applicable Subsidiary Guarantor shall have commenced the restoration or replacement process (including the making of appropriate filings and requests for approval) within 45 days after such casualty or after the receipt of any such condemnation proceeds, as the case may be, and diligently pursues the same through completion; and

      (vi) with respect to any Acquisition, upon receipt by the Borrower or any Subsidiary of proceeds from any reduction, or refund of any portion of, the Acquisition Consideration paid in respect thereof resulting from any post-closing adjustment made in connection therewith, by an amount equal to 100% of such proceeds;

     provided, however, that if on the date of any reduction of the Aggregate Revolving Commitment, the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment after giving effect to such reduction and, if the Revolving Loans have been paid in full and the Letter of Credit Exposure of all Lenders is greater than zero, the Borrower shall deposit into the Cash Collateral Account an amount in cash that would cause the balance on deposit in the Cash Collateral Account to equal or exceed the Letter of Credit Exposure of all Lenders.

     (e) Reductions of Letter of Credit Commitment. THE LETTER OF CREDIT COMMITMENT SHALL NOT BE REDUCED UNTIL SUCH TIME AS THE AGGREGATE REVOLVING COMMITMENT SHALL EQUAL SUCH LETTER OF CREDIT COMMITMENT, AND THEREAFTER SHALL IN EACH CASE BE REDUCED, AUTOMATICALLY, BY A SUM EQUAL TO THE AMOUNT OF EACH SUCH REDUCTION IN THE AGGREGATE REVOLVING COMMITMENT.


     (f) Reductions in General. EACH REDUCTION OF THE AGGREGATE ACQUISITION LOAN COMMITMENT MADE PURSUANT TO SECTION 2.3(d) SHALL BE APPLIED TO THE REMAINING SCHEDULED REDUCTIONS OF THE AGGREGATE ACQUISITION LOAN COMMITMENT SET FORTH IN SECTION 2.3(c) ON A PRO RATA BASIS. EACH REDUCTION OF THE AGGREGATE REVOLVING COMMITMENT OR THE AGGREGATE ACQUISITION LOAN COMMITMENT, AS THE CASE MAY BE, SHALL BE MADE BY REDUCING EACH LENDER'S REVOLVING COMMITMENT OR ACQUISITION LOAN COMMITMENT, AS THE CASE MAY BE, BY AN AMOUNT EQUAL TO SUCH LENDER'S SPECIFIED PERCENTAGE OF SUCH REDUCTION. SIMULTANEOUSLY WITH EACH REDUCTION OF THE AGGREGATE REVOLVING COMMITMENT OR THE AGGREGATE ACQUISITION LOAN COMMITMENT, AS THE CASE MAY BE, THE BORROWER SHALL PAY THE COMMITMENT FEE ACCRUED ON THE AMOUNT BY WHICH THE AGGREGATE REVOLVING COMMITMENT OR THE AGGREGATE ACQUISITION LOAN COMMITMENT HAS BEEN REDUCED.

            SECTION 2.4.            PREPAYMENTS OF LOANS

     (a) Voluntary Prepayments. THE BORROWER SHALL HAVE THE RIGHT AT ANY TIME AND FROM TIME TO TIME TO PREPAY ALL OR ANY PORTION OF THE LOANS WITHOUT PREMIUM OR PENALTY (BUT SUBJECT TO SECTION 3.5), BY DELIVERING TO THE ADMINISTRATIVE AGENT AN IRREVOCABLE WRITTEN NOTICE THEREOF AT LEAST ONE BUSINESS DAY PRIOR TO THE PROPOSED PREPAYMENT DATE, IN THE CASE OF LOANS CONSISTING OF ABR ADVANCES, AND AT LEAST THREE BUSINESS DAYS PRIOR TO THE PROPOSED PREPAYMENT DATE, IN THE CASE OF LOANS CONSISTING OF EURODOLLAR ADVANCES, SPECIFYING WHETHER THE LOANS TO BE PREPAID ARE REVOLVING LOANS OR ACQUISITION LOANS, WHETHER THE LOANS TO BE PREPAID CONSIST OF ABR ADVANCES, EURODOLLAR ADVANCES, OR A COMBINATION THEREOF, THE AMOUNT TO BE PREPAID AND THE DATE OF PREPAYMENT, WHEREUPON THE AMOUNT SPECIFIED IN SUCH NOTICE SHALL BE DUE AND PAYABLE ON THE DATE SPECIFIED. UPON RECEIPT OF EACH SUCH NOTICE, THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY EACH LENDER THEREOF. EACH PARTIAL PREPAYMENT OF THE LOANS PURSUANT TO THIS SUBSECTION SHALL BE IN AN AMOUNT EQUAL TO THE MINIMUM AMOUNT, OR, IF LESS, THE OUTSTANDING PRINCIPAL BALANCE OF THE LOANS. AFTER GIVING EFFECT TO ANY PARTIAL PREPAYMENT WITH RESPECT TO EURODOLLAR ADVANCES WHICH WERE MADE (WHETHER AS THE RESULT OF A BORROWING, A CONVERSION OR A CONTINUATION) ON THE SAME DATE AND WHICH HAD THE SAME INTEREST PERIOD, THE OUTSTANDING PRINCIPAL BALANCE OF SUCH EURODOLLAR ADVANCES SHALL EXCEED (SUBJECT TO SECTION 3.3) THE MINIMUM AMOUNT.

     (b) Other Mandatory Prepayments; Cash Collateral. SIMULTANEOUSLY WITH EACH REDUCTION OR TERMINATION OF:

      (i) the Aggregate Revolving Commitment, (1) in the event that the Letter of Credit Commitment shall exceed the Aggregate Revolving Commitment as so reduced or terminated, the Letter of Credit Commitment shall be automatically reduced by an amount equal to such excess, and (2) the Borrower shall prepay the Revolving Loans by an amount equal to the lesser of (A) the aggregate outstanding principal balance of the Revolving Loans, or (B) the excess of the aggregate outstanding principal balance of the Revolving Loans over the Aggregate Revolving Commitment as so reduced or terminated;

      (ii) the Aggregate Acquisition Loan Commitment, the Borrower shall prepay the Acquisition Loans by an amount equal to the lesser of (A) the aggregate outstanding principal balance of the Acquisition Loans, or (B) the excess of the aggregate outstanding principal balance of the Acquisition Loans over the Aggregate Acquisition Loan Commitment as so reduced or terminated; and

      (iii) the Letter of Credit Commitment (including pursuant to clause (i) above), in the event the aggregate Letter of Credit Exposure of all Lenders exceeds the Letter of Credit Commitment as so reduced or terminated, the Borrower shall immediately deposit into the Cash Collateral Account such amount, in cash, as would cause the balance on deposit in the Cash Collateral Account to equal or exceed the aggregate Letter of Credit Exposure of all Lenders.


     (c) In General. SIMULTANEOUSLY WITH EACH PREPAYMENT OF A LOAN, THE BORROWER SHALL PREPAY ALL ACCRUED INTEREST ON THE AMOUNT PREPAID THROUGH THE DATE OF PREPAYMENT.

SECTION 2.5.LETTERS OF CREDIT

     (a) Availability; Procedure. THE BORROWER MAY REQUEST THE ISSUER TO ISSUE STANDBY LETTERS OF CREDIT (THE "Letters of Credit"; EACH, INDIVIDUALLY, A "Letter of Credit") DURING THE PERIOD FROM THE

     FIRST RESTATEMENT DATE TO THE TENTH BUSINESS DAY PRIOR TO THE MATURITY DATE, PROVIDED THAT (i) IMMEDIATELY AFTER THE ISSUANCE OF EACH LETTER OF CREDIT, THE LETTER OF CREDIT EXPOSURE OF ALL LENDERS WOULD NOT EXCEED THE LETTER OF CREDIT COMMITMENT, AND (ii) THE SUM OF THE AGGREGATE REVOLVING EXPOSURE PLUS THE EXISTING LETTER OF CREDIT EXPOSURE WOULD NOT EXCEED THE AGGREGATE REVOLVING COMMITMENT. TO REQUEST THE ISSUANCE OF A LETTER OF CREDIT, THE BORROWER SHALL NOTIFY THE ADMINISTRATIVE AGENT AND THE ISSUER BY THE DELIVERY OF A CREDIT REQUEST, WHICH SHALL BE SENT BY FACSIMILE AND SHALL BE IRREVOCABLE (CONFIRMED PROMPTLY, AND IN ANY EVENT WITHIN FIVE BUSINESS DAYS, BY THE DELIVERY TO THE ADMINISTRATIVE AGENT OF A CREDIT REQUEST MANUALLY SIGNED BY THE BORROWER), AT LEAST THREE BUSINESS DAYS PRIOR TO THE REQUESTED DATE OF ISSUANCE, SPECIFYING (A) THE BENEFICIARY OF SUCH LETTER OF CREDIT, (B) THE BORROWER'S PROPOSAL AS TO THE CONDITIONS UNDER WHICH A DRAWING MAY BE MADE UNDER SUCH LETTER OF CREDIT AND THE DOCUMENTATION TO BE REQUIRED IN RESPECT THEREOF, (C) THE MAXIMUM AMOUNT TO BE AVAILABLE UNDER SUCH LETTER OF CREDIT, AND (D) THE REQUESTED DATES OF ISSUANCE AND EXPIRATION. SUCH CREDIT REQUEST SHALL BE ACCOMPANIED BY A DULY COMPLETED APPLICATION FOR SUCH LETTER OF CREDIT ON SUCH FORMS AS MAY BE MADE AVAILABLE FROM TIME TO TIME BY THE ISSUER AND SUCH OTHER CERTIFICATES, DOCUMENTS (INCLUDING A REIMBURSEMENT AGREEMENT) AND OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER IN ACCORDANCE WITH ITS CUSTOMARY PROCEDURES (COLLECTIVELY, THE "Letter of Credit Documentation"). UPON RECEIPT OF SUCH CREDIT REQUEST FROM THE BORROWER, THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY THE EACH LENDER THEREOF. SUBJECT TO THE SATISFACTION OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE ISSUER SHALL ISSUE EACH REQUESTED LETTER OF CREDIT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND ANY LETTER OF CREDIT DOCUMENTATION, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL.

     (b) Terms of Letters of Credit. EACH LETTER OF CREDIT SHALL (i) BE DENOMINATED IN DOLLARS, (ii) BE ISSUED FOR THE ACCOUNT OF THE BORROWER AND IN SUPPORT OF OBLIGATIONS, CONTINGENT OR OTHERWISE, OF THE BORROWER OR ANY SUBSIDIARY ARISING IN THE ORDINARY COURSE OF BUSINESS, AND (iii) HAVE AN EXPIRATION DATE WHICH SHALL BE NOT LATER THAN THE EARLIER OF (A) TWELVE MONTHS AFTER THE DATE OF ISSUANCE THEREOF OR (B) FIVE BUSINESS DAYS BEFORE THE MATURITY DATE, PROVIDED THAT THE EXPIRATION DATE OF SUCH LETTER OF CREDIT MAY BE EXTENDED OR SUCH LETTER OF CREDIT MAY BE RENEWED, PROVIDED, FURTHER, THAT ANY RENEWAL, OR ANY EXTENSION OF ANY EXPIRY DATE, OF A LETTER OF CREDIT SHALL CONSTITUTE THE ISSUANCE OF SUCH LETTER OF CREDIT FOR ALL PURPOSES OF THIS AGREEMENT.

     (c) Letter of Credit Participations. IMMEDIATELY UPON THE ISSUANCE OF A LETTER OF CREDIT, THE ISSUER SHALL BE DEEMED TO HAVE SOLD AND TRANSFERRED TO EACH LENDER, AND EACH LENDER SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY PURCHASED AND RECEIVED FROM THE ISSUER, WITHOUT RECOURSE OR WARRANTY, AN UNDIVIDED INTEREST AND PARTICIPATION, TO THE EXTENT OF SUCH LENDER'S REVOLVING PERCENTAGE THEREOF, IN SUCH LETTER OF CREDIT AND THE OBLIGATIONS OF BORROWER WITH RESPECT THERETO AND ANY SECURITY THEREFOR AND ANY GUARANTY PERTAINING THERETO AT ANY TIME EXISTING.

     (d) Drawings on Letters of Credit. THE ISSUER SHALL PROMPTLY NOTIFY (i) EACH LENDER OF THE ISSUER'S RECEIPT OF A DRAWING REQUEST UNDER ANY LETTER OF CREDIT, STATING THE AMOUNT OF SUCH LENDER'S REVOLVING PERCENTAGE OF SUCH DRAWING REQUEST AND THE DATE ON WHICH SUCH REQUEST WILL BE HONORED AND (ii) BORROWER OF THE AMOUNT OF SUCH DRAWING REQUEST AND THE DATE ON WHICH SUCH REQUEST WILL BE HONORED. ANY FAILURE OF THE ISSUER TO GIVE OR ANY DELAY IN THE ISSUER'S GIVING ANY SUCH NOTICE SHALL NOT RELEASE OR DIMINISH THE OBLIGATIONS OF BORROWER OR ANY LENDER HEREUNDER. IN DETERMINING WHETHER TO PAY UNDER ANY LETTER OF CREDIT, THE ISSUER SHALL HAVE NO OBLIGATION TO ANY LENDER OR THE BORROWER OTHER THAN TO CONFIRM THAT ANY DOCUMENTS REQUIRED TO BE DELIVERED UNDER SUCH LETTER OF CREDIT HAVE BEEN DELIVERED AND THAT THEY APPEAR TO COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF SUCH LETTER OF CREDIT. IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE ISSUER, THE ISSUER SHALL HAVE NO LIABILITY TO ANY LENDER OR THE BORROWER FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT, INCLUDING ANY SUCH ACTION NEGLIGENTLY TAKEN OR NEGLIGENTLY OMITTED TO BE TAKEN BY IT.

     (e) Reimbursement. THE BORROWER SHALL PAY TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF THE ISSUER ON DEMAND THEREFOR, IN DOLLARS IN IMMEDIATELY AVAILABLE FUNDS, THE AMOUNT OF ALL REIMBURSEMENT OBLIGATIONS OWING TO THE ISSUER UNDER ANY LETTER OF CREDIT, TOGETHER WITH INTEREST THEREON AS PROVIDED IN SECTION 3.1, IRRESPECTIVE OF ANY CLAIM, SETOFF, DEFENSE OR OTHER RIGHT WHICH THE BORROWER MAY HAVE AT ANY TIME AGAINST THE ISSUER OR ANY OTHER PERSON. IN THE EVENT THAT THE ISSUER

     MAKES ANY PAYMENT UNDER ANY LETTER OF CREDIT AND BORROWER SHALL NOT HAVE REPAID SUCH AMOUNT TO THE ISSUER WHEN DUE, THE ISSUER SHALL PROMPTLY NOTIFY EACH LENDER OF SUCH FAILURE, AND EACH LENDER SHALL PROMPTLY AND UNCONDITIONALLY PAY TO THE ADMINISTRATIVE AGENT, FOR THE ACCOUNT OF THE ISSUER, THE AMOUNT OF SUCH LENDER'S REVOLVING PERCENTAGE OF SUCH PAYMENT IN DOLLARS IN IMMEDIATELY AVAILABLE FUNDS ON THE BUSINESS DAY THE ISSUER SO NOTIFIES SUCH LENDER IF SUCH NOTICE IS GIVEN PRIOR TO 12:00 NOON OR, IF SUCH NOTICE IS GIVEN AFTER 12:00 NOON, SUCH LENDER SHALL MAKE ITS REVOLVING PERCENTAGE OF SUCH PAYMENT AVAILABLE TO THE ISSUER PRIOR TO 12:00 NOON ON THE NEXT SUCCEEDING BUSINESS DAY.

     (f) Lenders' Obligations. IF AND TO THE EXTENT ANY LENDER SHALL NOT MAKE SUCH LENDER'S REVOLVING PERCENTAGE OF ANY REIMBURSEMENT OBLIGATIONS AVAILABLE TO THE ISSUER WHEN DUE IN ACCORDANCE WITH SECTION 2.5(e), SUCH LENDER AGREES TO PAY INTEREST TO THE ISSUER ON SUCH UNPAID AMOUNT FOR EACH DAY FROM THE DATE SUCH PAYMENT IS DUE UNTIL THE DATE SUCH AMOUNT IS PAID IN FULL TO THE ISSUER AT THE FEDERAL FUNDS EFFECTIVE RATE UNTIL (AND INCLUDING) THE THIRD BUSINESS DAY AFTER THE DATE DUE AND THEREAFTER AT THE ALTERNATE BASE RATE. THE OBLIGATIONS OF THE LENDERS UNDER THIS SECTION 2.5(f) ARE SEVERAL AND NOT JOINT OR JOINT AND SEVERAL, AND THE FAILURE OF ANY LENDER TO MAKE AVAILABLE TO THE ISSUER ITS REVOLVING PERCENTAGE OF ANY REIMBURSEMENT OBLIGATIONS WHEN DUE IN ACCORDANCE WITH SECTION 2.5(e) SHALL NOT RELIEVE ANY OTHER LENDER OF ITS OBLIGATION HEREUNDER TO MAKE ITS REVOLVING PERCENTAGE OF SUCH REIMBURSEMENT OBLIGATIONS SO AVAILABLE WHEN SO DUE, BUT NO LENDER SHALL BE RESPONSIBLE FOR THE FAILURE OF ANY OTHER LENDER TO MAKE SUCH OTHER LENDER'S REVOLVING PERCENTAGE OF SUCH REIMBURSEMENT OBLIGATIONS SO AVAILABLE WHEN SO DUE.

     (g) Rescission. WHENEVER THE ISSUER RECEIVES A PAYMENT OF A REIMBURSEMENT OBLIGATION FROM OR ON BEHALF OF BORROWER AS TO WHICH THE ISSUER HAS RECEIVED ANY PAYMENT FROM A LENDER PURSUANT TO SECTION 2.5(e), THE ISSUER SHALL PROMPTLY PAY TO SUCH LENDER AN AMOUNT EQUAL TO SUCH LENDER'S REVOLVING PERCENTAGE OF SUCH PAYMENT FROM OR ON BEHALF OF BORROWER. IF ANY PAYMENT BY OR ON BEHALF OF BORROWER AND RECEIVED BY THE ISSUER WITH RESPECT TO ANY LETTER OF CREDIT IS RESCINDED OR MUST OTHERWISE BE RETURNED BY THE ISSUER FOR ANY REASON AND THE ISSUER HAS PAID TO ANY LENDER ANY PORTION THEREOF, EACH SUCH LENDER SHALL FORTHWITH PAY OVER TO THE ISSUER AN AMOUNT EQUAL TO SUCH LENDER'S REVOLVING PERCENTAGE OF THE AMOUNT WHICH MUST BE SO RETURNED BY THE ISSUER.

     (h) Expenses. EACH LENDER, UPON THE DEMAND OF THE ISSUER, SHALL REIMBURSE THE ISSUER, TO THE EXTENT THE ISSUER HAS NOT BEEN REIMBURSED BY BORROWER AFTER DEMAND THEREFOR, FOR THE REASONABLE COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE ISSUER IN CONNECTION WITH THE COLLECTION OF AMOUNTS DUE UNDER, AND THE PRESERVATION AND ENFORCEMENT OF ANY RIGHTS CONFERRED BY, ANY LETTER OF CREDIT OR THE PERFORMANCE OF THE ISSUER'S OBLIGATIONS AS ISSUER OF THE LETTERS OF CREDIT UNDER THIS AGREEMENT IN RESPECT THEREOF, TO THE EXTENT OF SUCH LENDER'S REVOLVING PERCENTAGE OF THE AMOUNT OF SUCH COSTS AND EXPENSES PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS TO THE EXTENT THE SAME RESULT SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUER. THE ISSUER SHALL REFUND ANY COSTS AND EXPENSES REIMBURSED BY SUCH LENDER THAT ARE SUBSEQUENTLY RECOVERED FROM BORROWER IN AN AMOUNT EQUAL TO SUCH LENDER'S REVOLVING PERCENTAGE THEREOF.

     (i) Obligations Absolute. THE OBLIGATION OF THE BORROWER TO REIMBURSE THE ISSUER PURSUANT TO THIS SECTION 2.5, AND THE OBLIGATION OF EACH LENDER TO MAKE AVAILABLE TO THE ISSUER THE AMOUNTS SET FORTH IN THIS SECTION 2.5 SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE UNDER ANY AND ALL CIRCUMSTANCES, SHALL BE MADE WITHOUT REDUCTION FOR ANY SET-OFF, COUNTERCLAIM OR OTHER DEDUCTION OF ANY NATURE WHATSOEVER, MAY NOT BE TERMINATED, SUSPENDED OR DELAYED FOR ANY REASON WHATSOEVER, SHALL NOT BE SUBJECT TO ANY QUALIFICATION OR EXCEPTION AND SHALL BE MADE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT UNDER ALL CIRCUMSTANCES, INCLUDING WITHOUT LIMITATION, ANY OF THE FOLLOWING CIRCUMSTANCES: (1) ANY LACK OF VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, (2) THE EXISTENCE OF ANY CLAIM, SETOFF, DEFENSE OR OTHER RIGHT WHICH BORROWER MAY HAVE AT ANY TIME AGAINST A BENEFICIARY NAMED IN A LETTER OF CREDIT, ANY TRANSFEREE OF ANY LETTER OF CREDIT (OR ANY PERSON FOR WHOM ANY SUCH TRANSFEREE MAY BE ACTING), THE ISSUER, ANY LENDER OR ANY OTHER PERSON, WHETHER IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY LETTER OF CREDIT, THE TRANSACTIONS CONTEMPLATED IN THE LOAN DOCUMENTS OR ANY UNRELATED TRANSACTIONS

     (INCLUDING ANY UNDERLYING TRANSACTION BETWEEN BORROWER AND THE BENEFICIARY NAMED IN ANY SUCH LETTER OF CREDIT), (3) ANY DRAFT, CERTIFICATE OR ANY OTHER DOCUMENT PRESENTED UNDER ANY LETTER OF CREDIT PROVING TO BE FORGED, FRAUDULENT, INVALID OR INSUFFICIENT IN ANY RESPECT OR ANY STATEMENT THEREIN BEING UNTRUE OR INACCURATE IN ANY RESPECT, (4) THE SURRENDER OR IMPAIRMENT OF ANY COLLATERAL FOR THE PERFORMANCE OR OBSERVANCE OF ANY OF THE TERMS OF ANY OF THE LOAN DOCUMENTS, OR (5) THE OCCURRENCE OF ANY DEFAULT OR EVENT OF DEFAULT. NOTHING CONTAINED IN THIS SECTION 2.5(i), HOWEVER, SHALL REQUIRE THE BORROWER OR ANY LENDER TO REIMBURSE THE ISSUER FOR ANY AMOUNTS THAT BECOME DUE BY REASON OF THE ISSUER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


SECTION 2.6. PAYMENTS; PRO RATA TREATMENT AND SHARING OF SET-OFFS

     (a) Payments Generally. (i) EXCEPT AS PROVIDED BELOW, ALL PAYMENTS, INCLUDING PREPAYMENTS, OF PRINCIPAL AND INTEREST ON THE LOANS, OF THE COMMITMENT FEE, THE LETTER OF CREDIT FEES AND OF ALL OTHER AMOUNTS TO BE PAID BY THE BORROWER UNDER THE LOAN DOCUMENTS (THE COMMITMENT FEE AND THE LETTER OF CREDIT FEES, TOGETHER WITH ALL OF SUCH OTHER FEES, BEING SOMETIMES HEREINAFTER COLLECTIVELY REFERRED TO AS THE "Fees") SHALL BE MADE TO THE ADMINISTRATIVE AGENT, PRIOR TO 1:00 P.M. ON THE DATE SUCH PAYMENT IS DUE, FOR THE ACCOUNT OF THE APPLICABLE CREDIT PARTIES AT THE PAYMENT OFFICE, IN DOLLARS AND IN IMMEDIATELY AVAILABLE FUNDS, WITHOUT SET-OFF, OFFSET, RECOUPMENT OR COUNTERCLAIM. THE FAILURE OF THE BORROWER TO MAKE ANY SUCH PAYMENT BY SUCH TIME SHALL NOT CONSTITUTE A DEFAULT, PROVIDED THAT SUCH PAYMENT IS MADE ON SUCH DUE DATE, BUT ANY SUCH PAYMENT MADE AFTER 1:00 P.M. ON SUCH DUE DATE SHALL BE DEEMED TO HAVE BEEN MADE ON THE NEXT BUSINESS DAY FOR THE PURPOSE OF CALCULATING INTEREST ON AMOUNTS OUTSTANDING ON THE LOANS. AS BETWEEN THE BORROWER AND EACH CREDIT PARTY, ANY PAYMENT BY THE BORROWER TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF SUCH CREDIT PARTY SHALL BE DEEMED TO BE PAYMENT BY THE BORROWER TO SUCH CREDIT PARTY. NOTWITHSTANDING THE FOREGOING, ALL PAYMENTS PURSUANT TO SECTIONS 3.5, 3.6, 3.7, AND 11.4 SHALL BE PAID DIRECTLY TO THE CREDIT PARTY ENTITLED THERETO. IF ANY PAYMENT UNDER THE LOAN DOCUMENTS SHALL BE DUE AND PAYABLE ON A DAY WHICH IS NOT A BUSINESS DAY, THE DUE DATE THEREOF (EXCEPT AS OTHERWISE PROVIDED WITH RESPECT TO INTEREST PERIODS) SHALL BE EXTENDED TO THE NEXT BUSINESS DAY AND (EXCEPT WITH RESPECT TO PAYMENTS IN RESPECT OF THE FEES) INTEREST SHALL BE PAYABLE AT THE APPLICABLE RATE SPECIFIED HEREIN DURING SUCH EXTENSION, PROVIDED, HOWEVER, THAT IF SUCH NEXT BUSINESS DAY WOULD BE AFTER THE MATURITY DATE, SUCH PAYMENT SHALL INSTEAD BE DUE ON THE IMMEDIATELY PRECEDING BUSINESS DAY.

                   (ii) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (A) first, towards payment of interest and fees then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (B) second, towards payment of principal then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

     (b) Set-off. IN ADDITION TO ANY RIGHTS AND REMEDIES OF THE CREDIT PARTIES PROVIDED BY LAW, UPON AND AFTER THE ACCELERATION OF ALL THE OBLIGATIONS OF THE BORROWER UNDER THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR AT ANY TIME UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT UNDER SECTIONS 9.1(a) OR (b), EACH CREDIT PARTY SHALL HAVE THE RIGHT, WITHOUT PRIOR NOTICE TO ANY LOAN PARTY, ANY SUCH NOTICE BEING EXPRESSLY WAIVED BY EACH LOAN PARTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, TO SET-OFF AND APPLY AGAINST ANY INDEBTEDNESS, WHETHER MATURED OR UNMATURED, OF SUCH LOAN PARTY TO SUCH CREDIT PARTY ANY AMOUNT OWING FROM SUCH CREDIT PARTY TO SUCH LOAN PARTY, AT, OR AT ANY TIME AFTER, THE HAPPENING OF ANY OF THE ABOVE-MENTIONED EVENTS. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE AFORESAID RIGHT OF SET-OFF MAY BE EXERCISED BY ANY CREDIT PARTY AGAINST SUCH LOAN PARTY OR AGAINST ANY TRUSTEE IN BANKRUPTCY, CUSTODIAN, DEBTOR IN POSSESSION, ASSIGNEE FOR THE BENEFIT OF CREDITORS, RECEIVER, OR EXECUTION, JUDGMENT OR ATTACHMENT CREDITOR OF SUCH LOAN PARTY, OR AGAINST ANYONE ELSE CLAIMING THROUGH OR AGAINST SUCH LOAN PARTY, OR SUCH TRUSTEE IN BANKRUPTCY, CUSTODIAN, DEBTOR IN POSSESSION, ASSIGNEE FOR THE BENEFIT OF CREDITORS, RECEIVER, OR EXECUTION, JUDGMENT OR ATTACHMENT CREDITOR, NOTWITHSTANDING THE FACT THAT SUCH RIGHT OF SET-OFF SHALL NOT HAVE BEEN EXERCISED BY SUCH CREDIT PARTY PRIOR TO THE MAKING, FILING OR ISSUANCE, OR SERVICE UPON SUCH CREDIT PARTY OF, OR OF NOTICE OF, ANY SUCH PETITION, ASSIGNMENT FOR THE BENEFIT OF CREDITORS, APPOINTMENT OR APPLICATION FOR THE APPOINTMENT OF A RECEIVER, OR ISSUANCE OF EXECUTION, SUBPOENA,

     ORDER OR WARRANT. EACH CREDIT PARTY AGREES PROMPTLY TO NOTIFY THE BORROWER AND THE ADMINISTRATIVE AGENT AFTER ANY SUCH SET-OFF AND APPLICATION MADE BY SUCH CREDIT PARTY, PROVIDED THAT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT THE VALIDITY OF SUCH SET-OFF AND APPLICATION.

     (c) Adjustments. IF ANY LENDER SHALL OBTAIN ANY PAYMENT (WHETHER VOLUNTARY, INVOLUNTARY, THROUGH THE EXERCISE OF ANY RIGHT OF SET-OFF, OR OTHERWISE) IN RESPECT OF THE PRINCIPAL OF OR INTEREST ON ITS REVOLVING LOANS OR ITS ACQUISITION LOANS, RESULTING IN SUCH LENDER RECEIVING PAYMENT OF A GREATER PROPORTION OF THE AGGREGATE PRINCIPAL AMOUNT OF, OR ACCRUED INTEREST ON, SUCH TYPE OF LOAN THAN THE PROPORTION RECEIVED BY ANY OTHER LENDER, THEN THE LENDER RECEIVING SUCH GREATER PROPORTION SHALL PROMPTLY PURCHASE, AT FACE VALUE FOR CASH, PARTICIPATIONS IN THE LOANS OF THAT TYPE TO THE EXTENT NECESSARY SO THAT THE BENEFIT OF SUCH PAYMENT SHALL BE SHARED BY THE LENDERS RATABLY IN ACCORDANCE WITH THE AGGREGATE AMOUNT OF PRINCIPAL OF AND ACCRUED INTEREST ON THEIR RESPECTIVE LOANS OF SUCH TYPE, PROVIDED, HOWEVER, THAT (d) IF ALL OR ANY PORTION OF SUCH PAYMENT IS THEREAFTER RECOVERED, SUCH PARTICIPATIONS SHALL BE RESCINDED AND THE PURCHASE PRICE RETURNED, IN EACH CASE TO THE EXTENT OF SUCH RECOVERY, AND (e) THE PROVISIONS OF THIS SECTION 2.6(c) SHALL NOT BE CONSTRUED TO APPLY TO ANY PAYMENT MADE BY THE BORROWER PURSUANT TO AND IN ACCORDANCE WITH THE EXPRESS TERMS OF THIS AGREEMENT OR ANY PAYMENT OBTAINED BY A LENDER AS CONSIDERATION FOR THE ASSIGNMENT OF OR SALE OF A PARTICIPATION IN ANY OF ITS LOANS TO ANY ASSIGNEE OR PARTICIPANT, OTHER THAN TO THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF (AS TO WHICH THE PROVISIONS OF THIS SECTION 2.6(c) SHALL APPLY). THE BORROWER AGREES THAT ANY LENDER THAT PURCHASED A PARTICIPATION PURSUANT TO THIS SUBSECTION MAY EXERCISE SUCH RIGHTS TO PAYMENT (INCLUDING THE RIGHT OF SET-OFF) WITH RESPECT TO SUCH PARTICIPATION AS FULLY AS SUCH LENDER WERE THE DIRECT CREDITOR OF THE BORROWER IN THE AMOUNT OF SUCH PARTICIPATION.

SECTION 2.7.CASH COLLATERAL ACCOUNT
              At, or at any time before, the time the Borrower shall be required to make a deposit into the Cash Collateral Account, the Administrative Agent shall establish and maintain at its offices at One Wall Street, New York, New York in the name of the Borrower but under the sole dominion and control of the Administrative Agent, a cash collateral account designated as "Global Vacation Group, Inc./Cash Collateral Account" (the "CASH COLLATERAL ACCOUNT"). The Borrower may from time to time make one or more deposits into the Cash Collateral Account. The Borrower hereby pledges to the Administrative Agent for the benefit of the Credit Parties, a Lien on and security interest in the Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Cash Collateral Account, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "CASH COLLATERAL"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of the Borrower Obligations. The Borrower agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Administrative Agent any further instruments and documents, and take any further actions, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral. The Borrower agrees that it will not (i) sell or otherwise dispose of any of the Cash Collateral, or
     (ii) create or permit to exist any Lien upon any of the Cash Collateral, except for Permitted Liens. The Borrower hereby authorizes the Administrative Agent, promptly after each drawing under any Letter of Credit shall become due and payable, to apply any and all cash on deposit in the Cash Collateral Account towards the reimbursement of the Issuer for all sums paid in respect of such drawing, and all other Borrower Obligations which shall then be due and owing.

ARTICLE 3.  INTEREST, FEES, YIELD PROTECTIONS, ETC.

SECTION 3.1.INTEREST RATE AND PAYMENT DATES

     (a) Advances. EACH (i) ABR ADVANCE SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO THE ALTERNATE BASE RATE PLUS THE APPLICABLE MARGIN AND (ii) EURODOLLAR ADVANCE SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO THE EURODOLLAR RATE FOR THE APPLICABLE INTEREST PERIOD PLUS THE APPLICABLE MARGIN.

     (b) Event of Default; Late Charges. NOTWITHSTANDING THE FOREGOING, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE OUTSTANDING PRINCIPAL BALANCE OF THE LOANS SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO 2% PLUS THE RATE OTHERWISE APPLICABLE TO SUCH LOANS AS

     PROVIDED IN SUBSECTION (a) ABOVE. IF ANY INTEREST, REIMBURSEMENT OBLIGATION, FEE OR OTHER AMOUNT PAYABLE UNDER THE LOAN DOCUMENTS IS NOT PAID WHEN DUE (WHETHER AT THE STATED MATURITY THEREOF, BY ACCELERATION OR OTHERWISE), SUCH OVERDUE AMOUNT SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO THE ALTERNATE BASE RATE PLUS 2%, FROM THE DATE OF SUCH NONPAYMENT UNTIL PAID IN FULL (WHETHER BEFORE OR AFTER THE ENTRY OF A JUDGMENT THEREON). ALL SUCH INTEREST SHALL BE PAYABLE ON DEMAND.


     (c)     Payment of Interest. EXCEPT AS OTHERWISE PROVIDED IN SUBSECTION
     (b) ABOVE, INTEREST SHALL BE PAYABLE IN ARREARS ON THE FOLLOWING DATES AND UPON EACH PAYMENT (INCLUDING PREPAYMENT) OF THE LOANS:

       (i) in the case of an ABR Advance, on the last Business Day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance;

       (ii) in the case of a Eurodollar Advance, on the last day of the Interest Period applicable thereto and, if such Interest Period is longer than three months, the last Business Day of each three month interval occurring during such Interest Period; and

       (iii) in the case of all Loans, the Maturity Date.

     (d) Computations. INTEREST ON (i) ABR ADVANCES TO THE EXTENT BASED ON THE PRIME RATE SHALL BE CALCULATED ON THE BASIS OF A 365 OR 366-DAY YEAR (AS THE CASE MAY BE), AND (ii) ABR ADVANCES TO THE EXTENT BASED ON THE FEDERAL FUNDS EFFECTIVE RATE AND ON EURODOLLAR ADVANCES SHALL BE CALCULATED ON THE BASIS OF A 360-DAY YEAR, IN EACH CASE, FOR THE ACTUAL NUMBER OF DAYS ELAPSED. THE ADMINISTRATIVE AGENT SHALL, AS SOON AS PRACTICABLE, NOTIFY THE BORROWER AND THE LENDERS OF THE EFFECTIVE DATE AND THE AMOUNT OF EACH SUCH CHANGE IN THE PRIME RATE, BUT ANY FAILURE TO SO NOTIFY SHALL NOT IN ANY MANNER AFFECT THE OBLIGATION OF THE BORROWER TO PAY INTEREST ON THE LOANS IN THE AMOUNTS AND ON THE DATES REQUIRED. EACH DETERMINATION OF A RATE OF INTEREST BY THE ADMINISTRATIVE AGENT PURSUANT TO THE LOAN DOCUMENTS SHALL BE CONCLUSIVE AND BINDING ON ALL PARTIES HERETO ABSENT MANIFEST ERROR. THE BORROWER ACKNOWLEDGES THAT TO THE EXTENT INTEREST PAYABLE ON ABR ADVANCES IS BASED ON THE PRIME RATE, SUCH RATE IS ONLY ONE OF THE BASES FOR COMPUTING INTEREST ON LOANS MADE BY THE LENDERS, AND BY BASING INTEREST PAYABLE ON ABR ADVANCES ON THE PRIME RATE, THE LENDERS HAVE NOT COMMITTED TO CHARGE, AND THE BORROWER HAS NOT IN ANY WAY BARGAINED FOR, INTEREST BASED ON A LOWER OR THE LOWEST RATE AT WHICH THE LENDERS MAY NOW OR IN THE FUTURE MAKE LOANS TO OTHER BORROWERS.

SECTION 3.2. FEES

     (a) Commitment Fee. THE BORROWER AGREES TO PAY TO THE ADMINISTRATIVE AGENT, FOR THE ACCOUNT OF THE LENDERS IN ACCORDANCE WITH SUCH LENDER'S TOTAL PERCENTAGE, FEES (COLLECTIVELY, THE "Commitment Fee"), DURING THE PERIOD FROM THE FIRST RESTATEMENT DATE THROUGH THE COMMITMENT TERMINATION DATE, AT A RATE PER ANNUM EQUAL TO THE APPLICABLE MARGIN ON THE SUM OF THE AVERAGE DAILY UNUSED AGGREGATE REVOLVING COMMITMENT AND AGGREGATE ACQUISITION LOAN COMMITMENT. THE COMMITMENT FEE SHALL BE PAYABLE (A) QUARTERLY IN ARREARS ON THE LAST BUSINESS DAY OF EACH MARCH, JUNE, SEPTEMBER AND DECEMBER DURING SUCH PERIOD, (B) ON THE DATE OF ANY REDUCTION IN THE AGGREGATE REVOLVING COMMITMENT OR THE AGGREGATE ACQUISITION LOAN COMMITMENT (TO THE EXTENT OF SUCH REDUCTION) AND (C) ON THE MATURITY DATE. THE COMMITMENT FEE SHALL BE CALCULATED ON THE BASIS OF A 360-DAY YEAR FOR THE ACTUAL NUMBER OF DAYS ELAPSED.

     (b) Letter of Credit Fees. THE BORROWER AGREES TO PAY TO THE ADMINISTRATIVE AGENT, FOR THE ACCOUNT OF THE LENDERS IN ACCORDANCE WITH EACH LENDER'S REVOLVING PERCENTAGE, COMMISSIONS (THE "Letter of Credit Fees") WITH RESPECT TO THE LETTERS OF CREDIT FOR THE PERIOD FROM AND INCLUDING THE DATE OF ISSUANCE OF EACH THEREOF THROUGH THE EXPIRATION DATE THEREOF, AT A RATE PER ANNUM EQUAL TO THE APPLICABLE MARGIN ON THE AVERAGE DAILY MAXIMUM AMOUNT AVAILABLE UNDER ANY CONTINGENCY TO BE DRAWN UNDER SUCH LETTER OF CREDIT. THE LETTER OF CREDIT FEES SHALL BE (i) CALCULATED ON THE BASIS OF A 360-DAY YEAR FOR THE ACTUAL NUMBER OF DAYS ELAPSED AND
     (ii) PAYABLE QUARTERLY IN ARREARS ON THE LAST BUSINESS DAY OF EACH MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR, AND ON THE DATE THAT THE REVOLVING COMMITMENTS SHALL EXPIRE. IN ADDITION TO THE LETTER OF CREDIT FEES, THE BORROWER AGREES TO PAY TO THE ISSUER, FOR ITS OWN ACCOUNT, ITS STANDARD FEES AND CHARGES CUSTOMARILY CHARGED TO CUSTOMERS SIMILAR TO THE BORROWER WITH RESPECT TO ANY LETTER OF CREDIT.

     (c) Administrative Agent's and Issuer's Fees. THE BORROWER AGREES TO PAY TO THE ADMINISTRATIVE AGENT AND THE ISSUER, FOR THEIR OWN RESPECTIVE ACCOUNTS, SUCH OTHER FEES AS HAVE BEEN AGREED TO IN WRITING BY THE BORROWER, THE ADMINISTRATIVE AGENT AND THE ISSUER.

SECTION 3.3. CONVERSIONS

     (a) THE BORROWER MAY ELECT FROM TIME TO TIME TO CONVERT ONE OR MORE EURODOLLAR ADVANCES TO ABR ADVANCES BY GIVING THE ADMINISTRATIVE AGENT AT LEAST ONE BUSINESS DAY'S PRIOR IRREVOCABLE NOTICE OF SUCH ELECTION, SPECIFYING THE AMOUNT TO BE CONVERTED, PROVIDED, THAT ANY SUCH CONVERSION OF EURODOLLAR ADVANCES SHALL ONLY BE MADE ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE THERETO. IN ADDITION, THE BORROWER MAY ELECT FROM TIME TO TIME TO (i) CONVERT ABR ADVANCES COMPRISING ALL OR A PORTION OF LOANS TO EURODOLLAR ADVANCES AND (ii) CONTINUE EURODOLLAR ADVANCES AS NEW EURODOLLAR ADVANCES BY SELECTING A NEW INTEREST PERIOD THEREFOR, IN EACH CASE BY GIVING THE ADMINISTRATIVE AGENT AT LEAST THREE BUSINESS DAYS' PRIOR IRREVOCABLE NOTICE OF SUCH ELECTION, IN THE CASE OF A CONVERSION TO, OR CONTINUATION OF, EURODOLLAR ADVANCES, SPECIFYING THE AMOUNT TO BE SO CONVERTED OR CONTINUED AND THE INITIAL INTEREST PERIOD RELATING THERETO, PROVIDED THAT ANY SUCH CONVERSION OF ABR ADVANCES TO EURODOLLAR ADVANCES SHALL ONLY BE MADE ON A BUSINESS DAY AND ANY SUCH CONTINUATION OF EURODOLLAR ADVANCES AS NEW EURODOLLAR ADVANCES SHALL ONLY BE MADE ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE TO THE EURODOLLAR ADVANCES WHICH ARE TO BE CONTINUED AS SUCH NEW EURODOLLAR ADVANCES. EACH SUCH NOTICE (A "Notice of Conversion") SHALL BE SUBSTANTIALLY IN THE FORM OF EXHIBIT C, SHALL BE IRREVOCABLE AND SHALL BE GIVEN BY FACSIMILE (CONFIRMED PROMPTLY, AND IN ANY EVENT WITHIN FIVE BUSINESS DAYS, BY THE DELIVERY TO THE ADMINISTRATIVE AGENT OF A NOTICE OF CONVERSION MANUALLY SIGNED BY THE BORROWER). THE ADMINISTRATIVE AGENT SHALL PROMPTLY PROVIDE THE LENDERS WITH NOTICE OF EACH SUCH ELECTION. ADVANCES MAY BE CONVERTED OR CONTINUED PURSUANT TO THIS SECTION IN WHOLE OR IN PART, PROVIDED THAT THE AMOUNT TO BE CONVERTED TO, OR CONTINUED AS, EACH EURODOLLAR ADVANCE, WHEN AGGREGATED WITH ANY EURODOLLAR ADVANCE TO BE MADE ON SUCH DATE IN ACCORDANCE WITH
     SECTION 2.2 AND HAVING THE SAME INTEREST PERIOD AS SUCH FIRST EURODOLLAR ADVANCE, SHALL EQUAL THE MINIMUM AMOUNT.


     (b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE BORROWER SHALL HAVE NO RIGHT TO ELECT TO CONVERT ANY EXISTING ABR ADVANCE TO A NEW EURODOLLAR ADVANCE OR TO CONTINUE ANY EXISTING EURODOLLAR ADVANCE AS A NEW EURODOLLAR ADVANCE. IN SUCH EVENT, ALL ABR ADVANCES SHALL BE AUTOMATICALLY CONTINUED AS ABR ADVANCES AND ALL EURODOLLAR ADVANCES SHALL BE AUTOMATICALLY CONVERTED TO ABR ADVANCES ON THE LAST DAY OF THE INTEREST PERIOD APPLICABLE TO SUCH EURODOLLAR ADVANCE.

     (c) EACH CONVERSION OR CONTINUATION SHALL BE EFFECTED BY EACH LENDER BY APPLYING THE PROCEEDS OF ITS NEW ABR ADVANCE OR EURODOLLAR ADVANCE, AS THE CASE MAY BE, TO ITS ADVANCES (OR PORTION THEREOF) BEING CONVERTED (IT BEING UNDERSTOOD THAT ANY SUCH CONVERSION OR CONTINUATION SHALL NOT CONSTITUTE A BORROWING FOR PURPOSES OF ARTICLES 4, 5 OR 6).

SECTION 3.4.  CONCERNING INTEREST PERIODS

     (a) NO INTEREST PERIOD IN RESPECT OF A EURODOLLAR ADVANCE SHALL END AFTER THE COMMITMENT TERMINATION DATE.

     (b) WITH RESPECT TO EURODOLLAR ADVANCES, ANY INTEREST PERIOD WHICH BEGINS ON THE LAST BUSINESS DAY OF A CALENDAR MONTH (OR ON A DAY FOR WHICH THERE IS NO NUMERICALLY CORRESPONDING DAY IN THE CALENDAR MONTH AT THE END OF SUCH INTEREST PERIOD) SHALL END ON THE LAST BUSINESS DAY OF A CALENDAR MONTH.

     (c) IF AN INTEREST PERIOD WOULD OTHERWISE END ON A DAY WHICH IS NOT A BUSINESS DAY, SUCH INTEREST PERIOD SHALL BE EXTENDED TO THE NEXT SUCCEEDING BUSINESS DAY, UNLESS, IN THE CASE OF A INTEREST PERIOD, THE RESULT OF SUCH EXTENSION WOULD BE TO CARRY SUCH INTEREST PERIOD INTO ANOTHER CALENDAR MONTH, IN WHICH EVENT SUCH INTEREST PERIOD SHALL END ON THE IMMEDIATELY PRECEDING BUSINESS DAY.


     (d) IF THE BORROWER SHALL HAVE FAILED TO TIMELY ELECT A EURODOLLAR ADVANCE UNDER SECTION 2.2 OR 3.3, AS THE CASE MAY BE, IN CONNECTION WITH ANY BORROWING OF, CONVERSION TO, OR CONTINUATION OF, A EURODOLLAR ADVANCE, SUCH BORROWING OR SUCH ADVANCE REQUESTED TO BE CONVERTED TO, OR CONTINUED AS, A EURODOLLAR ADVANCE SHALL THEREAFTER BE AN ABR ADVANCE UNTIL SUCH TIME, IF ANY, AS THE BORROWER SHALL ELECT A NEW EURODOLLAR ADVANCE PURSUANT TO SECTION 3.3.

   (e) THE BORROWER SHALL NOT BE PERMITTED TO HAVE MORE THAN EIGHT EURODOLLAR ADVANCES OUTSTANDING AT ANY ONE TIME, IT BEING AGREED THAT EACH BORROWING OF A EURODOLLAR ADVANCE PURSUANT TO A SINGLE CREDIT REQUEST SHALL CONSTITUTE THE MAKING OF ONE EURODOLLAR ADVANCE FOR THE PURPOSE OF CALCULATING SUCH LIMITATION.

SECTION 3.5.FUNDING LOSS

               Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow, convert or continue a Eurodollar Advance on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any reasonable method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow convert, or continue, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance and any reasonable internal processing charge customarily charged by such Lender in connection therewith.

SECTION 3.6.INCREASED COSTS; ILLEGALITY, ETC.

   (a) Increased Costs. IF ANY CHANGE IN LAW SHALL IMPOSE, MODIFY OR MAKE APPLICABLE ANY RESERVE, SPECIAL DEPOSIT, COMPULSORY LOAN, ASSESSMENT, INCREASED COST OR SIMILAR REQUIREMENT AGAINST ASSETS HELD BY, OR DEPOSITS OF, OR ADVANCES OR LOANS BY, OR OTHER CREDIT EXTENDED BY, OR ANY OTHER ACQUISITION OF FUNDS BY, ANY OFFICE OF ANY CREDIT PARTY IN RESPECT OF ITS EURODOLLAR ADVANCES WHICH IS NOT OTHERWISE INCLUDED IN THE DETERMINATION OF A EURODOLLAR RATE OR AGAINST ANY LETTERS OF CREDIT ISSUED HEREUNDER AND THE RESULT THEREOF IS TO INCREASE THE COST TO ANY CREDIT PARTY OF MAKING, RENEWING, CONVERTING OR MAINTAINING ITS EURODOLLAR ADVANCES OR ITS COMMITMENT TO MAKE SUCH EURODOLLAR ADVANCES, OR TO REDUCE ANY AMOUNT RECEIVABLE UNDER THE LOAN DOCUMENTS IN RESPECT OF ITS EURODOLLAR ADVANCES, OR TO INCREASE THE COST TO ANY CREDIT PARTY OF ISSUING OR MAINTAINING THE LETTERS OF CREDIT OR PARTICIPATING THEREIN, AS THE CASE MAY BE, OR THE COST TO ANY CREDIT PARTY OF PERFORMING ITS RESPECTIVE FUNCTIONS HEREUNDER WITH RESPECT TO THE LETTERS OF CREDIT, THEN, IN ANY SUCH CASE, THE BORROWER SHALL PAY SUCH CREDIT PARTY SUCH ADDITIONAL AMOUNTS AS IS SUFFICIENT TO COMPENSATE SUCH CREDIT PARTY FOR SUCH ADDITIONAL COST OR REDUCTION IN SUCH AMOUNT RECEIVABLE WHICH SUCH CREDIT PARTY DEEMS TO BE MATERIAL AS DETERMINED BY SUCH CREDIT PARTY; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT BE RESPONSIBLE FOR COSTS UNDER THIS
   SECTION 3.6(a) ARISING MORE THAN 90 DAYS PRIOR TO RECEIPT BY THE BORROWER OF THE CERTIFICATE FROM THE AFFECTED CREDIT PARTY PURSUANT TO SECTION 3.6(e) WITH RESPECT TO SUCH COSTS.

   (b) Capital Adequacy. IF ANY CREDIT PARTY DETERMINES THAT ANY CHANGE IN LAW RELATING TO CAPITAL REQUIREMENTS HAS OR WOULD HAVE THE EFFECT OF REDUCING THE RATE OF RETURN ON SUCH CREDIT PARTY'S CAPITAL OR ON THE CAPITAL OF SUCH CREDIT PARTY'S HOLDING COMPANY, IF ANY, ON THE EXTENSIONS OF CREDIT TO A LEVEL BELOW THAT WHICH SUCH CREDIT PARTY (OR ITS HOLDING COMPANY) WOULD HAVE ACHIEVED OR WOULD THEREAFTER BE ABLE TO ACHIEVE BUT FOR SUCH CHANGE IN LAW (AFTER TAKING INTO ACCOUNT SUCH CREDIT PARTY'S (OR SUCH HOLDING COMPANY'S) POLICIES REGARDING CAPITAL ADEQUACY), THE BORROWER SHALL PAY TO SUCH CREDIT PARTY (OR SUCH HOLDING COMPANY) SUCH ADDITIONAL AMOUNT OR AMOUNTS AS WILL COMPENSATE SUCH CREDIT PARTY (OR SUCH HOLDING COMPANY) FOR SUCH REDUCTION.

   (c) Illegality. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IF ANY LENDER SHALL REASONABLY DETERMINE THAT ANY LAW, REGULATION, TREATY OR DIRECTIVE, OR ANY CHANGE THEREIN OR IN THE INTERPRETATION OR APPLICATION THEREOF, SHALL MAKE IT UNLAWFUL FOR SUCH LENDER TO MAKE OR MAINTAIN ANY EURODOLLAR ADVANCE AS CONTEMPLATED BY THIS AGREEMENT, SUCH LENDER SHALL PROMPTLY NOTIFY THE BORROWER AND THE ADMINISTRATIVE AGENT THEREOF, AND (i) THE COMMITMENT OF SUCH LENDER TO MAKE SUCH EURODOLLAR ADVANCES OR CONVERT ABR ADVANCES TO EURODOLLAR ADVANCES SHALL FORTHWITH BE SUSPENDED, (ii) SUCH

   LENDER SHALL FUND ITS PORTION OF EACH REQUESTED EURODOLLAR ADVANCE AS AN ABR ADVANCE AND (iii) SUCH LENDER'S REVOLVING LOANS AND ACQUISITION LOANS THEN OUTSTANDING AS SUCH EURODOLLAR ADVANCES, IF ANY, SHALL BE CONVERTED AUTOMATICALLY TO ABR ADVANCES ON THE LAST DAY OF THE THEN CURRENT INTEREST PERIOD APPLICABLE THERETO OR AT SUCH EARLIER TIME AS MAY BE REQUIRED BY LAW. THE COMMITMENT OF ANY SUCH LENDER WITH RESPECT TO EURODOLLAR ADVANCES SHALL BE SUSPENDED UNTIL SUCH LENDER SHALL NOTIFY THE ADMINISTRATIVE AGENT AND THE BORROWER THAT THE CIRCUMSTANCES CAUSING SUCH SUSPENSION NO LONGER EXIST. UPON RECEIPT OF SUCH NOTICE BY EACH OF THE ADMINISTRATIVE AGENT AND THE BORROWER, SUCH LENDER'S COMMITMENT TO MAKE OR MAINTAIN EURODOLLAR ADVANCES SHALL BE REINSTATED.

   (d) Substituted Interest Rate. IN THE EVENT THAT (i) THE ADMINISTRATIVE AGENT SHALL HAVE DETERMINED (WHICH DETERMINATION SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER) THAT BY REASON OF CIRCUMSTANCES AFFECTING THE INTERBANK EURODOLLAR MARKET EITHER ADEQUATE AND REASONABLE MEANS DO NOT EXIST FOR ASCERTAINING THE EURODOLLAR RATE APPLICABLE PURSUANT TO SECTION 3.1 OR
   (ii) THE REQUIRED LENDERS SHALL HAVE NOTIFIED THE ADMINISTRATIVE AGENT THAT THEY HAVE DETERMINED (WHICH DETERMINATION SHALL BE CONCLUSIVE AND BINDING ON THE BORROWER) THAT THE APPLICABLE EURODOLLAR RATE WILL NOT ADEQUATELY AND FAIRLY REFLECT THE COST TO SUCH LENDERS OF MAINTAINING OR FUNDING LOANS BEARING INTEREST BASED ON SUCH EURODOLLAR RATE, WITH RESPECT TO ANY PORTION OF THE REVOLVING LOANS OR ACQUISITION LOANS, AS THE CASE MAY BE, THAT THE BORROWER HAS REQUESTED BE MADE AS EURODOLLAR ADVANCES OR EURODOLLAR ADVANCES THAT WILL RESULT FROM THE REQUESTED CONVERSION OR CONTINUATION OF ANY PORTION OF THE ADVANCES INTO OR OF EURODOLLAR ADVANCES (EACH, AN "Affected Advance"), THE ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY THE BORROWER AND THE LENDERS (BY TELEPHONE OR OTHERWISE, TO BE PROMPTLY CONFIRMED IN WRITING) OF SUCH DETERMINATION, ON OR, TO THE EXTENT PRACTICABLE, PRIOR TO THE REQUESTED BORROWING DATE OR CONVERSION DATE FOR SUCH AFFECTED ADVANCES. IF THE ADMINISTRATIVE AGENT SHALL GIVE SUCH NOTICE, (a) ANY AFFECTED ADVANCES SHALL BE MADE AS ABR ADVANCES, (b) THE ADVANCES (OR ANY PORTION THEREOF) THAT WERE TO HAVE BEEN CONVERTED TO AFFECTED ADVANCES SHALL BE CONVERTED TO ABR ADVANCES AND (c) ANY OUTSTANDING AFFECTED ADVANCES SHALL BE CONVERTED, ON THE LAST DAY OF THE THEN CURRENT INTEREST PERIOD WITH RESPECT THERETO, TO ABR ADVANCES. UNTIL ANY NOTICE UNDER CLAUSES (i) OR (ii), AS THE CASE MAY BE, OF THIS SECTION HAS BEEN WITHDRAWN BY THE ADMINISTRATIVE AGENT (BY NOTICE TO THE BORROWER PROMPTLY UPON EITHER (x) THE ADMINISTRATIVE AGENT HAVING DETERMINED THAT SUCH CIRCUMSTANCES AFFECTING THE INTERBANK EURODOLLAR MARKET NO LONGER EXIST AND THAT ADEQUATE AND REASONABLE MEANS DO EXIST FOR DETERMINING THE EURODOLLAR RATE PURSUANT TO SECTION 3.1 OR (y) THE ADMINISTRATIVE AGENT HAVING BEEN NOTIFIED BY SUCH REQUIRED LENDERS THAT CIRCUMSTANCES NO LONGER RENDER THE ADVANCES (OR ANY PORTION THEREOF) AFFECTED ADVANCES), NO FURTHER EURODOLLAR ADVANCES SHALL BE REQUIRED TO BE MADE BY THE LENDERS, NOR SHALL THE BORROWER HAVE THE RIGHT TO CONVERT ALL OR ANY PORTION OF THE REVOLVING LOANS OR THE ACQUISITION LOANS TO OR AS EURODOLLAR ADVANCES.

   (e) Payment; Certificates. EACH PAYMENT PURSUANT TO SUBSECTIONS (a) OR (b) ABOVE SHALL BE MADE WITHIN 10 DAYS AFTER DEMAND THEREFOR, WHICH DEMAND SHALL BE ACCOMPANIED BY A CERTIFICATE OF THE CREDIT PARTY DEMANDING SUCH PAYMENT SETTING FORTH THE CALCULATIONS OF THE ADDITIONAL AMOUNTS PAYABLE PURSUANT THERETO. EACH SUCH CERTIFICATE SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR. SUBJECT TO THE PROVISIONS OF SECTION 3.6(a), NO FAILURE BY ANY CREDIT PARTY TO DEMAND, AND NO DELAY IN DEMANDING, COMPENSATION FOR ANY INCREASED COST SHALL CONSTITUTE A WAIVER OF ITS RIGHT TO DEMAND SUCH COMPENSATION AT ANY TIME.

SECTION 3.7.TAXES

   (a) Payments Free of Taxes. ALL PAYMENTS BY OR ON ACCOUNT OF THE BORROWER UNDER ANY LOAN DOCUMENT TO OR FOR THE ACCOUNT OF A CREDIT PARTY SHALL BE MADE FREE AND CLEAR OF, AND WITHOUT ANY DEDUCTION OR WITHHOLDING FOR OR ON ACCOUNT OF, ANY AND ALL PRESENT OR FUTURE INDEMNIFIED TAXES OR OTHER TAXES, PROVIDED THAT IF THE BORROWER OR ANY OTHER PERSON IS REQUIRED BY ANY LAW, RULE, REGULATION, ORDER, DIRECTIVE, TREATY OR GUIDELINE TO MAKE ANY DEDUCTION OR WITHHOLDING IN RESPECT OF SUCH INDEMNIFIED TAX OR OTHER TAX FROM ANY AMOUNT REQUIRED TO BE PAID BY THE BORROWER TO OR ON BEHALF OF ANY CREDIT PARTY UNDER ANY LOAN DOCUMENT (EACH A "Required Payment"), THEN (i) THE BORROWER SHALL NOTIFY THE ADMINISTRATIVE AGENT AND SUCH CREDIT PARTY OF ANY SUCH REQUIREMENT OR ANY CHANGE IN ANY SUCH REQUIREMENT AS SOON AS THE BORROWER BECOMES AWARE THEREOF, (ii) THE BORROWER SHALL PAY SUCH INDEMNIFIED TAX OR OTHER TAX PRIOR TO THE DATE ON WHICH PENALTIES ATTACH

   THERETO, SUCH PAYMENT TO BE MADE (TO THE EXTENT THAT THE LIABILITY TO PAY IS IMPOSED ON THE BORROWER) FOR ITS OWN ACCOUNT OR (TO THE EXTENT THAT THE LIABILITY TO PAY IS IMPOSED ON SUCH CREDIT PARTY) ON BEHALF AND IN THE NAME OF SUCH CREDIT PARTY, (iii) THE BORROWER SHALL PAY TO SUCH CREDIT PARTY AN ADDITIONAL AMOUNT SUCH THAT SUCH CREDIT PARTY SHALL RECEIVE ON THE DUE DATE THEREFOR AN AMOUNT EQUAL TO THE REQUIRED PAYMENT HAD NO SUCH DEDUCTION OR WITHHOLDING BEEN MADE OR REQUIRED, AND (iv) THE BORROWER SHALL, WITHIN 30 DAYS AFTER PAYING SUCH INDEMNIFIED TAX OR OTHER TAX, DELIVER TO THE ADMINISTRATIVE AGENT AND SUCH CREDIT PARTY SATISFACTORY EVIDENCE OF SUCH PAYMENT TO THE RELEVANT GOVERNMENTAL AUTHORITY.

   (b) Reimbursement for Taxes and Other Taxes Paid by Credit Party. THE BORROWER SHALL REIMBURSE EACH CREDIT PARTY, WITHIN TEN DAYS AFTER WRITTEN DEMAND THEREFOR, FOR THE FULL AMOUNT OF ALL INDEMNIFIED TAXES OR OTHER TAXES PAID BY SUCH CREDIT PARTY ON OR WITH RESPECT TO ANY PAYMENT BY OR ON ACCOUNT OF ANY OBLIGATION OF THE BORROWER UNDER THE LOAN DOCUMENTS (INCLUDING INDEMNIFIED TAXES OR OTHER TAXES IMPOSED OR ASSERTED ON OR ATTRIBUTABLE TO AMOUNTS PAYABLE UNDER THIS SECTION) AND ANY PENALTIES, INTEREST AND REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO (OTHER THAN ANY SUCH PENALTIES, INTEREST OR EXPENSES THAT ARE INCURRED BY SUCH CREDIT PARTY'S UNREASONABLY TAKING OR OMITTING TO TAKE ACTION WITH RESPECT TO SUCH INDEMNIFIED TAXES OR OTHER TAXES), WHETHER OR NOT SUCH INDEMNIFIED TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY. A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR LIABILITY DELIVERED TO THE BORROWER BY A CREDIT PARTY SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR. IN THE EVENT THAT ANY CREDIT PARTY DETERMINES IN GOOD FAITH THAT IT HAS RECEIVED A REFUND OR CREDIT FOR INDEMNIFIED TAXES OR OTHER TAXES PAID BY THE BORROWER UNDER THIS SECTION 3.7, SUCH CREDIT PARTY SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH FACT AND SHALL REMIT TO THE BORROWER THE AMOUNT OF SUCH REFUND OR CREDIT.

   (c) Foreign Credit Parties. ANY FOREIGN CREDIT PARTY THAT IS ENTITLED TO AN EXEMPTION FROM OR REDUCTION OF WITHHOLDING TAX UNDER THE LAW OF THE JURISDICTION IN WHICH THE BORROWER IS LOCATED, OR ANY TREATY TO WHICH SUCH
   JURISDICTION IS A PARTY, WITH RESPECT T PAYMENTS UNDER THE LOAN DOCUMENTS   O
   SHALL DELIVER TO THE BORROWER (WITH A COPY TO THE ADMINISTRATIVE AGENT), AT THE TIME OR TIMES PRESCRIBED BY APPLICABLE LAW, SUCH PROPERLY COMPLETED AND EXECUTED DOCUMENTATION PRESCRIBED BY APPLICABLE LAW (INCLUDING INTERNAL REVENUE FORM 4224 OR FORM 1001) OR REASONABLY REQUESTED BY THE BORROWER AS WILL PERMIT SUCH PAYMENTS TO BE MADE WITHOUT WITHHOLDING OR AT A REDUCED RATE.

SECTION 3.8.REGISTER

               The Administrative Agent will maintain a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments and the Acquisition Loan Commitments of, and principal amount of the Loans owing to, each Lender, and the Letters of Credit outstanding, from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Loan Party and each Credit Party may treat each party whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         In order to induce the Credit Parties to enter into this Agreement and extend or participate in the Extensions of Credit provided herein, the Borrower makes the following representations and warranties to the Credit
   Parties:

SECTION 4.1.ORGANIZATION AND POWER

               Each of the Borrower and its Subsidiaries (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and to carry on its business as now conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted therein or the property owned by it therein makes such qualification necessary, except where such failure to qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

SECTION 4.2.AUTHORIZATION; ENFORCEABILITY

               Each transaction contemplated by the Loan Documents is within the corporate power of the Borrower and has been duly authorized by its Managing Person and, if required, by any other Person, including holders of its Capital Stock. Each Loan Document has been validly executed and delivered by each Loan Party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.3.APPROVALS; NO CONFLICTS

               Except as provided on Schedule 4.3, no transaction contemplated by the Loan Documents (i) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (ii) will violate any applicable law, rule or regulation or the Organizational Documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (iii) will violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (iv) will result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary other than the Permitted Liens.

SECTION 4.4.FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE

   (a) THE BORROWER HAS HERETOFORE FURNISHED TO THE CREDIT PARTIES (i) ITS FORM 10-Q FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 1998, CONTAINING THE CONSOLIDATED BALANCE SHEET AND STATEMENTS OF INCOME AND CASH FLOWS OF THE BORROWER AND THE SUBSIDIARIES AS OF AND FOR SUCH FISCAL QUARTER AND THE PORTION OF THE FISCAL YEAR THEN ENDED, CERTIFIED BY ITS CHIEF FINANCIAL OFFICER. SUCH FINANCIAL STATEMENTS PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION AND RESULTS OF OPERATIONS AND CASH FLOWS OF THE BORROWER AND CONSOLIDATED SUBSIDIARIES AS OF SUCH DATE AND FOR SUCH PERIOD IN ACCORDANCE WITH GAAP, SUBJECT TO YEAR-END AUDIT ADJUSTMENTS AND THE ABSENCE OF FOOTNOTES.

   (b) SINCE DECEMBER 31, 1997, EXCEPT FOR THE ORIGINAL TRANSACTIONS AND THE TRANSACTIONS, EACH OF THE BORROWER AND EACH SUBSIDIARY WHICH WAS A SUBSIDIARY AS OF SUCH DATE HAS CONDUCTED ITS BUSINESS ONLY IN THE ORDINARY COURSE AND THERE HAS BEEN NO MATERIAL ADVERSE CHANGE.

   (c) SINCE THE DATE OF ITS ACQUISITION (OR IF NOT ACQUIRED, ITS CREATION), EACH SUBSIDIARY HAS CONDUCTED ITS BUSINESS ONLY IN THE ORDINARY COURSE AND THERE HAS BEEN NO MATERIAL ADVERSE CHANGE.

SECTION 4.5.PROPERTIES, ETC.

   (a) EACH OF THE BORROWER AND EACH SUBSIDIARY HAS GOOD AND MARKETABLE TITLE TO, OR VALID LEASEHOLD INTERESTS IN, ALL OF ITS PROPERTY, REAL AND PERSONAL, MATERIAL TO ITS BUSINESS, SUBJECT TO NO LIENS, EXCEPT PERMITTED LIENS AND EXCEPT FOR MINOR DEFECTS IN TITLE THAT DO NOT INTERFERE WITH ITS ABILITY TO CONDUCT ITS BUSINESS AS CURRENTLY CONDUCTED OR TO UTILIZE SUCH PROPERTIES FOR THEIR INTENDED PURPOSES.

   (b) EACH OF THE BORROWER AND EACH SUBSIDIARY OWNS OR IS LICENSED TO USE ALL INTELLECTUAL PROPERTY MATERIAL TO ITS BUSINESS, AND THE USE THEREOF BY THE BORROWER OR ANY SUBSIDIARY DOES NOT CONFLICT WITH OR INFRINGE UPON THE VALID RIGHTS OF OTHERS, EXCEPT FOR ANY SUCH CONFLICTS OR INFRINGEMENTS THAT INDIVIDUALLY OR IN THE AGGREGATE, COULD NOT REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT.

   (c) No contract, lease or other agreement to which the Borrower or any Subsidiary is a party will lapse, be cancelled or otherwise terminate, which lapse, cancellation or termination, could reasonably be expected to result in a Material Adverse effect.

SECTION 4.6.LITIGATION

               Except as set forth on Schedule 4.6, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary or which may affect the property of any the Borrower or any Subsidiary, (i) that, in the good faith opinion of the Borrower, would reasonably be expected to have an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse effect or (ii) that involve any of the Transactions. Since the First Restatement Date, there has been no change in the status of any matter disclosed on Schedule 4.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse effect.

SECTION 4.7.ENVIRONMENTAL MATTERS

               Except as set forth on Schedule 4.7 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect, neither the Borrower nor any Subsidiary has (i) received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, arising in connection with any non-compliance with or violation of the requirements of any applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance (as defined below) or to health and safety matters (collectively, "ENVIRONMENTAL LAWS"), (ii) to the best knowledge of the Borrower, any threatened or actual liability in connection with the release or threatened release of any Hazardous Substance into the environment which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, (iii) received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any Subsidiary is or would be liable, which liability could reasonably be expected to result in a Material Adverse effect, or (iv) has received notice that any the Borrower or any Subsidiary is or may be liable to any Person under any Environmental Law, which liability could reasonably be expected to result in a Material Adverse effect. Each of the Borrower and each any Subsidiary is in compliance with the financial responsibility requirements of Environmental Laws to the extent applicable, except in those cases in which the failure so to comply would not reasonably be expected to result in a Material Adverse effect. For purposes hereof, "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic substance, material, waste or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, radioactive materials or any other substance or waste regulated pursuant to any Environmental Law. Since the First Restatement Date, there has been no change in the status of any matter disclosed on Schedule 4.7 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse effect.

SECTION 4.8.COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULT

               Each of the Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect. No Default has occurred and is continuing.

SECTION 4.9.INVESTMENT COMPANIES AND OTHER REGULATED ENTITIES

               None of the Borrower, any Subsidiary nor any Person controlled by, controlling, or under common control with, the Borrower or any Subsidiary, is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act, as amended, or (iii) subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness for borrowed money, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

SECTION 4.10.  FEDERAL RESERVE REGULATIONS

   (a) NEITHER THE BORROWER NOR ANY SUBSIDIARY IS ENGAGED PRINCIPALLY, OR AS ONE OF ITS IMPORTANT ACTIVITIES, IN THE BUSINESS OF EXTENDING CREDIT FOR THE PURPOSE OF PURCHASING OR CARRYING ANY MARGIN STOCK. AFTER GIVING EFFECT TO EACH TRANSACTION AND THE MAKING OF EACH EXTENSION OF CREDIT, MARGIN STOCK WILL CONSTITUTE LESS THAN 25% OF THE ASSETS (AS DETERMINED BY ANY REASONABLE METHOD) OF THE BORROWER AND ITS SUBSIDIARIES.

   (b) NO PART OF THE PROCEEDS OF ANY EXTENSION OF CREDIT WILL BE USED, WHETHER DIRECTLY OR INDIRECTLY, AND WHETHER IMMEDIATELY, INCIDENTALLY OR ULTIMATELY, FOR ANY PURPOSE THAT ENTAILS A VIOLATION OF, OR THAT IS INCONSISTENT WITH, THE PROVISIONS OF REGULATION U OR X.

SECTION 4.11.  ERISA

               Each Pension Plan is in compliance with ERISA and the Code, where applicable, in all material respects and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Pension Plans.

SECTION 4.12.TAXES

               Each of the Borrower and each Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid, or caused to be paid, all Taxes required to have been paid by it except (i) Taxes being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse effect.

SECTION 4.13.SUBSIDIARIES

   (a) AS OF THE FIRST RESTATEMENT DATE, (i) THE BORROWER HAS ONLY THE SUBSIDIARIES SET FORTH ON, AND THE AUTHORIZED, ISSUED AND OUTSTANDING CAPITAL STOCK OF THE BORROWER AND ITS SUBSIDIARIES IS AS SET FORTH ON, SCHEDULE 4.13 AND (ii) THE OWNERSHIP INTERESTS IN EACH SUBSIDIARY ARE DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE AND ARE OWNED BENEFICIALLY AND OF RECORD BY THE PERSONS SET FORTH ON SUCH SCHEDULE 4.13, FREE AND CLEAR OF ALL LIENS (OTHER THAN PERMITTED LIENS).

   (b) EXCEPT AS SET FORTH ON SCHEDULE 4.13, NEITHER THE BORROWER NOR ANY SUBSIDIARY HAS ISSUED ANY SECURITIES CONVERTIBLE INTO, OR OPTIONS OR WARRANTS FOR, ANY COMMON OR PREFERRED EQUITY SECURITIES THEREOF AND THERE ARE NO AGREEMENTS, VOTING TRUSTS OR UNDERSTANDINGS BINDING UPON THE BORROWER OR ANY SUBSIDIARY WITH RESPECT TO THE VOTING SECURITIES OF ANY SUBSIDIARY OR AFFECTING IN ANY MANNER THE SALE, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION THEREOF, INCLUDING ANY RIGHT OF FIRST REFUSAL, OPTION, REDEMPTION, CALL OR OTHER RIGHT WITH RESPECT THERETO, WHETHER SIMILAR OR DISSIMILAR TO ANY OF THE FOREGOING.

SECTION 4.14.  ABSENCE OF CERTAIN RESTRICTIONS

               No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any Subsidiary is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness to, the Borrower or to another Subsidiary.

SECTION 4.15.  LABOR RELATIONS

               As of the First Restatement Date, there are no material controversies pending that involve the Borrower or any Subsidiary which might result in a Material Adverse effect.

SECTION 4.16.  INSURANCE

               Schedule 4.16 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the First Restatement Date. As of the First Restatement Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 4.17.  NO MISREPRESENTATION

               The Borrower has disclosed to each Credit Party all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse effect. No certificate or report from time to time furnished by any of the Loan Parties in connection with the Transactions contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Credit Parties that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

SECTION 4.18.  TRANSACTION DOCUMENTS

               On and after the consummation of each Acquisition by the Borrower or any Subsidiary, the Transaction Documents applicable thereto are in full force and effect, and neither the Borrower nor such Subsidiary has entered into, or agreed to, any amendment, supplement, modification or waiver of any term or condition of any Transaction Document in any way which would adversely effect any Credit Party.

SECTION 4.19.  FINANCIAL CONDITION

               On and after each Borrowing Date and each date upon which an Acquisition by the Borrower or any Subsidiary shall be consummated, neither the Borrower nor any Subsidiary Guarantor is Insolvent.

SECTION 4.20.  YEAR 2000

               All of the material computer software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Borrower or any Subsidiary in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing and/or receiving, (i) data-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

SECTION 4.21.  MATERIAL AGREEMENTS

               The Borrower has not received notice from any party to any agreements, the cancellation or termination of which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, that such agreement or agreements would be cancelled, not renewed or otherwise terminated as a result of the consummation of any of the Transactions.

ARTICLE 5.     CONDITIONS TO EFFECTIVENESS

         This Agreement shall not become effective until such date (the "FIRST RESTATEMENT DATE") as each of the following conditions precedent have been satisfied (or waived in accordance with Section 11.1):

SECTION 5.1.EVIDENCE OF ACTION

               The Administrative Agent shall have received a certificate, dated the First Restatement Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Loan Party:

   (a) ATTACHING A TRUE AND COMPLETE COPY OF THE RESOLUTIONS OF ITS MANAGING PERSON AND OF ALL OTHER DOCUMENTS EVIDENCING ALL NECESSARY CORPORATE, PARTNERSHIP OR OTHER ACTION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ADMINISTRATIVE AGENT) TAKEN TO AUTHORIZE THE LOAN DOCUMENTS TO WHICH IT IS A PARTY AND THE TRANSACTIONS CONTEMPLATED THEREBY;

   (b)         ATTACHING A TRUE AND COMPLETE COPY OF ITS ORGANIZATIONAL
   DOCUMENTS;

   (c) SETTING FORTH THE INCUMBENCY OF ITS OFFICER OR OFFICERS (OR OTHER ANALOGOUS COUNTERPART) WHO MAY SIGN THE LOAN DOCUMENTS, INCLUDING THEREIN A SIGNATURE SPECIMEN OF SUCH OFFICER OR OFFICERS (OR OTHER ANALOGOUS COUNTERPART); AND

   (d) ATTACHING A CERTIFICATE OF GOOD STANDING OF THE SECRETARY OF STATE OF THE JURISDICTION OF ITS FORMATION AND OF EACH OTHER JURISDICTION IN WHICH IT IS QUALIFIED TO DO BUSINESS, EXCEPT, IN THE CASE OF SUCH OTHER JURISDICTION, WHEN THE FAILURE TO BE IN GOOD STANDING IN SUCH JURISDICTION WOULD NOT RESULT IN A MATERIAL ADVERSE EFFECT.

SECTION 5.2.THIS AGREEMENT

               The Administrative Agent (or its counsel) shall have received, in respect of each Person listed on the signature pages of this Agreement, either (i) a counterpart signature page hereof signed on behalf of such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include a facsimile transmission of a signed signature page of this Agreement) that a counterpart signature page hereof has been signed on behalf of such Person.

SECTION 5.3.NOTES

               The Administrative Agent shall have received an amended and restated Note for each Lender, dated the First Restatement Date, duly executed by a duly authorized officer of the Borrower.

SECTION 5.4.OPINION OF COUNSEL TO THE LOAN PARTIES

               The Administrative Agent shall have received a favorable opinion of Hogan & Hartson, L.L.P, counsel to the Loan Parties, addressed to the Credit Parties (and permitting counsel to the Administrative Agent to rely thereon), dated the First Restatement Date, in form and substance satisfactory to the Administrative Agent, together with such opinions of local counsel as the Administrative Agent may reasonably require.

SECTION 5.5.PERFECTION CERTIFICATE

               The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate, dated the First Restatement Date and signed by an executive officer of the Borrower, together with all attachments contemplated thereby.

SECTION 5.6.GVG FINANCE COMPANY

               The Administrative Agent (or its counsel) shall have received all certificates, instruments, opinions and other documents required to be delivered with respect to GVG Finance Company under Sections 7.9 and 7.10 of the Existing Credit Agreement.

SECTION 5.7.ABSENCE OF MATERIAL ADVERSE CHANGE

               Since December 31, 1997, there shall have occurred no Material Adverse change and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to the foregoing effect.

SECTION 5.8.OFFICER'S CERTIFICATE

         The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the First Restatement Date, in all respects satisfactory to the Administrative Agent certifying that as of the First Restatement Date (i) no Default exists and (ii) the representations and warranties contained in the Loan Documents are true and correct.

SECTION 5.9.MASTER ASSIGNMENT

               The Administrative Agent shall have received counterparts of the Master Assignment signed on behalf of each party thereto.

SECTION 5.10.  FEES

   (a) THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED A FEE FOR THE ACCOUNT OF EACH LENDER IN AN AMOUNT EQUAL TO 0.50% OF THE SUM OF SUCH LENDER'S REVOLVING COMMITMENT AND ACQUISITION LOAN COMMITMENT.

   (b) THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED ALL FEES AND OTHER AMOUNTS DUE AND PAYABLE TO THE ADMINISTRATIVE AGENT UNDER THE LOAN DOCUMENTS ON OR PRIOR TO THE FIRST RESTATEMENT DATE, INCLUDING, TO THE EXTENT INVOICED, REIMBURSEMENT OR PAYMENT OF THE FEES AND DISBURSEMENTS OF THE ADMINISTRATIVE AGENT'S COUNSEL AND ALL OTHER OUT-OF-POCKET EXPENSES REQUIRED TO BE REIMBURSED OR PAID BY THE BORROWER HEREUNDER.

SECTION 5.11.  OTHER DOCUMENTS

               The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably request.

ARTICLE 6.     CONDITIONS TO EACH EXTENSION OF CREDIT

         The obligation of each Credit Party to make any Extension of Credit (other than a participation in a Letter of Credit) under this Agreement shall be subject to the satisfaction of the following conditions precedent as of the date thereof:

SECTION 6.1.COMPLIANCE

               On each Borrowing Date and after giving effect to the Extensions of Credit thereon (i) no Default shall have occurred or be continuing; and (ii) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each Extension of Credit and each Credit Request therefor shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

SECTION 6.2.CREDIT REQUEST

               With respect to each Extension of Credit, the Administrative Agent shall have received a Credit Request, executed by a duly authorized officer of the Borrower.

SECTION 6.3.LAW

        Such Extension of Credit shall not be prohibited by any applicable law, rule or regulation.

ARTICLE 7.  AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Reimbursement Obligations, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

SECTION 7.1.FINANCIAL STATEMENTS AND INFORMATION

               The Borrower shall furnish or cause to be furnished to the Administrative Agent and each

   Lender:

   (a)       WITHIN 90 DAYS AFTER THE END OF EACH FISCAL YEAR:

         (i) a copy of its Form 10-K for such fiscal year containing the audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Accountants (without (x) a "going concern" or like qualification or exception, (y) any qualification or exception as to the scope of such audit or (z) any qualification or exception which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.14 (each, an "IMPERMISSIBLE QUALIFICATION")) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

         (ii) a copy of its unaudited consolidating balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting fairly the consolidating financial condition and the consolidating results of operations of the Borrower and the Subsidiaries.

   (b) WITHIN 45 DAYS AFTER THE END OF EACH OF THE FIRST THREE FISCAL QUARTERS OF EACH FISCAL YEAR:

         (i) a copy of its Form 10-Q for such fiscal quarter consolidated balance sheet and the related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

         (ii) a copy of its consolidating balance sheet and related statements of income, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a schedule of other unaudited financial information consisting of consolidating or combining details in columnar form with such consolidating Subsidiaries separately identified, in accordance with GAAP consistently applied;

   (c) CONCURRENTLY WITH ANY DELIVERY OF FINANCIAL STATEMENTS UNDER SUBSECTIONS (a) OR (b) ABOVE, A CERTIFICATE (A "Compliance Certificate") OF A FINANCIAL OFFICER OF THE BORROWER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D,
   (i) CERTIFYING AS TO WHETHER A DEFAULT HAS OCCURRED AND, IF SO, SPECIFYING THE DETAILS THEREOF AND ANY ACTION TAKEN OR PROPOSED TO BE TAKEN WITH RESPECT THERETO, (ii) SETTING FORTH REASONABLY DETAILED CALCULATIONS DEMONSTRATING COMPLIANCE WITH SECTION 8.14 AND (iii) STATING WHETHER ANY CHANGE IN GAAP OR IN THE APPLICATION THEREOF HAS OCCURRED SINCE THE DATE OF THE AUDITED FINANCIAL

   STATEMENTS REFERRED TO IN SECTION 4.4 AND, IF ANY SUCH CHANGE HAS OCCURRED, SPECIFYING THE EFFECT OF SUCH CHANGE ON THE FINANCIAL STATEMENTS ACCOMPANYING SUCH COMPLIANCE CERTIFICATE;

   (d)   CONCURRENTLY WITH ANY DELIVERY OF FINANCIAL STATEMENTS UNDER SUBSECTION
   (a) ABOVE, A CERTIFICATE EXECUTED BY AN EXECUTIVE OFFICER OR A FINANCIAL OFFICER OF THE BORROWER (i) SETTING FORTH THE INFORMATION REQUIRED PURSUANT TO SECTIONS 2 AND 5 OF THE PERFECTION CERTIFICATE OR CONFIRMING THAT THERE HAS BEEN NO CHANGE IN SUCH INFORMATION SINCE THE DATE OF SUCH CERTIFICATE OR THE DATE OF THE MOST RECENT CERTIFICATE DELIVERED PURSUANT TO THIS SUBSECTION
   (e), (ii) CERTIFYING THAT ALL UNIFORM COMMERCIAL CODE FINANCING STATEMENTS OR OTHER APPROPRIATE FILINGS, RECORDINGS OR REGISTRATIONS, INCLUDING ALL REFILINGS, RERECORDINGS AND RE-REGISTRATIONS, CONTAINING A DESCRIPTION OF THE COLLATERAL, HAVE BEEN FILED OF RECORD IN EACH GOVERNMENTAL, MUNICIPAL OR OTHER APPROPRIATE OFFICE IN EACH JURISDICTION IDENTIFIED PURSUANT TO CLAUSE
   (i) ABOVE TO THE EXTENT NECESSARY TO PROTECT AND PERFECT THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT FOR A PERIOD OF NOT LESS THAN 18 MONTHS AFTER THE DATE OF SUCH CERTIFICATE (EXCEPT AS NOTED THEREIN WITH RESPECT TO ANY CONTINUATION STATEMENTS TO BE FILED WITHIN SUCH PERIOD) AND (iii) IDENTIFYING IN THE FORMAT OF SCHEDULES 7, 8 AND 10, AS APPLICABLE, EQUITY INTERESTS (AS DEFINED IN THE SECURITY AGREEMENT), INSTRUMENTS (AS DEFINED IN THE SECURITY AGREEMENT) AND INTELLECTUAL PROPERTY OF THE BORROWER AND EACH SUBSIDIARY GUARANTOR IN EXISTENCE ON THE DATE THEREOF AND NOT THEN LISTED ON SUCH SCHEDULES OR PREVIOUSLY SO IDENTIFIED TO THE ADMINISTRATIVE AGENT;

   (e) CONCURRENTLY WITH ANY DELIVERY OF FINANCIAL STATEMENTS UNDER SUBSECTIONS (a) AND (b) ABOVE, A CERTIFICATE EXECUTED BY A FINANCIAL OFFICER CERTIFYING AS TO (i) THE THEN OUTSTANDING EXISTING LETTERS OF CREDIT AND THE COLLATERAL PLEDGED TO THE ISSUERS OF SUCH EXISTING LETTERS OF CREDIT, AND
   (ii) ALL INVESTMENTS (INCLUDING SUCH INFORMATION AS SHALL BE SUFFICIENT TO ENABLE THE ADMINISTRATIVE AGENT TO MAKE A DETERMINATION AS TO WHETHER, IN ITS GOOD FAITH DETERMINATION, SUCH INVESTMENTS AND THE EARNINGS THEREFROM SUFFICIENTLY REDUCE THE EXPOSURE OF THE BORROWER AND THE SUBSIDIARIES TO INTEREST RATE FLUCTUATIONS);

   (f) PROMPTLY AFTER THE SAME BECOME PUBLICLY AVAILABLE, COPIES OF ALL MATERIAL PERIODIC AND OTHER REPORTS, PROXY STATEMENTS AND OTHER MATERIALS FILED BY THE BORROWER OR ANY SUBSIDIARY WITH THE SEC OR WITH ANY NATIONAL SECURITIES EXCHANGE, OR DISTRIBUTED BY THE BORROWER TO ITS SHAREHOLDERS GENERALLY, AS THE CASE MAY BE; AND

   (g) PROMPTLY FOLLOWING ANY REQUEST THEREFOR, SUCH OTHER INFORMATION REGARDING THE BORROWER OR ANY SUBSIDIARY, OR COMPLIANCE WITH THE TERMS OF THIS AGREEMENT, AS ANY CREDIT PARTY MAY REASONABLY REQUEST.

SECTION 7.2.NOTICE OF MATERIAL EVENTS

               The Borrower shall furnish to the Administrative Agent and each Lender, prompt written notice of the following together with a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

   (a)   THE OCCURRENCE OF ANY DEFAULT;

   (b) THE FILING OR COMMENCEMENT OF ANY ACTION, SUIT OR PROCEEDING BY OR BEFORE ANY GOVERNMENTAL AUTHORITY AGAINST OR AFFECTING THE BORROWER OR ANY AFFILIATE THEREOF THAT, IF ADVERSELY DETERMINED, COULD IN THE GOOD FAITH OPINION OF THE BORROWER REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT;

   (c) ANY LAPSE, REFUSAL TO RENEW OR EXTEND OR OTHER TERMINATION OF ANY MATERIAL LICENSE, PERMIT, FRANCHISE OR OTHER AUTHORIZATION ISSUED TO THE BORROWER OR ANY SUBSIDIARY BY ANY PERSON OR GOVERNMENTAL AUTHORITY, WHICH LAPSE, REFUSAL OR TERMINATION, COULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT;

   (d) THE OCCURRENCE OF ANY ERISA EVENT THAT, ALONE OR TOGETHER WITH ANY OTHER ERISA EVENTS THAT HAVE OCCURRED, COULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT;

   (e)   THE OCCURRENCE OF ANY EQUITY ISSUANCE RESULTING IN NET CASH PROCEEDS;

   (f) THE OCCURRENCE OF ANY INSURED DAMAGE TO ANY PORTION OF ANY COLLATERAL OR THE COMMENCEMENT OF ANY ACTION OR PROCEEDING FOR THE TAKING OF ANY COLLATERAL OR ANY PART THEREOF OR INTEREST THEREIN UNDER POWER OF EMINENT DOMAIN OR BY CONDEMNATION OR SIMILAR PROCEEDING THE VALUE OF WHICH WOULD REASONABLY BE EXPECTED TO EXCEED $250,000; OR

   (g) THE OCCURRENCE OF ANY OTHER DEVELOPMENT THAT HAS OR COULD REASONABLY BE EXPECTED TO RESULT IN, A MATERIAL ADVERSE EFFECT.

SECTION 7.3.EXISTENCE; CONDUCT OF BUSINESS

               The Borrower shall, and shall cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence (provided that the foregoing shall not prohibit any merger or consolidation not prohibited by Section 8.3), and
   (ii) all rights, licenses, permits, privileges and franchises the absence of which would reasonably be expected to have a Material Adverse effect.

SECTION 7.4.PAYMENT OF OBLIGATIONS

               The Borrower shall, and shall cause each Subsidiary to, pay and discharge when due, its obligations, including obligations with respect to Taxes, which, if unpaid, could reasonably be expected to result in a Material Adverse effect, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse effect.

SECTION 7.5.MAINTENANCE OF PROPERTIES

               The Borrower shall, and shall cause each Subsidiary to, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted) at all times, all of its property other than property, the loss of which would not reasonably be expected to have a Material Adverse effect.

SECTION 7.6.INSURANCE

               The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies (i) insurance in at least such amounts and against at least such risks (but including in any event public liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) such other insurance as is required pursuant to the terms of any Security Document, and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

SECTION 7.7.BOOKS AND RECORDS; INSPECTION RIGHTS

               The Borrower shall, and shall cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and, at all reasonable times upon reasonable prior notice, permit representatives of the Credit Parties to (i) visit the offices of the Borrower and each Subsidiary, (ii) examine such books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, (v) to examine and inspect the propert of the Borrower andy each such Subsidiary and (vi) meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

SECTION 7.8.COMPLIANCE WITH LAWS

               The Borrower shall, and shall cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

SECTION 7.9.ADDITIONAL SUBSIDIARIES

   (a) Domestic Subsidiaries. SUBJECT TO ARTICLE 5, IN THE EVENT THAT ON OR AFTER THE ORIGINAL EFFECTIVE DATE, ANY PERSON SHALL BECOME A DOMESTIC SUBSIDIARY, OR ANY SUBSIDIARY (OTHER THAN A SUBSIDIARY GUARANTOR) SHALL AT ANY TIME BE A DOMESTIC SUBSIDIARY, THE BORROWER SHALL (i) NOTIFY THE ADMINISTRATIVE AGENT IN WRITING THEREOF WITHIN THREE BUSINESS DAYS THEREOF,
   (ii) CAUSE SUCH PERSON TO EXECUTE AND DELIVER TO THE ADMINISTRATIVE AGENT THE SUBSIDIARY GUARANTEE OR, IF THE SUBSIDIARY GUARANTEE IS THEN IN EFFECT, A GUARANTEE SUPPLEMENT (AS DEFINED THEREIN), A SECURITY AGREEMENT SUPPLEMENT (AS DEFINED IN THE SECURITY AGREEMENT) AND TO BECOME A PARTY TO EACH OTHER APPLICABLE SECURITY DOCUMENT IN THE MANNER PROVIDED THEREIN WITHIN FIVE BUSINESS DAYS THEREAFTER AND TO PROMPTLY TAKE SUCH ACTIONS TO CREATE AND PERFECT LIENS ON SUCH PERSON'S ASSETS TO SECURE SUCH PERSON'S OBLIGATIONS UNDER THE LOAN DOCUMENTS AS THE ADMINISTRATIVE AGENT OR THE REQUIRED LENDERS SHALL REASONABLY REQUEST, (iii) CAUSE ANY SHARES OF CAPITAL STOCK OF, OR PROMISSORY NOTES EVIDENCING INDEBTEDNESS OF, SUCH NEW DOMESTIC SUBSIDIARY OWNED BY OR ON BEHALF OF ANY LOAN PARTY TO BE PLEDGED PURSUANT TO THE SECURITY AGREEMENT WITHIN FIVE BUSINESS DAYS THEREAFTER, (iv) CAUSE EACH SUCH NEW DOMESTIC SUBSIDIARY TO DELIVER TO THE ADMINISTRATIVE AGENT ANY SHARES OF CAPITAL STOCK OR PROMISSORY NOTES EVIDENCING INDEBTEDNESS OF ANY SUBSIDIARY THAT ARE OWNED BY OR ON BEHALF OF SUCH NEW DOMESTIC SUBSIDIARY WITHIN FIVE BUSINESS DAYS AFTER SUCH SUBSIDIARY IS FORMED OR ACQUIRED (EXCEPT THAT, IF ANY SUCH SUBSIDIARY IS A FOREIGN SUBSIDIARY, SHARES OF CAPITAL STOCK OF SUCH PERSON TO BE SO PLEDGED MAY BE LIMITED AS PROVIDED IN SUBSECTION (b) BELOW AND, IF REQUESTED BY THE ADMINISTRATIVE AGENT WITH RESPECT TO THE PLEDGE OF CAPITAL STOCK OF A FOREIGN SUBSIDIARY, THE ADMINISTRATIVE AGENT SHALL RECEIVE THE DOCUMENTS REFERRED TO IN SUBSECTION (b)(iii) BELOW), AND (v) DELIVER TO THE ADMINISTRATIVE AGENT A PERFECTION CERTIFICATE WITH RESPECT TO SUCH SUBSIDIARY AND SUCH ADDITIONAL FINANCING STATEMENTS, GRANTS OF SECURITY INTEREST AND POWERS OF ATTORNEY (AS EACH SUCH TERM IS DEFINED IN THE SECURITY AGREEMENT) CERTIFICATES, INSTRUMENTS, OPINIONS AND OTHER DOCUMENTS AS THE ADMINISTRATIVE AGENT MAY REQUEST.

   (b) Foreign Subsidiaries. IN THE EVENT THAT ON OR AFTER THE ORIGINAL EFFECTIVE DATE, ANY PERSON SHALL BECOME A FOREIGN SUBSIDIARY, THE BORROWER SHALL (i) NOTIFY THE ADMINISTRATIVE AGENT IN WRITING THEREOF WITHIN THREE BUSINESS DAYS THEREOF, (ii) CAUSE SUCH PERSON TO EXECUTE AND DELIVER TO THE ADMINISTRATIVE AGENT AN INTERCOMPANY SUBORDINATION AGREEMENT (iii) CAUSE THE LESSER OF (x) 65% OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF SUCH FOREIGN SUBSIDIARY OR (y) ALL OF SUCH SHARES OWNED BY THE LOAN PARTIES, TOGETHER WITH ALL PROMISSORY NOTES EVIDENCING INDEBTEDNESS OF, SUCH FOREIGN SUBSIDIARY ARE TO ANY LOAN PARTY TO BE PLEDGED PURSUANT TO THE SECURITY AGREEMENT WITHIN FIVE BUSINESS DAYS THEREAFTER, PROVIDED, THAT IF REQUESTED BY THE ADMINISTRATIVE AGENT WITH RESPECT TO THE PLEDGE OF CAPITAL STOCK OF A FOREIGN SUBSIDIARY, DELIVER TO THE ADMINISTRATIVE AGENT AN ADDITIONAL PLEDGE AGREEMENT, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT (EACH AN "Additional Pledge Agreement") AND AN OPINION OF COUNSEL (INCLUDING COUNSEL PRACTICING UNDER THE LAWS OF THE JURISDICTION UNDER WHICH SUCH FOREIGN SUBSIDIARY WAS FORMED) WITH RESPECT TO THE ENFORCEABILITY OF SUCH PLEDGE AGREEMENT OR ADDITIONAL PLEDGE AGREEMENT AND THE VALIDITY AND PERFECTION OF THE LIEN GRANTED THEREIN AND (iv) DELIVER TO THE ADMINISTRATIVE AGENT SUCH CERTIFICATES, INSTRUMENTS AND OPINIONS AS THE ADMINISTRATIVE AGENT MAY REQUEST.

SECTION 7.10.  ADDITIONAL COLLATERAL

               Subject to Article 5, if after the Original Effective Date, the Borrower or any other Loan Party acquires any property which would constitute Collateral, the Borrower shall, and shall cause each such Loan Party to, execute any and all documents, financing statements, agreements and instruments, Grants of Security Interests and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, control agreements and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the Transactions or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

SECTION 7.11.  HEDGING AGREEMENTS

               Within 30 days after the Administrative Agent notifies the Borrower that in the good faith determination of the Administrative Agent (which determination shall be binding on the Borrower), the investments of the Borrower and the Subsidiaries and the earnings therefrom do not sufficiently reduce the exposure of the Borrower and the Subsidiaries to interest rate fluctuations, the Borrower shall enter into and maintain Hedging Agreements, in form and substance reasonably satisfactory to the Administrative Agent, with respect to an amount equal to not less than 50% of the sum of the Aggregate Revolving Exposure and Aggregate Acquisition Loan Exposure at any time.

SECTION 7.12.  INTENTIONALLY OMITTED

SECTION 7.13.  EXISTING LETTERS OF CREDIT

               The Borrower shall use its best efforts to cause Letters of Credit issued pursuant to this Agreement to be substituted for all Existing Letters of Credit as soon as practicable, provided that Letters of Credit issued pursuant to this Agreement shall be substituted for all Existing Letters of Credit no later than May 6, 1999.

ARTICLE 8.     NEGATIVE COVENANTS

         The Borrower agrees that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Reimbursement Obligations, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

SECTION 8.1.INDEBTEDNESS

               The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any liability for Indebtedness, except:

   (a)   INDEBTEDNESS DUE UNDER THE LOAN DOCUMENTS;

   (b) INDEBTEDNESS OF THE BORROWER OR ANY SUBSIDIARY IN RESPECT OF ANY EXISTING LETTER OF CREDIT, BUT NOT ANY EXTENSIONS, RENEWALS AND REPLACEMENTS OF SUCH INDEBTEDNESS, AND OTHER INDEBTEDNESS OF THE BORROWER OR ANY SUBSIDIARY AS SET FORTH ON SCHEDULE 8.1 AND EXISTING ON THE DATE HEREOF, AND ANY EXTENSIONS, RENEWALS AND REPLACEMENTS OF SUCH OTHER INDEBTEDNESS;

   (c) INDEBTEDNESS OF THE BORROWER TO ANY SUBSIDIARY OR OF SUBSIDIARIES TO THE BORROWER OR OTHER SUBSIDIARIES, PROVIDED THAT (A) INDEBTEDNESS OF THE BORROWER OR ANY SUBSIDIARY GUARANTOR TO A SUBSIDIARY THAT IS NOT A SUBSIDIARY GUARANTOR SHALL BE SUBORDINATED PURSUANT TO THE INTERCOMPANY SUBORDINATION AGREEMENT, AND (B) IMMEDIATELY AFTER GIVING EFFECT TO ANY INDEBTEDNESS OF ANY SUBSIDIARY THAT IS NOT A SUBSIDIARY GUARANTOR TO THE BORROWER OR ANY SUBSIDIARY GUARANTOR, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00;

   (d) GUARANTEES BY THE BORROWER OF INDEBTEDNESS OF ANY SUBSIDIARY OR GUARANTEES BY ANY SUBSIDIARY OF INDEBTEDNESS OF THE BORROWER OR OF ANY OTHER SUBSIDIARY, PROVIDED THAT WITH RESPECT TO GUARANTEES BY THE BORROWER OR ANY SUBSIDIARY GUARANTOR OF INDEBTEDNESS OF A SUBSIDIARY THAT IS NOT A SUBSIDIARY GUARANTOR, IMMEDIATELY AFTER GIVING EFFECT THERETO, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00;

   (e) (i) INDEBTEDNESS OF THE BORROWER OR ANY SUBSIDIARY (A) INCURRED TO FINANCE THE ACQUISITION, CONSTRUCTION OR IMPROVEMENT OF ANY FIXED OR CAPITAL ASSETS, INCLUDING CAPITAL LEASE OBLIGATIONS, (B) ASSUMED IN CONNECTION WITH THE ACQUISITION OF ANY SUCH ASSETS OR (C) SECURED BY A LIEN ON ANY SUCH ASSETS, (ii) INDEBTEDNESS OF ANY PERSON THAT BECOMES A SUBSIDIARY OF THE BORROWER AFTER THE ORIGINAL

   EFFECTIVE DATE, OR (iii) EXTENSIONS, RENEWALS AND REPLACEMENTS OF ANY INDEBTEDNESS UNDER THIS SUBSECTION 8.1(e) THAT DO NOT INCREASE THE OUTSTANDING PRINCIPAL AMOUNT THEREOF, PROVIDED THAT (x) EXCEPT WITH RESPECT TO INDEBTEDNESS UNDER CLAUSE (i)(A) OF THIS SECTION 8.1(e), INDEBTEDNESS UNDER THIS SUBSECTION 8.1(e), SHALL NOT BE CREATED, ASSUMED OR INCURRED IN CONTEMPLATION OF OR IN CONNECTION WITH ANY SUCH ACQUISITION OR SUCH PERSON BECOMING A SUBSIDIARY, AND (y) IMMEDIATELY AFTER GIVING EFFECT THERETO, THE AVAILABLE DEBT AMOUNT SHALL NOT BE LESS THAN $1.00;

   (f) OTHER UNSECURED INDEBTEDNESS OF THE BORROWER OR ANY SUBSIDIARY, EXCLUDING INDEBTEDNESS (A) OF SUBSIDIARIES TO THE BORROWER OR OTHER SUBSIDIARIES OR THE BORROWER TO SUBSIDIARIES, (B) UNDER THE LOAN DOCUMENTS, AND (C) INDEBTEDNESS SUBORDINATED TO THE INDEBTEDNESS UNDER THE LOAN DOCUMENTS PURSUANT TO A SUBORDINATION AGREEMENT IN FORM AND SUBSTANCE SATISFACTORY TO THE REQUIRED LENDERS, PROVIDED THAT IMMEDIATELY AFTER GIVING EFFECT TO SUCH OTHER NON-EXCLUDED INDEBTEDNESS, THE AVAILABLE DEBT AMOUNT SHALL NOT BE LESS THAN $1.00; AND

   (g) OTHER UNSECURED INDEBTEDNESS OF THE BORROWER (THE "Refinancing Debt"), PROVIDED THAT: (i) NO DEFAULT SHALL EXIST IMMEDIATELY BEFORE AND AFTER GIVING EFFECT THERETO AND ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN
   ARTICLE 4 SHALL BE TRUE AND CORRECT AS IF THEN MADE, (ii) THE TERMS AND CONDITIONS OF THE NOTE OR OTHER AGREEMENTS PURSUANT TO WHICH THE REFINANCING DEBT IS ISSUED (COLLECTIVELY, THE "Refinancing Debt Documents") ARE NO LESS FAVORABLE TAKEN AS A WHOLE TO THE BORROWER THAN THE TERMS AND CONDITIONS OF THIS AGREEMENT, (iii) THE REFINANCING DEBT SHALL BE EITHER PARI PASSU WITH, OR SUBORDINATED TO, THE INDEBTEDNESS UNDER THE LOAN DOCUMENTS, (iv) THE MATURITY OF SUCH INDEBTEDNESS IS NOT EARLIER THAN ONE YEAR AFTER THE MATURITY DATE, (v) INTEREST THEREON IS PAYABLE IN CASH AND THE RATE THEREON IS NOT IN EXCESS OF THE RATE AVAILABLE FOR SIMILAR BORROWINGS BY SIMILAR BORROWERS AT THE TIME OF THE INCURRENCE OF THE REFINANCING DEBT, (vi) THE NET CASH PROCEEDS THEREOF ARE APPLIED TO THE PERMANENT REDUCTION OF THE AGGREGATE ACQUISITION LOAN COMMITMENT AND AGGREGATE REVOLVING COMMITMENT AND THE PREPAYMENT OF THE LOANS PURSUANT TO SECTIONS 2.3 AND 2.4, AND (vii) THE ADMINISTRATIVE AGENT RECEIVES A COPY OF THE AGREEMENT, INDENTURE OR OTHER DOCUMENTS GOVERNING SUCH REFINANCING DEBT, WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE REQUIRED LENDERS.

SECTION 8.2.NEGATIVE PLEDGE

               The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for the following (collectively, "PERMITTED LIENS"):

   (a)   ANY CUSTOMARY LIEN;

   (b) ANY LIEN ON ANY PROPERTY OR ASSET OF THE BORROWER OR ANY SUBSIDIARY SECURING OBLIGATIONS IN RESPECT OF THE EXISTING LETTERS OF CREDIT AS SET FORTH ON SCHEDULE 8.2, AND ANY OTHER LIEN ON ANY PROPERTY OR ASSET OF THE BORROWER OR ANY SUBSIDIARY AS SET FORTH ON SUCH SCHEDULE AND EXISTING ON THE DATE HEREOF, PROVIDED THAT, IN EACH CASE, (i) SUCH LIEN SHALL NOT APPLY TO ANY OTHER PROPERTY OR ASSET OF THE BORROWER OR ANY SUBSIDIARY, AND (ii) SUCH LIEN SHALL SECURE ONLY THOSE OBLIGATIONS WHICH IT SECURES AS SET FORTH ON SUCH SCHEDULE, AND ANY EXTENSIONS, RENEWALS AND REPLACEMENTS THEREOF THAT DO NOT INCREASE THE OUTSTANDING PRINCIPAL AMOUNT THEREOF.

   (c) ANY LIEN ON ANY FIXED OR CAPITAL ASSET OF THE BORROWER OR ANY SUBSIDIARY, PROVIDED THAT SUCH LIEN SHALL EXIST AT THE TIME OF THE ACQUISITION OF SUCH ASSET, SHALL HAVE BEEN CREATED CONTEMPORANEOUSLY WITH SUCH ACQUISITION TO SECURE THE PAYMENT OF THE PURCHASE PRICE THEREOF OR SHALL HAVE BEEN INCURRED PRIOR TO THE ACQUISITION OF SUCH ASSET BY THE BORROWER OR SUCH SUBSIDIARY, OR PRIOR TO THE TIME SUCH PERSON BECAME A SUBSIDIARY OF THE BORROWER, BUT IN ANY EVENT SUCH LIEN SHALL NOT HAVE BEEN CREATED IN CONTEMPLATION OF OR IN CONNECTION WITH THE ACQUISITION OF SUCH ASSET, OR THE CREATION OR ACQUISITION OF ANY PERSON THAT, AFTER GIVING EFFECT THERETO, IS A SUBSIDIARY OF THE BORROWER, PROVIDED THAT (i) SUCH LIEN SHALL NOT APPLY TO ANY OTHER PROPERTY OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY (OTHER THAN FIXED ASSETS WHICH CONSTITUTE FIXTURES THEREON OR ACCESSIONS THERETO), (ii) AT THE TIME OF ACQUISITION OF ANY SUCH FIXED ASSET, THE AGGREGATE AMOUNT REMAINING UNPAID ON ALL LIABILITIES SECURED BY LIENS ON SUCH FIXED ASSET, WHETHER OR NOT ASSUMED BY THE BORROWER OR A SUBSIDIARY, SHALL NOT EXCEED THE FAIR MARKET VALUE AT THE TIME OF ACQUISITION OF SUCH FIXED ASSET (AS DETERMINED IN GOOD

   FAITH BY THE BOARD OF DIRECTORS OF THE BORROWER), (iii) AT THE TIME OF THE INCURRENCE OF SUCH LIABILITIES AND AFTER GIVING EFFECT THERETO AND TO THE APPLICATION OF THE PROCEEDS THEREOF, NO DEFAULT WOULD EXIST; AND (vi) IMMEDIATELY AFTER GIVING EFFECT THERETO, THE AVAILABLE DEBT AMOUNT SHALL NOT BE LESS THAN $1.00.

   (d) LIENS ON MARGIN STOCK, IF AND TO THE EXTENT THAT THE VALUE OF THE MARGIN STOCK OF THE BORROWER AND ITS SUBSIDIARIES EXCEEDS 25% OF
   THE ASSETS (AS DETERMINED BY ANY REASONABLE METHOD) OF THE BORROWER AND ITS SUBSIDIARIES.

SECTION 8.3.FUNDAMENTAL CHANGES

               The Borrower shall not, and shall not permit Subsidiaries to, consolidate or merge into or with any other Person, or permit any other Person to merge into or consolidate with it or any Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of any class of the Capital Stock of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, or permit any Subsidiaries to do any of the foregoing, except that so long as immediately before and after giving effect thereto, no Default shall exist:

   (a) THE BORROWER MAY MERGE WITH ANY SUBSIDIARY GUARANTOR AND ANY SUBSIDIARY GUARANTOR MAY MERGE WITH THE BORROWER OR ANY OTHER SUBSIDIARY GUARANTOR, PROVIDED THAT IN CONNECTION WITH ANY MERGER INVOLVING THE BORROWER, THE BORROWER SHALL BE THE SURVIVOR THEREOF;

   (b) ANY SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR MAY MERGE WITH ANY OTHER SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR;

   (c) ANY SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR MAY MERGE WITH ANY SUBSIDIARY GUARANTOR, AND ANY SUBSIDIARY GUARANTOR MAY MERGE WITH ANY SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR, PROVIDED THAT (i) IMMEDIATELY AFTER GIVING EFFECT TO ANY SUCH MERGER IN WHICH SUCH SUBSIDIARY GUARANTOR IS THE SURVIVOR, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00, (ii) WITH RESPECT TO ANY MERGER IN WHICH SUCH SUBSIDIARY GUARANTOR IS NOT THE SURVIVOR, SUCH MERGER SHALL BE TREATED AS A DISPOSITION FOR ALL PURPOSES OF SECTIONS 2.4(c)(i) AND 8.6(d);

   (d) THE BORROWER OR ANY SUBSIDIARY MAY MERGE WITH ANY PERSON THAT IS NOT A SUBSIDIARY, PROVIDED THAT (i) IN CONNECTION WITH ANY SUCH MERGER INVOLVING THE BORROWER, THE BORROWER SHALL BE THE SURVIVOR THEREOF, (ii) WITH RESPECT TO ANY SUCH MERGER INVOLVING A SUBSIDIARY IN WHICH, IMMEDIATELY AFTER GIVING EFFECT THERETO, THE SURVIVING PERSON IS NOT A SUBSIDIARY, SUCH MERGER SHALL BE TREATED AS A DISPOSITION FOR ALL PURPOSES OF SECTIONS 2.4(c)(i) AND 8.6(d), (iii) WITH RESPECT TO ANY SUCH MERGER INVOLVING A LOAN PARTY IN WHICH, IMMEDIATELY AFTER GIVING EFFECT THERETO, THE SURVIVING PERSON IS A SUBSIDIARY, PROVIDED THAT (A) IF SUCH SUBSIDIARY IS A DOMESTIC SUBSIDIARY,
   (1) IMMEDIATELY AFTER GIVING EFFECT TO ANY SUCH MERGER, THE AVAILABLE OTHER INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00, AND (2) SUCH MERGER SHALL BE TREATED AS AN ACQUISITION FOR ALL PURPOSES OF SECTION 8.5 AND (B) IF SUCH SUBSIDIARY IS A FOREIGN SUBSIDIARY, IMMEDIATELY AFTER GIVING EFFECT TO ANY SUCH MERGER, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00;

   (e) ANY SUBSIDIARY MAY MAKE ANY DISPOSITION PERMITTED BY SECTIONS 8.6(c) OR (d);

             (f)         Intentionally Omitted;

   (f) THE BORROWER MAY MERGE INTO A NEWLY FORMED CORPORATION INCORPORATED UNDER DELAWARE LAW, WITH SUCH DELAWARE CORPORATION AS THE SURVIVOR, PROVIDED, HOWEVER, (i) NO DEFAULT WOULD EXIST IMMEDIATELY BEFORE OR AFTER GIVING EFFECT THERETO, (ii) SUCH SURVIVING CORPORATION SHALL HAVE EXECUTED AND DELIVERED TO THE ADMINISTRATIVE AGENT AN ASSUMPTION AGREEMENT IN FORM AND SUBSTANCE SATISFACTORY TO IT PURSUANT TO WHICH SUCH SURVIVING CORPORATION ASSUMES THE OBLIGATIONS OF THE BORROWER UNDER THE LOAN DOCUMENTS, (iii) THE SURVIVING CORPORATION EXECUTES AND DELIVERS TO THE ADMINISTRATIVE AGENT SUCH UCC-1 FINANCING STATEMENTS AND OTHER DOCUMENTS AS THE ADMINISTRATIVE AGENT SHALL REASONABLY REQUEST IN CONNECTION WITH THE PERFECTION OF THE SECURITY INTERESTS GRANTED UNDER THE COLLATERAL DOCUMENTS.

SECTION 8.4.INVESTMENTS, LOANS, ADVANCES AND GUARANTEES

               The Borrower shall not, and shall not permit any Subsidiary to, purchase or otherwise acquire, hold or invest in any derivative product, or any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any Person, or make or permit to exist any investment or any other interest in, any other Person, except:

   (a)   INVESTMENTS IN CASH EQUIVALENTS AND INVESTMENT GRADE SECURITIES;

   (b)   INVESTMENTS EXISTING ON THE DATE HEREOF AS SET FORTH ON SCHEDULE 8.4;

   (c) INVESTMENTS BY THE BORROWER OR ANY SUBSIDIARY IN THE CAPITAL STOCK OF OR DEBT ISSUED BY THE BORROWER AND INVESTMENTS BY ANY SUBSIDIARY IN THE CAPITAL STOCK OF OR DEBT ISSUED BY ANY OTHER SUBSIDIARY, PROVIDED THAT (i) THE PROCEEDS OF SUCH INVESTMENT IN A BORROWER OR A SUBSIDIARY GUARANTOR SHALL BE RECEIVED BY THE BORROWER OR SUCH SUBSIDIARY GUARANTOR, AND (ii) IMMEDIATELY AFTER GIVING EFFECT TO EACH INVESTMENT BY THE BORROWER OR ANY SUBSIDIARY GUARANTOR IN THE CAPITAL STOCK OF OR DEBT ISSUED BY ANY SUBSIDIARY THAT IS NOT A SUBSIDIARY GUARANTOR, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00;

   (d)   ACQUISITIONS PERMITTED BY SECTION 8.5;

   (e) PURCHASES OR OTHER ACQUISITIONS (INCLUDING THROUGH A DIVIDEND OR OTHERWISE AND WHETHER IN A SINGLE TRANSACTION OR IN A SERIES OF RELATED TRANSACTIONS) (i) BY THE BORROWER OR ANY SUBSIDIARY OF ANY PROPERTY OR ASSETS FROM ANY OTHER SUBSIDIARY OR (ii) BY ANY SUBSIDIARY OF ANY PROPERTY OR ASSETS FROM THE BORROWER OR ANY OTHER SUBSIDIARY, PROVIDED THAT IMMEDIATELY AFTER GIVING EFFECT TO ANY SUCH PURCHASE OR ACQUISITION BETWEEN A LOAN PARTY, AS PURCHASER, AND A SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR, AS SELLER, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00; AND

   (f) GUARANTEES PERMITTED BY SECTION 8.1(d) AND HEDGING AGREEMENTS PERMITTED BY SECTION 8.8.

         Notwithstanding anything in this Agreement to the contrary, all customer deposits shall be invested in cash, Cash Equivalents and Investment Grade Securities.

SECTION 8.5.ACQUISITIONS

               The Borrower shall not, and shall not permit any Subsidiary to, at any time, make any purchase or other acquisition (including by way of a dividend received or otherwise and whether in a single transaction or in a series of related transactions) of (i) any assets of any other Person that, taken together, constitute a business unit, (ii) any Capital Stock of any other Person if, immediately thereafter, such other Person would be a Subsidiary of the Borrower (iii) any assets of any other Person otherwise not in the ordinary course of business, or (iv) enter into any binding agreement to perform any transaction described in clauses (i), (ii) or (iii) above which is not contingent on obtaining the consent of the Required Lenders (each transaction described in clauses (i), (ii), (iii) and (iv) above being referred to as an "ACQUISITION"), except that the Borrower or any Subsidiary may make Acquisitions, provided that:

   (a)   INTENTIONALLY OMITTED,

   (b) NO DEFAULT SHALL OR WOULD EXIST IMMEDIATELY BEFORE OR AFTER GIVING EFFECT TO EACH SUCH ACQUISITION, ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 4 SHALL BE TRUE AND CORRECT AS IF THEN MADE AND, IF SUCH ACQUISITION IS MADE ON OR BEFORE DECEMBER 31, 1999, THE PRO-FORMA LEVERAGE RATIO SHALL NOT EXCEED 3.10:1.00 (ON A PRO FORMA BASIS GIVING EFFECT TO SUCH ACQUISITION, ANY INDEBTEDNESS INCURRED IN CONNECTION THEREWITH, AND TAKING INTO ACCOUNT THE EARNINGS BEFORE INTEREST,

   TAXES, DEPRECIATION AND AMORTIZATION (CALCULATED IN THE MANNER OF THE CALCULATION OF EBITDA) OF THE PERSON OR BUSINESS ACQUIRED AND EACH OTHER PERSON OR BUSINESS ACQUIRED DURING THE IMMEDIATELY PRECEDING FOUR FISCAL QUARTERS), AND THE BORROWER SHALL HAVE DELIVERED TO THE ADMINISTRATIVE AGENT AND EACH LENDER A CERTIFICATE OF A FINANCIAL OFFICER AS TO THE FOREGOING MATTERS (CONTAINING CALCULATIONS ON A PRO-FORMA BASIS OF THE FINANCIAL COVENANTS CONTAINED IN SECTION 8.14 IN REASONABLE DETAIL),

   (c) IMMEDIATELY AFTER GIVING EFFECT THERETO, THE AVAILABLE OTHER INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00,

   (d) WITH RESPECT TO EACH ACQUISITION MADE IN ANY PERIOD OF FOUR CONSECUTIVE FISCAL QUARTERS, THE SUM (THE "Acquisition Consideration") OF (i) THE CASH CONSIDERATION PAID OR AGREED TO BE PAID IN CONNECTION WITH SUCH ACQUISITION PLUS (ii) THE FAIR MARKET VALUE OF ALL NON-CASH CONSIDERATION PAID OR AGREED TO BE PAID IN CONNECTION WITH SUCH ACQUISITION PLUS (iii) AN AMOUNT EQUAL TO THE PRINCIPAL OR STATED AMOUNT OF ALL LIABILITIES ASSUMED OR INCURRED BY SUCH PERSON OR ANY LOAN PARTY IN CONNECTION THEREWITH PLUS (iv) THE ACQUISITION CONSIDERATION PAID IN RESPECT OF EACH OTHER SUCH ACQUISITION MADE DURING SUCH PERIOD SHALL NOT EXCEED $25,000,000,

   (e) WITH RESPECT TO EACH ACQUISITION IN RESPECT OF WHICH THE ACQUISITION CONSIDERATION EXCEEDS $5,000,000, THE BORROWER SHALL HAVE DELIVERED TO THE ADMINISTRATIVE AGENT AND EACH LENDER WRITTEN NOTICE THEREOF NOT LESS THAN TEN BUSINESS DAYS PRIOR TO THE CONSUMMATION OF SUCH ACQUISITION,

   (f)   INTENTIONALLY OMITTED,

   (g) THE BORROWER SHALL HAVE DELIVERED TO THE ADMINISTRATIVE AGENT AND EACH LENDER, A COMPLIANCE CERTIFICATE SIGNED BY A FINANCIAL OFFICER OF THE BORROWER, IN ALL RESPECTS REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT, DATED THE DATE OF THE CONSUMMATION OF SUCH ACQUISITION AND

   (i) STATING THAT THE BORROWER IS IN COMPLIANCE WITH ALL COVENANTS ON A PRO-FORMA BASIS AFTER GIVING EFFECT TO SUCH ACQUISITION, AND (ii) ATTACHING A COPY OF THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE BORROWER UTILIZED FOR PURPOSES OF PREPARING SUCH COMPLIANCE CERTIFICATE, WHICH PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS PRESENT THE BORROWER'S GOOD FAITH ESTIMATE OF ITS PRO-FORMA CONSOLIDATED FINANCIAL CONDITION AT THE DATE THEREOF, AFTER GIVING EFFECT TO SUCH ACQUISITION,

   (h) THE BORROWER SHALL HAVE COMPLIED WITH THE PROVISIONS OF SECTIONS 7.9 AND 7.10 (INCLUDING THE DELIVERY OF ADDITIONAL SECURITY DOCUMENTS, LEGAL OPINIONS, CERTIFICATES, ETC.), AND

   (i) THE BORROWER SHALL HAVE DELIVERED TO THE ADMINISTRATIVE AGENT SUCH OTHER INFORMATION, DOCUMENTS AND OTHER ITEMS AS THE ADMINISTRATIVE AGENT SHALL HAVE REASONABLY REQUESTED.

SECTION 8.6. DISPOSITIONS

               The Borrower shall not, and shall not permit any Subsidiary to, sell, assign, lease, transfer or otherwise dispose of any property or assets, except:

   (a) (i) SALES OF INVENTORY AND UNCONSOLIDATED INVESTMENTS IN THE ORDINARY COURSE OF BUSINESS, (ii) SALES, ASSIGNMENTS, TRANSFERS OR OTHER DISPOSITIONS OF ANY PROPERTY OR ASSETS THAT, IN THE REASONABLE OPINION OF THE BORROWER OR SUCH SUBSIDIARY, AS THE CASE MAY BE, ARE OBSOLETE OR NO LONGER USEFUL IN THE CONDUCT OF ITS BUSINESS AND (iii) INVESTMENTS IN CASH EQUIVALENTS, AND INVESTMENT GRADE SECURITIES;

   (b) SALES OF MARGIN STOCK, IF AND TO THE EXTENT THAT THE VALUE OF THE MARGIN STOCK OF THE BORROWER AND THE SUBSIDIARIES EXCEEDS 25% OF THE VALUE OF THE ASSETS (AS DETERMINED BY ANY REASONABLE METHOD) OF THE BORROWER AND THE SUBSIDIARIES;

   (c) SALES, ASSIGNMENTS, LEASES, TRANSFERS OR OTHER DISPOSITIONS OF ANY PROPERTY OR ASSETS BY THE BORROWER TO ANY SUBSIDIARY AND BY ANY SUBSIDIARY TO THE BORROWER OR ANY OTHER SUCH SUBSIDIARY, PROVIDED THAT IMMEDIATELY AFTER GIVING EFFECT TO ANY SUCH TRANSACTION BETWEEN A LOAN PARTY AND A SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00; AND

   (d) SALES, ASSIGNMENTS, LEASES, TRANSFERS OR OTHER DISPOSITIONS NOT OTHERWISE DESCRIBED IN THIS SECTION 8.6 (EACH A "Disposition"), PROVIDED THAT
   (i) IMMEDIATELY BEFORE AND AFTER GIVING EFFECT TO EACH SUCH DISPOSITION, NO DEFAULT SHALL OR WOULD EXIST, (ii) 75% OF THE TOTAL CONSIDERATION RECEIVED OR TO BE RECEIVED THEREFOR BY THE BORROWER OR THE SUBSIDIARIES SHALL BE PAYABLE IN CASH OR CASH EQUIVALENTS ON OR BEFORE THE CLOSING THEREOF AND SHALL NOT BE LESS THAN THE FAIR MARKET VALUE THEREOF AS REASONABLY

   DETERMINED BY THE MANAGING PERSON OF THE BORROWER OR SUCH SUBSIDIARY, (iii) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE RECEIVED (A) WRITTEN NOTICE THEREOF NOT LESS THAN TEN BUSINESS DAYS PRIOR TO EACH SUCH DISPOSITION, AND (B) A CERTIFICATE IN RESPECT THEREOF SIGNED BY A DULY AUTHORIZED OFFICER OF THE BORROWER IDENTIFYING THE PROPERTY OR OTHER ASSET SUBJECT TO SUCH DISPOSITION, AND CERTIFYING THAT THE CONSIDERATION RECEIVED OR TO BE RECEIVED BY THE BORROWER OR SUCH SUBSIDIARY FOR SUCH PROPERTY HAS BEEN DETERMINED BY THE MANAGING PERSON THEREOF TO BE NOT LESS THAN THE FAIR MARKET VALUE OF SUCH PROPERTY AND (z) THE TOTAL CONSIDERATION TO BE PAID IN RESPECT OF SUCH DISPOSITION, TOGETHER WITH ESTIMATES OF ITEMS TO BE DEDUCTED THEREFROM IN ARRIVING AT THE NET CASH PROCEEDS THEREOF.

SECTION 8.7.RESTRICTED PAYMENTS

               The Borrower shall not, and shall not permit any Subsidiaries to declare, pay or make any dividend or other distribution, direct or indirect, on account of any Capital Stock issued by such Person now or hereafter outstanding (other than a dividend payable solely in shares or other units of such Capital Stock to the holders of such shares or other units) or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of its Capital Stock now or hereafter outstanding (collectively, "RESTRICTED PAYMENTS"), except:

   (a) RESTRICTED PAYMENTS MADE BY THE BORROWER TO ANY SUBSIDIARY OR MADE BY ANY SUBSIDIARY TO THE BORROWER OR TO ANY OTHER SUBSIDIARY, PROVIDED THAT (i) IMMEDIATELY BEFORE AND AFTER GIVING EFFECT THERETO, NO DEFAULT SHALL OR WOULD EXIST, AND (ii) IN THE CASE OF A RESTRICTED PAYMENT MADE BY A LOAN PARTY TO A SUBSIDIARY WHICH IS NOT A SUBSIDIARY GUARANTOR, IMMEDIATELY AFTER GIVING EFFECT THERETO, THE AVAILABLE INTERCOMPANY INVESTMENT AMOUNT SHALL NOT BE LESS THAN $1.00; AND

   (b) RESTRICTED PAYMENTS MADE BY THE BORROWER PRIOR TO MAY 23, 2000 IN CONNECTION WITH THE REDEMPTION, RETIREMENT, SINKING FUND OR SIMILAR PAYMENT, PURCHASE OR OTHER ACQUISITION OF SHARES OF COMMON STOCK, PROVIDED THAT (i) NO DEFAULT WOULD EXIST IMMEDIATELY BEFORE AND AFTER GIVING EFFECT THERETO AND
   (ii) THE AGGREGATE AMOUNT OF ALL SUCH RESTRICTED PAYMENTS SHALL NOT EXCEED $3,000,000.

SECTION 8.8.HEDGING AGREEMENTS

               The Borrower shall not, and shall not permit any Subsidiary to, enter into any Hedging Agreements, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 8.9.SALE AND LEASE-BACK TRANSACTIONS

               The Borrower shall not, and shall not permit any Subsidiary to, enter into an arrangement with any Person or group of Persons providing for the renting or leasing by the Borrower or any Subsidiary of any property or asset which has been or is to be sold or transferred by the Borrower or any Subsidiary to any such Person.

SECTION 8.10.  LINES OF BUSINESS

               The Borrower shall not, and shall not permit any Subsidiary to, engage in any business other than the Line of Business.

SECTION 8.11.  TRANSACTIONS WITH AFFILIATES

               The Borrower shall not, and shall not permit any Subsidiary to, become a party to any transaction with an Affiliate, or permit any Subsidiary so to do, unless the Borrower's or such Subsidiary's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower or such Subsidiary as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.

SECTION 8.12.  USE OF PROCEEDS

               The Borrower shall not use the proceeds of the Loans for any purpose other than as follows: (i) the Revolving Loans may be used for general corporate purposes (other than to finance

   Permitted Acquisitions) that are consistent with the provisions hereof, including the payment of Fees hereunder, and (ii) the Acquisition Loans may be used solely to finance Permitted Acquisitions.

SECTION 8.13.  RESTRICTIVE AGREEMENTS

               The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrower or any other Subsidiary of the Borrower, provided that the foregoing shall not apply to restrictions and conditions imposed by applicable law or by this Agreement.

SECTION 8.14.  FINANCIAL COVENANTS

(a) Leverage Ratio. THE BORROWER SHALL NOT PERMIT THE LEVERAGE RATIO TO AT ANY TIME EXCEED THE RATIO SET FORTH BELOW WITH RESPECT TO THE APPLICABLE PERIOD SET FORTH BELOW:

-----------------------------------------------------------------------------------------------------------------
                    Period                                                                               Ratio
-----------------------------------------------------------------------------------------------------------------
   First Restatement Date through December 31, 1999                                                    3.25:1.00
-----------------------------------------------------------------------------------------------------------------
   January 1, 2000 through December 31, 2000                                                           3.00:1.00
-----------------------------------------------------------------------------------------------------------------
   January 1, 2001 through December 31, 2001                                                           2.75:1.00
-----------------------------------------------------------------------------------------------------------------
   January 1, 2002 and thereafter                                                                      2.50:1.00
-----------------------------------------------------------------------------------------------------------------

(b) Interest Coverage Ratio. THE BORROWER SHALL NOT PERMIT THE INTEREST COVERAGE RATIO AS OF THE LAST DAY OF ANY FISCAL QUARTER TO BE LESS THAN THE RATIO SET FORTH BELOW WITH RESPECT TO THE APPLICABLE PERIOD SET FORTH BELOW:

-----------------------------------------------------------------------------------------------------------------
                    Period                                                                               Ratio
-----------------------------------------------------------------------------------------------------------------
   First Restatement Date through December 31, 1999                                                    3.50:1.00
-----------------------------------------------------------------------------------------------------------------
   January 1, 2000 through December 31, 2000                                                           4.00:1.00
-----------------------------------------------------------------------------------------------------------------
   January 1, 2001 and thereafter                                                                      5.00:1.00
-----------------------------------------------------------------------------------------------------------------

(c) Fixed Charge Coverage Ratio. THE BORROWER SHALL NOT PERMIT THE FIXED CHARGE COVERAGE RATIO AS OF THE LAST DAY OF ANY FISCAL QUARTER TO BE LESS THAN THE RATIO SET FORTH BELOW WITH RESPECT TO THE APPLICABLE PERIOD SET FORTH BELOW:

-----------------------------------------------------------------------------------------------------------------
                    Period                                                                               Ratio
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
     First Restatement Date through December 31, 1999                                                    1.30:1.00
-----------------------------------------------------------------------------------------------------------------
     January 1, 2000 through December 31, 2000                                                           1.40:1.00
-----------------------------------------------------------------------------------------------------------------
     January 1, 2001 and thereafter                                                                      1.50:1.00
-----------------------------------------------------------------------------------------------------------------

   (d)    Minimum Net Worth. THE BORROWER SHALL NOT PERMIT NET WORTH TO BE LESS
   THAN:

     (i) as of each of December 31, 1998, March 31, 1999, June 30, 1999 and September 30, 1999, an amount equal to $44,000,000,

     (ii) as of each of December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, an amount equal to $44,000,000 plus the sum for the fiscal year ended December 31, 1999, of 75% of the net profit (but not net loss) of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year,

     (iii) as of each of December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001, an amount equal to the amount calculated under clause
   (ii) above plus the sum for the fiscal year ended December 31, 2000, of 75% of the net profit (but not net loss) of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year,

     (iv) as of each of December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, an amount equal to the amount calculated under clause
   (iii) above plus the sum for the fiscal year ended December 31, 2001, of 75% of the net profit (but not net loss) of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year,

     (v) as of each of December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003, an amount equal to the amount calculated under clause
   (iv) above plus the sum for the fiscal year ended December 31, 2003, of 75% of the net profit (but not net loss) of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year,

     (vi) as of each of December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, an amount equal to the amount calculated under clause (v) above.

   (e) Capital Expenditures. THE BORROWER SHALL NOT MAKE ANY CAPITAL EXPENDITURES (OR INCUR ANY OBLIGATION TO MAKE ANY CAPITAL EXPENDITURE) OR PERMIT ANY SUBSIDIARY TO DO SO, IN ANY FISCAL YEAR IN AN AGGREGATE AMOUNT IN EXCESS OF THE AMOUNTS SET FORTH BELOW FOR SUCH FISCAL YEAR (TO BE CALCULATED ON A NONCUMULATIVE BASIS SO THAT AMOUNTS NOT EXPENDED IN A FISCAL YEAR MAY NOT BE CARRIED OVER AND EXPENDED IN ANY SUBSEQUENT FISCAL YEAR):

--------------------------------------------------------------------------------
               Fiscal Year Ending                                    Amount
--------------------------------------------------------------------------------
                     1998                                          $4,300,000
--------------------------------------------------------------------------------
                     1999                                          $4,500,000
--------------------------------------------------------------------------------
                     2000                                          $4,700,000
--------------------------------------------------------------------------------
                     2001                                          $4,900,000
--------------------------------------------------------------------------------
                     2002                                          $5,100,000
--------------------------------------------------------------------------------
              2003 and thereafter                                  $5,300,000
--------------------------------------------------------------------------------

ARTICLE 9.     DEFAULTS

SECTION 9.1.EVENTS OF DEFAULT

               The following shall each constitute an "EVENT OF DEFAULT" hereunder:

   (a) THE FAILURE OF THE BORROWER TO MAKE (i) ANY PAYMENT OF PRINCIPAL ON ANY LOAN, OR IN RESPECT OF ANY REIMBURSEMENT OBLIGATION, WHEN DUE AND PAYABLE, OR
   (ii) ANY DEPOSIT INTO THE CASH COLLATERAL ACCOUNT WHEN REQUIRED HEREBY; OR

   (b) THE FAILURE OF THE BORROWER TO MAKE ANY PAYMENT OF INTEREST, FEES, EXPENSES OR OTHER AMOUNTS PAYABLE UNDER ANY LOAN DOCUMENT OR OTHERWISE TO THE ADMINISTRATIVE AGENT WITH RESPECT TO THE LOAN FACILITIES ESTABLISHED HEREUNDER WITHIN THREE BUSINESS DAYS OF THE DATE WHEN DUE AND PAYABLE; OR

   (c) THE FAILURE OF THE BORROWER TO OBSERVE OR PERFORM ANY COVENANT OR AGREEMENT CONTAINED IN SECTION 7.9, 7.10, 7.11 OR ARTICLE 8; OR

   (d) THE FAILURE OF ANY LOAN PARTY TO OBSERVE OR PERFORM ANY OTHER TERM, COVENANT, OR AGREEMENT CONTAINED IN ANY LOAN DOCUMENT TO WHICH IT IS A PARTY AND SUCH FAILURE SHALL HAVE CONTINUED UNREMEDIED FOR A PERIOD OF 30 DAYS AFTER SUCH LOAN PARTY SHALL HAVE OBTAINED KNOWLEDGE THEREOF; OR

   (e) ANY REPRESENTATION OR WARRANTY MADE BY ANY LOAN PARTY (OR BY AN OFFICER THEREOF ON ITS BEHALF) IN ANY LOAN DOCUMENT OR IN ANY CERTIFICATE, REPORT, OPINION (OTHER THAN AN OPINION OF COUNSEL) OR OTHER DOCUMENT DELIVERED OR TO BE DELIVERED PURSUANT THERETO, SHALL PROVE TO HAVE BEEN

   INCORRECT OR MISLEADING (WHETHER BECAUSE OF MISSTATEMENT OR OMISSION) IN ANY MATERIAL RESPECT WHEN MADE; OR

   (f) THE FAILURE OF ANY LOAN PARTY TO MAKE ANY PAYMENT (WHETHER OF PRINCIPAL OR INTEREST AND REGARDLESS OF AMOUNT) IN RESPECT OF MATERIAL LIABILITIES WHEN DUE OR WITHIN ANY GRACE PERIOD FOR THE PAYMENT THEREOF; OR

   (g) ANY EVENT OR CONDITION OCCURS THAT RESULTS IN ANY MATERIAL LIABILITY BECOMING OR BEING DECLARED TO BE DUE AND PAYABLE PRIOR TO THE SCHEDULED MATURITY THEREOF, OR THAT ENABLES OR PERMITS (WITH OR WITHOUT THE GIVING OF NOTICE, THE LAPSE OF TIME OR BOTH) THE HOLDER OR HOLDERS OF ANY MATERIAL LIABILITY OR ANY TRUSTEE OR AGENT ON ITS OR THEIR BEHALF TO CAUSE ANY MATERIAL LIABILITY TO BE DUE AND PAYABLE, OR TO REQUIRE THE PREPAYMENT, REPURCHASE, REDEMPTION OR DEFEASANCE THEREOF, IN EACH CASE PRIOR TO THE SCHEDULED MATURITY THEREOF (IN EACH CASE AFTER GIVING EFFECT TO ANY APPLICABLE GRACE PERIOD); OR

   (h) ANY LOAN PARTY SHALL (i) SUSPEND OR DISCONTINUE ITS BUSINESS (EXCEPT TO THE EXTENT PERMITTED BY SECTION 7.3), (ii) MAKE AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS, (iii) GENERALLY NOT BE PAYING ITS DEBTS AS SUCH DEBTS BECOME DUE, (IV) ADMIT IN WRITING ITS INABILITY TO PAY ITS DEBTS AS THEY BECOME DUE,
   (v) FILE A VOLUNTARY PETITION IN BANKRUPTCY, (vi) BECOME INSOLVENT, (vii) FILE ANY PETITION OR ANSWER SEEKING FOR ITSELF ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT OF DEBT, LIQUIDATION OR DISSOLUTION OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE STATUTE, LAW OR REGULATION OF ANY JURISDICTION, (viii) PETITION OR APPLY TO ANY TRIBUNAL FOR ANY RECEIVER, CUSTODIAN OR ANY TRUSTEE FOR ANY SUBSTANTIAL PART OF ITS PROPERTY, (ix) BE THE SUBJECT OF ANY SUCH PROCEEDING FILED AGAINST IT WHICH REMAINS UNDISMISSED FOR A PERIOD OF 60 DAYS, (x) FILE ANY ANSWER ADMITTING OR NOT CONTESTING THE MATERIAL ALLEGATIONS OF ANY SUCH PETITION FILED AGAINST IT OR ANY ORDER, JUDGMENT OR DECREE APPROVING SUCH PETITION IN ANY SUCH PROCEEDING, (xi) SEEK, APPROVE, CONSENT TO, OR ACQUIESCE IN ANY SUCH PROCEEDING, OR IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, SEQUESTRATOR, CUSTODIAN, LIQUIDATOR, OR FISCAL AGENT FOR IT, OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR AN ORDER IS ENTERED APPOINTING ANY SUCH TRUSTEE, RECEIVER, CUSTODIAN, LIQUIDATOR OR FISCAL AGENT AND SUCH ORDER REMAINS IN EFFECT FOR 60 DAYS, OR (xii) TAKE ANY FORMAL ACTION FOR THE PURPOSE OF EFFECTING ANY OF THE FOREGOING OR LOOKING TO THE LIQUIDATION OR DISSOLUTION OF THE BORROWER, SUCH SUBSIDIARY OR SUCH OTHER LOAN PARTY; OR

   (i) AN (i) ORDER OR DECREE IS ENTERED BY A COURT HAVING JURISDICTION (A) ADJUDGING ANY LOAN PARTY BANKRUPT OR INSOLVENT, (B) APPROVING AS PROPERLY FILED A PETITION SEEKING REORGANIZATION, LIQUIDATION, ARRANGEMENT, ADJUSTMENT OR COMPOSITION OF OR IN RESPECT OF ANY LOAN PARTY UNDER THE BANKRUPTCY OR INSOLVENCY LAWS OF ANY JURISDICTION, (C) APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR (OR OTHER SIMILAR OFFICIAL) OF ANY LOAN PARTY OR OF ANY SUBSTANTIAL PART OF THE PROPERTY OF ANY THEREOF, OR (D) ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF ANY LOAN PARTY, AND ANY SUCH DECREE OR ORDER CONTINUES UNSTAYED AND IN EFFECT FOR A PERIOD OF 60 DAYS OR (ii) ORDER FOR RELIEF IS ENTERED UNDER THE BANKRUPTCY OR INSOLVENCY LAWS OF ANY JURISDICTION OR ANY OTHER; OR

   (j) JUDGMENTS OR DECREES AGAINST ANY LOAN PARTY AGGREGATING IN EXCESS OF $250,000 (UNLESS ADEQUATELY INSURED BY A SOLVENT UNAFFILIATED INSURANCE COMPANY WHICH HAS ACKNOWLEDGED COVERAGE), SHALL REMAIN UNPAID, UNSTAYED ON APPEAL, UNDISCHARGED, UNBONDED OR UNDISMISSED FOR A PERIOD OF 60 CONSECUTIVE DAYS; OR

   (k) ANY OF THIS AGREEMENT, ANY NOTE, OR ANY SECURITY DOCUMENT SHALL CEASE, FOR ANY REASON, TO BE IN FULL FORCE AND EFFECT, OR ANY LOAN PARTY SHALL SO ASSERT IN WRITING OR SHALL DISAVOW ANY OF ITS OBLIGATIONS UNDER ANY OF THIS AGREEMENT, ANY NOTE, OR ANY SECURITY DOCUMENT; OR

   (l) ANY LIEN PURPORTED TO BE CREATED UNDER ANY SECURITY DOCUMENT SHALL CEASE TO BE, OR SHALL BE ASSERTED BY ANY LOAN PARTY NOT TO BE, A VALID AND PERFECTED LIEN ON, AND SECURITY INTEREST IN, ANY COLLATERAL, WITH THE PRIORITY REQUIRED BY THE APPLICABLE SECURITY DOCUMENT, EXCEPT AS A RESULT OF A DISPOSITION THEREOF TO THE EXTENT PERMITTED UNDER THE LOAN DOCUMENTS; OR

   (m) AN ERISA EVENT SHALL HAVE OCCURRED THAT, IN THE OPINION OF THE REQUIRED LENDERS, WHEN TAKEN TOGETHER WITH ALL OTHER ERISA EVENTS THAT HAVE OCCURRED, COULD REASONABLY BE EXPECTED TO RESULT IN LIABILITY OF THE BORROWER AND ITS SUBSIDIARIES IN AN AGGREGATE AMOUNT EXCEEDING (i) IN ANY YEAR, $250,000, OR
   (ii) FOR ALL PERIODS, $250,000; OR

   (n)   THE OCCURRENCE OF A CHANGE OF CONTROL.

SECTION 9.2.CONTRACT REMEDIES

   (a) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR AT ANY TIME THEREAFTER DURING THE CONTINUANCE THEREOF,

      (i) in the case of an Event of Default specified in Section 9.1(h) or 9.1
   (i), without declaration or notice to the Borrower, all of the Commitments shall immediately and automatically terminate, and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and

      (ii) in all other cases, upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare all of the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate, and/or declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

   In the event that the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, the Administrative Agent
   (i) upon the direction of the Required Lenders, shall proceed to enforce the rights of the holders of the Notes and the Reimbursement Obligations by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents and (ii) may exercise any and all rights and remedies provided to the Administrative Agent by the Loan Documents. To the extent permitted by law, except as otherwise expressly provided in the Loan Documents, the Borrower expressly waives presentment, demand, protest and all other notices of any kind in connection with the Loan Documents are hereby expressly waived. To the extent permitted by law, the Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

   (b) IN THE EVENT THAT THE COMMITMENTS SHALL HAVE TERMINATED OR THE LOANS, ALL ACCRUED AND UNPAID INTEREST THEREON AND ALL OTHER AMOUNTS OWING UNDER THE LOAN DOCUMENTS SHALL HAVE BECOME DUE AND PAYABLE PURSUANT TO THE PROVISIONS OF THIS ARTICLE 9, ANY FUNDS RECEIVED BY ANY CREDIT PARTY FROM OR ON BEHALF OF THE BORROWER (EXCEPT FUNDS RECEIVED BY ANY LENDER AS A RESULT OF A PURCHASE FROM ANY OTHER LENDER PURSUANT TO SECTION 2.6(c)) SHALL BE REMITTED TO, AND APPLIED BY, THE ADMINISTRATIVE AGENT IN THE FOLLOWING MANNER AND
   ORDER:

      (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or any Loan Party,

      (ii) second, to reimburse the Administrative Agent, the Issuer and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of Section 11.4,

     (iii) third, to the payment of interest on, and then the principal portion of, the Reimbursement Obligations, (iv) fourth, to the payment of the Fees, pro rata according to the Fees due and owing to the Credit Parties,

     (v) fifth, to the payment of any other fees, expenses or other amounts (other than the principal of and interest on the Loans) payable by the Loan Parties to the Credit Parties under the Loan Documents,

     (vi) sixth, to the payment, pro rata according to the Total Percentage of each Lender, of interest due on the Loans,

     (vii) seventh, to the payment to the Lenders of, and on a pro rata basis in accordance with, the unpaid principal amount of the Loans and each amount then due and payable under each Secured Hedging Agreement, and

     (viii)eighth, any remaining funds shall be paid to the Borrower or as a court of competent jurisdiction shall direct.

ARTICLE 10.    THE ADMINISTRATIVE AGENT

SECTION 10.1.  APPOINTMENT

               Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

SECTION 10.2.  INDIVIDUAL CAPACITY

               The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Subsidiary, or any Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

SECTION 10.3.  EXCULPATORY PROVISIONS

               The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (1) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (2) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1), and (3) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or another Credit Party and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreements, instrument or document, or (v) the satisfaction of any condition set forth in Articles 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 10.4.  RELIANCE BY ADMINISTRATIVE AGENT

               The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.5.  RELIANCE BY ADMINISTRATIVE AGENT

               The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 10.6.  RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT

               Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 10.6, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, and having combined capital and surplus of at least $250,000,000 or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or permitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 10.7.  NON-RELIANCE ON OTHER CREDIT PARTIES

               Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 11.    OTHER PROVISIONS

SECTION 11.1.  AMENDMENTS AND WAIVERS

   (a) NO FAILURE TO EXERCISE AND NO DELAY IN EXERCISING, ON THE PART OF ANY CREDIT PARTY, ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER ANY LOAN DOCUMENT SHALL OPERATE AS A WAIVER THEREOF; NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER ANY LOAN DOCUMENT PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, REMEDY, POWER OR PRIVILEGE. THE RIGHTS, REMEDIES, POWERS AND PRIVILEGES UNDER THE LOAN DOCUMENTS ARE CUMULATIVE AND NOT EXCLUSIVE OF ANY RIGHTS, REMEDIES, POWERS AND PRIVILEGES PROVIDED BY LAW. NO WAIVER OF ANY PROVISION OF ANY LOAN DOCUMENT OR CONSENT TO ANY DEPARTURE BY ANY LOAN PARTY THEREFROM SHALL IN ANY EVENT BE EFFECTIVE UNLESS THE SAME SHALL BE PERMITTED BY THIS SECTION, AND THEN SUCH WAIVER OR CONSENT SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE PURPOSE FOR WHICH GIVEN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE MAKING OF A LOAN SHALL NOT BE CONSTRUED AS A WAIVER OF ANY DEFAULT, REGARDLESS OF WHETHER ANY CREDIT PARTY MAY HAVE HAD NOTICE OR KNOWLEDGE OF SUCH DEFAULT AT THE TIME.

   (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY LOAN DOCUMENT, WITH THE WRITTEN CONSENT OF THE REQUIRED LENDERS, THE ADMINISTRATIVE AGENT AND THE APPROPRIATE PARTIES TO THE LOAN DOCUMENTS (OTHER THAN THE OTHER CREDIT PARTIES) MAY, FROM TIME TO TIME, ENTER INTO WRITTEN AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THEREOF AND, WITH THE CONSENT OF THE REQUIRED LENDERS, THE ADMINISTRATIVE AGENT ON BEHALF OF THE OTHER CREDIT PARTIES, MAY EXECUTE AND DELIVER TO ANY SUCH PARTIES A WRITTEN INSTRUMENT WAIVING OR CONSENTING TO THE DEPARTURE FROM, ON SUCH TERMS AND CONDITIONS AS THE ADMINISTRATIVE AGENT MAY SPECIFY IN SUCH INSTRUMENT, ANY OF THE REQUIREMENTS OF

   THE LOAN DOCUMENTS OR ANY DEFAULT AND ITS CONSEQUENCES; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT, SUPPLEMENT, MODIFICATION, WAIVER OR CONSENT SHALL:

         (i) increase the Revolving Commitment or Acquisition Loan Commitment of any Lender, without such Lender's consent;

         (ii) unless agreed to by each Credit Party affected thereby, (A) reduce the principal amount of any Extension of Credit, or reduce the rate of interest thereon, or reduce any fees or other obligations payable under the Loan Documents, (B) extend any date (including the Maturity Date) fixed for the payment of any principal of or interest on any Extension of Credit, any fees, or any other obligation payable under the Loan Documents or (C) extend the expiration date of any Letter of Credit beyond the Maturity Date;

         (iii) unless agreed to by all of the Lenders, (A) increase the Aggregate Revolving Commitment or Aggregate Acquisition Loan Commitment, (B) change the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (C) change Section 2.6 in a manner that would alter the pro rata sharing of payments required thereby, (D) consent to any assignment or delegation by any Loan Party of any of its rights or obligations under any Loan Document, (E) release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee (except as expressly provided therein or as a result of the termination of the existence of such Subsidiary Guarantor in a transaction permitted by Sections 8.3, 8.4 or 8.6), or (F) release any of the Collateral from the Liens of the Security Documents, except as may be expressly permitted thereunder or in connection with a transaction permitted by Sections 8.3, 8.4 or 8.6), and

         (iv) unless agreed to by the Administrative Agent or the Issuer, amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuer, respectively, under the Loan Documents.

               Any such amendment, supplement, modification, waiver or consent shall apply equally to each Credit Party and shall be binding upon each Credit Party and each Loan Party to the applicable Loan Document, and upon all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the Credit Parties and each Loan Party to the applicable Loan Document shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon.

SECTION 11.2.  NOTICES

               All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by facsimile, when sent to the last address (including telephone and facsimile numbers) for such party specified by such party in a written notice delivered to the Administrative Agent and the Borrower or, if no such written notice was so delivered, as follows:

   (a) IN THE CASE OF ANY LOAN PARTY, TO SUCH LOAN PARTY C/O GLOBAL VACATION GROUP, INC., 1420 NEW YORK AVENUE NW, SUITE 550, WASHINGTON, DC 20005,
   ATTENTION: WALTER BERMAN, CHIEF FINANCIAL OFFICER, TELEPHONE (202) 347-1800, FACSIMILE (202) 347-0710, WITH A COPIES TO: (i) THAYER EQUITY INVESTORS III, L.P., 1455 PENNSYLVANIA AVENUE, WASHINGTON, D.C. 20004, ATTENTION ROGER BALLOU, DANIEL RASKAS, CHRISTOPHER TEMPLE, TELEPHONE: (202) 371-0391,
   FACSIMILE: (202) 371-0150, AND (ii) HOGAN & HARTSON, L.L.P., COLUMBIA SQUARE, 555 THIRTEENTH STREET, N.W., WASHINGTON, D.C. 20004; ATTENTION: CHRISTOPHER
   J. HAGAN OR J. HOVEY KEMP, ESQ.; TELEPHONE: (202) 637-5600, FACSIMILE: (202) 637-5910;

   (b) IN THE CASE OF THE ADMINISTRATIVE AGENT, TO THE BANK OF NEW YORK, ONE WALL STREET, AGENCY FUNCTION ADMINISTRATION, 18TH FLOOR, NEW YORK, NEW YORK 10286; ATTENTION: SUSAN BARATTA, TELEPHONE: (212) 635-4632, FACSIMILE (212) 635-6365 OR 6366 OR 6367; WITH A COPY TO: THE BANK OF NEW YORK, ONE WALL STREET, NEW YORK, NEW YORK 10286, ATTENTION: RONALD R. REEDY, VICE PRESIDENT,
   TELEPHONE: (212) 635-6724, FACSIMILE: (212) 635-6434; AND

   (c)   IN THE CASE OF A LENDER, AT ITS ADDRESS FOR NOTICES SET FORTH ON
   SCHEDULE 11.2; provided, however, that any notice, request or demand by the Borrower pursuant to Sections 2.2, 2.3, 2.6 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

SECTION 11.3.  SURVIVAL

               All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Extensions of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder.

SECTION 11.4.  EXPENSES; INDEMNITY

   (a) THE BORROWER AGREES, ON DEMAND THEREFOR AND WHETHER ANY EXTENSION OF CREDIT IS MADE (i) TO PAY OR REIMBURSE THE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES FOR ALL REASONABLE OUT-OF-POCKET EXPENSES INCURRED THEREBY, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF COUNSEL, IN CONNECTION WITH THE DEVELOPMENT, PREPARATION, EXECUTION, SYNDICATION AND ADMINISTRATION OF, THE LOAN DOCUMENTS (INCLUDING ANY AMENDMENT, SUPPLEMENT OR OTHER MODIFICATION THERETO (WHETHER OR NOT EXECUTED OR EFFECTIVE)), ANY DOCUMENTS PREPARED IN CONNECTION THEREWITH AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY AND (ii) TO PAY OR REIMBURSE EACH CREDIT PARTY FOR ALL OF ITS COSTS AND EXPENSES, INCLUDING REASONABLE FEES AND DISBURSEMENTS OF COUNSEL, INCURRED IN CONNECTION WITH (A) THE PROTECTION OR ENFORCEMENT OF ITS RIGHTS UNDER THE LOAN DOCUMENTS, INCLUDING ANY RELATED COLLECTION PROCEEDINGS AND ANY NEGOTIATION, RESTRUCTURING OR "WORK-OUT", AND
   (B) THE ENFORCEMENT OF THIS SECTION.

   (b) THE BORROWER SHALL, ON DEMAND THEREFOR, INDEMNIFY EACH CREDIT PARTY AND EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH, AN "Indemnified Person") AGAINST, AND HOLD EACH INDEMNIFIED PERSON HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL, INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PERSON IN CONNECTION WITH OR IN ANY WAY ARISING OUT OF ANY LOAN DOCUMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION, INCLUDING AS A RESULT OF (i) ANY BREACH BY THE BORROWER OF THE TERMS OF ANY LOAN DOCUMENT, THE USE OF PROCEEDS OF ANY EXTENSION OF CREDIT OR ANY ACTION OR FAILURE TO ACT ON THE PART OF THE BORROWER, (ii) THE CONSUMMATION OR PROPOSED CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (iii) ANY EXTENSION OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, (iv) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS SUBSTANCE ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR ANY LIABILITY IN RESPECT OF ANY ENVIRONMENTAL LAW RELATED IN ANY WAY TO THE BORROWER OR ANY SUBSIDIARY, (v) ANY ACTION OR FAILURE TO ACT ON THE PART OF THE BORROWER OR (vi) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY

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   OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNIFIED PERSON IS A PARTY
   THERETO (COLLECTIVELY, THE "Indemnified Liabilities"), PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PERSON, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.

   (c) TO THE EXTENT THAT THE BORROWER FAILS TO PAY ANY AMOUNT REQUIRED TO BE PAID BY IT TO THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES UNDER SUBSECTIONS (a) OR (b) OF THIS SECTION, EACH LENDER SEVERALLY AGREES, ON DEMAND THEREFOR, TO PAY TO THE ADMINISTRATIVE AGENT SUCH LENDER'S TOTAL PERCENTAGE OF SUCH AMOUNT (DETERMINED AS OF THE TIME THAT THE APPLICABLE UNREIMBURSED EXPENSE OR INDEMNIFIED LIABILITY IS SOUGHT).

   (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFIED PERSON FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER ACCRUED AND WHETHER KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY EXTENSION OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

SECTION 11.5.  SUCCESSORS AND ASSIGNS

   (a) THE LOAN DOCUMENTS SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF EACH OF THE PARTIES THERETO, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, EXCEPT THAT NO LOAN PARTY MAY ASSIGN OR OTHERWISE TRANSFER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF EACH CREDIT PARTY (AND ANY SUCH ATTEMPTED ASSIGNMENT OR TRANSFER WITHOUT SUCH CONSENT SHALL BE NULL AND VOID).

   (b) EACH LENDER MAY ASSIGN ALL OR A PORTION OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS TO (i) ANY SUBSIDIARY OR AFFILIATE OF SUCH LENDER,
   (ii) ANY OTHER LENDER, OR (iii) WITH THE CONSENT OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUER (WHICH CONSENTS SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED AND, IN THE CASE OF THE BORROWER'S CONSENT, SHALL NOT BE REQUIRED DURING THE CONTINUANCE OF AN EVENT OF DEFAULT), ANY OTHER INSTITUTION, PROVIDED THAT:

   (A)............................................EACH SUCH ASSIGNMENT SHALL BE
   OF A CONSTANT, AND NOT A VARYING, PERCENTAGE OF THE ASSIGNOR LENDER'S RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS;

   (B)............................................EXCEPT IN THE CASE OF AN
   ASSIGNMENT TO A LENDER OR AN AFFILIATE OF A LENDER OR AN ASSIGNMENT OF THE ENTIRE REMAINING AMOUNT OF THE ASSIGNING LENDER'S REVOLVING COMMITMENT AND ACQUISITION LOAN COMMITMENT, THE AGGREGATE AMOUNT OF THE REVOLVING COMMITMENT AND ACQUISITION LOAN COMMITMENT OF THE ASSIGNING LENDER SUBJECT TO EACH SUCH ASSIGNMENT (DETERMINED AS OF THE DATE THE ASSIGNMENT AND ACCEPTANCE AGREEMENT WITH RESPECT TO SUCH ASSIGNMENT IS DELIVERED TO THE ADMINISTRATIVE AGENT) SHALL NOT BE LESS THAN $5,000,000; AND

   (C)............................................THE ASSIGNOR AND SUCH ASSIGNEE
   SHALL DELIVER TO THE ADMINISTRATIVE AGENT THREE COPIES OF AN ASSIGNMENT AND ACCEPTANCE AGREEMENT EXECUTED BY EACH OF THEM, ALONG WITH AN ASSIGNMENT FEE IN THE SUM OF $3,500 FOR THE ACCOUNT OF THE ADMINISTRATIVE AGENT AND, IF THE ASSIGNEE IS NOT THEN A LENDER, SUCH ASSIGNEE SHALL DESIGNATE ITS ADDRESS FOR NOTICES AND SHALL DELIVER TO THE ADMINISTRATIVE AGENT AND, IF SUCH ASSIGNEE IS A FOREIGN CREDIT PARTY, THE DOCUMENTS REQUIRED BY SECTION 3.7(c).

   Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the consents required to such assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall, unless already a Lender, become a party hereto and shall, for all purposes of the Loan Documents, be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, if requested, in connection with each such assignment, it shall at its own cost and expense execute and deliver to the Administrative Agent or such assignee a Note, each payable to the order of such assignee and dated the First Restatement Date. The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

   (c) EACH LENDER MAY GRANT PARTICIPATIONS IN ALL OR ANY PART OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS TO (i) ANY SUBSIDIARY OR AFFILIATE OF SUCH LENDER, (ii) ANY OTHER LENDER, OR (iii) ANY OTHER INSTITUTION REASONABLY ACCEPTABLE TO THE ADMINISTRATION AGENT, PROVIDED THAT (A) SUCH LENDER'S OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL REMAIN UNCHANGED,

   (B) SUCH LENDER SHALL REMAIN SOLELY RESPONSIBLE TO THE OTHER PARTIES TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS FOR THE PERFORMANCE OF SUCH OBLIGATIONS, (C) THE BORROWER AND THE CREDIT PARTIES SHALL CONTINUE TO DEAL SOLELY AND DIRECTLY WITH SUCH LENDER IN CONNECTION WITH SUCH LENDER'S RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS, (D) THE GRANTING OF SUCH PARTICIPATION DOES NOT REQUIRE THAT ANY ADDITIONAL LOSS, COST OR EXPENSE BE BORNE BY THE BORROWER AT ANY TIME, AND (E) THE VOTING RIGHTS OF ANY HOLDER OF ANY PARTICIPATION SHALL BE LIMITED TO DECISIONS THAT IN ACCORDANCE WITH
   SECTION 11.1 REQUIRE THE CONSENT OF ALL OF THE LENDERS.

   (d) SUBJECT TO SUBSECTION (e) BELOW, ANY LENDER MAY AT ANY TIME ASSIGN ALL OR ANY PORTION OF ITS RIGHTS UNDER ANY LOAN DOCUMENT TO ANY FEDERAL RESERVE BANK.

   (e) EXCEPT TO THE EXTENT OF ANY ASSIGNMENT PURSUANT TO SUBSECTION (b) ABOVE, NO LENDER SHALL BE RELIEVED OF ANY OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AS A RESULT OF ANY ASSIGNMENT OF OR GRANTING OF PARTICIPATIONS IN, ALL OR ANY PART OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 11.6.  COUNTERPARTS; INTEGRATION

               Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile shall be effective as delivery of a manually executed counterpart of such Loan Document. The Loan Documents and any separate letter agreements between the Borrower and a Credit Party with respect to fees embody the entire agreement and understanding among the Loan Parties and the Credit Parties with respect to the subject matter thereof and supersede all prior agreements and understandings among the Loan Parties and the Credit Parties with respect to the subject matter thereof.

SECTION 11.7.  SEVERABILITY

               Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

SECTION 11.8.  GOVERNING LAW

               THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11.9.  JURISDICTION; SERVICE OF PROCESS

               Each party to a Loan Document hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a Credit Party may otherwise have to bring any action or proceeding relating to Loan Documents against the Borrower or its properties in the courts of any jurisdiction. Each party to a Loan Document hereby irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to a Loan Document to serve process in any other manner permitted by law.

SECTION 11.10. WAIVER OF TRIAL BY JURY

               EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. SAVINGS CLAUSE

         This Agreement is intended solely as an amendment of, and contemporaneous restatement of, the terms and conditions of the Existing Credit Agreement, and the Notes delivered pursuant hereto are intended to amend, restate and renew the notes issued under the Existing Credit Agreement. Notwithstanding anything contained herein to the contrary, it is the intention of the parties hereto that this Agreement and the Commitments and Extensions of Credit provided hereunder represent a supplement to, but not a novation or discharge of, the credit facilities provided by the Existing Credit Agreement; and the Borrower hereby represents and warrants to each Credit Party that, after giving effect to the transactions contemplated by this Agreement, the security interests created by the Security Documents continue to constitute valid, perfected and first priority security interests (subject only to Permitted Liens) securing all obligations purported to be secured thereby, and each of the Security Documents and the security interests provided therein continue in full force and effect. Nothing in this Agreement is intended to affect the right of the Lenders to payment of amounts due under the Existing Credit Agreement for the period prior to the First Restatement Date and such right shall be determined under the provisions of the Existing Credit Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                   GLOBAL VACATION GROUP, INC.

                                                   By:
                                                       -------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                        ------------------------

                        GLOBAL VACATION CREDIT AGREEMENT

Revolving Commitment                 THE BANK OF NEW YORK,
                                     Individually, as Issuer
$3,889,888.89                        and as Administrative Agent




Acquisition Loan Amount              By:
                                         --------------------------
                                     Name:
                                          -------------------------
$13,611,111.11                       Title:
                                          -------------------------


                                        Address for Notices

                                      The Bank of New York
                                      Agency Function Administration
                                      One Wall Street
                                      18th Floor
                                      New York, NY 10286
                                      Attention: Susan Baratta
                                      Telephone: (212) 635-4632
                                      Facsimile:  (212) 635-6365 or 6366 or 6367

                                        with a copy to:

                                      The Bank of New York
                                      One Wall Street
                                      New York, New York 10286
                                      Attention: Ronald R. Reedy
                                      Telephone: (212) 635-6724
                                      Facsimile: (212) 635-6434

                        GLOBAL VACATION CREDIT AGREEMENT

Revolving Commitment                           BANK OF AMERICA, FSB

$3,333,33.33




Acquisition Loan Amount                        By:
                                                 ----------------------------
                                               Name:
                                                 ----------------------------
$11,666,666,67                                 Title:
                                                 ----------------------------

                                                Address for Notices

                                               Bank of America, FSB
                                               6610 Rockledge Drive - 3rd Floor
                                               Bethesda, MD 20817
                                               Attention: Barbara Levy
                                               Telephone: (301) 493-7256
                                               Facsimile:  (301) 571-9098

                        GLOBAL VACATION CREDIT AGREEMENT

Revolving Commitment                        FIRST UNION NATIONAL BANK

$2,777,777.78





Acquisition Loan Amount                     By:
                                                --------------------------
                                            Name:
                                                --------------------------
$9,722,222.22                               Title:
                                                --------------------------


                                             Address for Notices

                                            First Union Capital Markets
                                            301 South College Street
                                            NC0737, 5th Floor
                                            Charlotte, North Carolina 28288-0737
                                            Attention: Ben Howatt
                                            Telephone: (704) 383-1357
                                            Facsimile: (704) 374-4793

                        GLOBAL VACATION CREDIT AGREEMENT

                                          CONSENTED TO:

                                          SUNSHINE VACATIONS, INC.
                                          GLOBAL VACATION MANAGEMENT COMPANY
                                          HADDON HOLIDAYS, INC.
                                          GLOBETROTTERS, INC.
                                          CLASSIC CUSTOM VACATIONS
                                          MTI VACATIONS, INC.
                                          GVG FINANCE COMPANY

                                          AS TO EACH OF THE FOREGOING:

                                          By:
                                              ----------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                              ----------------------------------

                                TABLE OF CONTENTS
ARTICLE 1.              DEFINITIONS AND RULES OF INTERPRETATION..............................1

    SECTION 1.1.           DEFINITIONS.......................................................1
    SECTION 1.2.           ACCOUNTING TERMS.................................................21
    SECTION 1.3.           RULES OF INTERPRETATION..........................................21

ARTICLE 2.              AMOUNT AND TERMS OF EXTENSIONS OF CREDIT............................22

    SECTION 2.1.           LOANS............................................................22
    SECTION 2.2.           PROCEDURE FOR BORROWING..........................................22
    SECTION 2.3.           TERMINATION OR REDUCTION OF COMMITMENTS..........................23
    SECTION 2.4.           PREPAYMENTS OF LOANS.............................................26
    SECTION 2.5.           LETTERS OF CREDIT................................................26
    SECTION 2.6.           PAYMENTS; PRO RATA TREATMENT AND SHARING OF SET-OFFS.............29
    SECTION 2.7.           CASH COLLATERAL ACCOUNT..........................................30

ARTICLE 3.              INTEREST, FEES, YIELD PROTECTIONS, ETC..............................30

    SECTION 3.1.           INTEREST RATE AND PAYMENT DATES..................................30
    SECTION 3.2.           FEES.............................................................31
    SECTION 3.3.           CONVERSIONS......................................................32
    SECTION 3.4.           CONCERNING INTEREST PERIODS......................................32
    SECTION 3.5.           FUNDING LOSS.....................................................33
    SECTION 3.6.           INCREASED COSTS; ILLEGALITY, ETC.................................33
    SECTION 3.7.           TAXES............................................................34
    SECTION 3.8.           REGISTER.........................................................35

ARTICLE 4.              REPRESENTATIONS AND WARRANTIES......................................35

    SECTION 4.1.           ORGANIZATION AND POWER...........................................35
    SECTION 4.2.           AUTHORIZATION; ENFORCEABILITY....................................36
    SECTION 4.3.           APPROVALS; NO CONFLICTS..........................................36
    SECTION 4.4.           FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE..................36
    SECTION 4.5.           PROPERTIES, ETC..................................................36
    SECTION 4.6.           LITIGATION.......................................................37
    SECTION 4.7.           ENVIRONMENTAL MATTERS............................................37
    SECTION 4.8.           COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULT..................37
    SECTION 4.9.           INVESTMENT COMPANIES AND OTHER REGULATED ENTITIES................37
    SECTION 4.10.          FEDERAL RESERVE REGULATIONS......................................38
    SECTION 4.11.          ERISA............................................................38
    SECTION 4.12.          TAXES............................................................38
    SECTION 4.13.          SUBSIDIARIES.....................................................38
    SECTION 4.14.          ABSENCE OF CERTAIN RESTRICTIONS..................................38
    SECTION 4.15.          LABOR RELATIONS..................................................39
    SECTION 4.16.          INSURANCE........................................................39
    SECTION 4.17.          NO MISREPRESENTATION.............................................39
    SECTION 4.18.          TRANSACTION DOCUMENTS............................................39
    SECTION 4.19.          FINANCIAL CONDITION..............................................39
    SECTION 4.20.          YEAR 2000........................................................39
    SECTION 4.21.          MATERIAL AGREEMENTS..............................................39

ARTICLE 5.              CONDITIONS TO EFFECTIVENESS.........................................40

    SECTION 5.1.           EVIDENCE OF ACTION...............................................40
    SECTION 5.2.           THIS AGREEMENT...................................................40
    SECTION 5.3.           NOTES............................................................40
    SECTION 5.4.           OPINION OF COUNSEL TO THE LOAN PARTIES...........................40
    SECTION 5.5.           PERFECTION CERTIFICATE...........................................40

    SECTION 5.6.           GVG FINANCE COMPANY..............................................40
    SECTION 5.7.           ABSENCE OF MATERIAL ADVERSE CHANGE...............................41
    SECTION 5.8.           OFFICER'S CERTIFICATE............................................41
    SECTION 5.9.           MASTER ASSIGNMENT................................................41
    SECTION 5.10.          FEES.............................................................41
    SECTION 5.11.          OTHER DOCUMENTS..................................................41

ARTICLE 6.              CONDITIONS TO EACH EXTENSION OF CREDIT..............................41

    SECTION 6.1.           COMPLIANCE.......................................................41
    SECTION 6.2.           CREDIT REQUEST...................................................41
    SECTION 6.3.           LAW..............................................................42

ARTICLE 7.              AFFIRMATIVE COVENANTS...............................................42

    SECTION 7.1.           FINANCIAL STATEMENTS AND INFORMATION.............................42
    SECTION 7.2.           NOTICE OF MATERIAL EVENTS........................................43
    SECTION 7.3.           EXISTENCE; CONDUCT OF BUSINESS...................................44
    SECTION 7.4.           PAYMENT OF OBLIGATIONS...........................................44
    SECTION 7.5.           MAINTENANCE OF PROPERTIES........................................44
    SECTION 7.6.           INSURANCE........................................................44
    SECTION 7.7.           BOOKS AND RECORDS; INSPECTION RIGHTS.............................44
    SECTION 7.8.           COMPLIANCE WITH LAWS.............................................45
    SECTION 7.9.           ADDITIONAL SUBSIDIARIES..........................................45
    SECTION 7.10.          ADDITIONAL COLLATERAL............................................45
    SECTION 7.11.          HEDGING AGREEMENTS...............................................46
    SECTION 7.12.          INTENTIONALLY OMITTED............................................46
    SECTION 7.13.          EXISTING LETTERS OF CREDIT.......................................46

ARTICLE 8.              NEGATIVE COVENANTS..................................................46

    SECTION 8.1.           INDEBTEDNESS.....................................................46
    SECTION 8.2.           NEGATIVE PLEDGE..................................................47
    SECTION 8.3.           FUNDAMENTAL CHANGES..............................................48
    SECTION 8.4.           INVESTMENTS, LOANS, ADVANCES AND GUARANTEES......................49
    SECTION 8.5.           ACQUISITIONS.....................................................49
    SECTION 8.6.           DISPOSITIONS.....................................................50
    SECTION 8.7.           RESTRICTED PAYMENTS..............................................51
    SECTION 8.8.           HEDGING AGREEMENTS...............................................51
    SECTION 8.9.           SALE AND LEASE-BACK TRANSACTIONS.................................51
    SECTION 8.10.          LINES OF BUSINESS................................................51
    SECTION 8.11.          TRANSACTIONS WITH AFFILIATES.....................................51
    SECTION 8.12.          USE OF PROCEEDS..................................................51
    SECTION 8.13.          RESTRICTIVE AGREEMENTS...........................................52
    SECTION 8.14.          FINANCIAL COVENANTS..............................................52

ARTICLE 9.              DEFAULTS............................................................53

    SECTION 9.1.           EVENTS OF DEFAULT................................................53
    SECTION 9.2.           CONTRACT REMEDIES................................................55

ARTICLE 10.             THE ADMINISTRATIVE AGENT............................................55

    SECTION 10.1.          APPOINTMENT......................................................55
    SECTION 10.2.          INDIVIDUAL CAPACITY..............................................56
    SECTION 10.3.          EXCULPATORY PROVISIONS...........................................56
    SECTION 10.4.          RELIANCE BY ADMINISTRATIVE AGENT.................................56
    SECTION 10.5.          RELIANCE BY ADMINISTRATIVE AGENT.................................56
    SECTION 10.6.          RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT......................57
    SECTION 10.7.          NON-RELIANCE ON OTHER CREDIT PARTIES.............................57

ARTICLE 11.             OTHER PROVISIONS....................................................57

    SECTION 11.1.          AMENDMENTS AND WAIVERS...........................................57
    SECTION 11.2.          NOTICES..........................................................58
    SECTION 11.3.          SURVIVAL.........................................................59
    SECTION 11.4.          EXPENSES; INDEMNITY..............................................59
    SECTION 11.5.          SUCCESSORS AND ASSIGNS...........................................60
    SECTION 11.6.          COUNTERPARTS; INTEGRATION........................................61
    SECTION 11.7.          SEVERABILITY.....................................................61
    SECTION 11.8.          GOVERNING LAW....................................................61
    SECTION 11.9.          JURISDICTION; SERVICE OF PROCESS.................................61
    SECTION 11.10.         WAIVER OF TRIAL BY JURY..........................................62
    SECTION 11.11.         SAVINGS CLAUSE...................................................62


      EXHIBITS:


      Exhibit A                       Form of Note
      Exhibit B                       Form of Credit Request
      Exhibit C                       Form of Notice of Conversion
      Exhibit D                       Form of Compliance Certificate

      Exhibit E                       Form of Assignment and Acceptance Agreement
      Exhibit F                       Form of Intercompany Subordination Agreement
      Exhibit G                       Form of Master Assignment and Assumption Agreement

      SCHEDULES:

      Schedule 4.3                    Exceptions to Section 4.3 (Consents and Approvals)
      Schedule 4.6                    Litigation
      Schedule 4.7                    Environmental Matters
      Schedule 4.13                   Subsidiaries; Capitalization
      Schedule 4.16                   Insurance
      Schedule 8.1                    Existing Indebtedness
      Schedule 8.2                    Existing Liens
      Schedule 8. 4                   Existing Investments